UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2025
SALARIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Holcombe Blvd. Suite X Houston, TX		77021
(Address of principal executive offices)		(Zip Code)
(713) 913-5608
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SLRX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

EXPLANATORY NOTE

This Current Report on Form 8-K (the “Report”) is being filed in connection with the execution of the Merger Agreement (as defined below) between Salarius Pharmaceuticals, Inc. (“Salarius” or the “Company”) and Decoy Therapeutics Inc. (“Decoy”) pursuant to which Decoy’s business will combine with the business of the Company. A description of the material terms of the Merger Agreement is set forth in Item 1.01 of this Current Report.

The purpose of this Report, in addition to disclosures with respect to Merger Agreement (as defined below) is to provide stockholders with specified additional information about Decoy and its business.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements regarding Salarius, Decoy, the proposed Merger (as defined below), pre-merger financing and other matters, including without limitation, statements relating to the satisfaction of the conditions to and consummation of the Merger, the expected timing of the closing (the “Closing”), the expected ownership percentages of the combined company and Salarius’ estimates of its expected net cash at Closing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Salarius, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the Closing are not satisfied, including uncertainties as to the timing of the consummation of the proposed Merger and the ability of each of Salarius and Decoy to consummate the Merger, including completing a Qualified Financing (as defined below); and risks related to Salarius’ ability to correctly estimate its expected net cash at Closing and estimate and manage its operating expenses and its expenses associated with the proposed Merger pending Closing. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

In this Report, unless otherwise specified, all dollar amounts are expressed in United States dollars. Except as otherwise indicated herein, references in this report to “Company”, “Salarius”, “we”, “us” and “our” are references to Salarius Pharmaceuticals, Inc.

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement

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On January 10, 2025, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Decoy Therapeutics MergerSub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“First Merger Sub”), Decoy Therapeutics MergerSub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Second Merger Sub”), and Decoy. Pursuant to the Merger Agreement, the Company will combine with Decoy (the “Merger”) by causing First Merger Sub to be merged with and into Decoy, with Decoy surviving the merger as a wholly owned subsidiary of the Company (the “First Merger”). Immediately following the First Merger, Decoy will merge with and into Second Merger Sub, with Second Merger Sub being the surviving entity and continuing under the name “Decoy Therapeutics, LLC” as a wholly-owned subsidiary of the Company.

The Merger is structured as a stock-for-stock transaction pursuant to which all of Decoy’s outstanding equity interests will be exchanged based on an exchange ratio for consideration of a combination of (a) shares of the Company’s common stock par value $0.0001 (the “Common Stock”) in an amount up to (i) 19.9% of the Company’s total shares outstanding as of January 10, 2025 minus (ii) any shares of Salarius' Common Stock issued in any private placement between January 10, 2025 and the effective time of the First Merger (the "First Effective Time"), and (b) shares of Series A Preferred Stock, which is a newly designated series of preferred stock (“Preferred Stock”) that is intended to have economic rights equivalent to the Common Stock, but with only limited voting rights, in addition to the assumption of outstanding and unexercised stock options to purchase shares of Common Stock from the Decoy Therapeutics Inc. 2020 Equity Incentive Plan. The number of shares of common stock to be issued at the Closing and the number of shares of common stock underlying the Series A Preferred Stock to be issued at Closing is based on an exchange ratio which assumes a base value of $28.0 million for Decoy and $4.6 million for Salarius, subject in each case to adjustment based on the balance sheet cash available to each Salarius and Decoy at Closing (excluding any proceeds raised in in the Qualified Financing, as defined below). Based on these relative values, before taking into account the dilutive effects of the Qualified Financing, Salarius’ legacy stockholders would retain approximately 14.1% of Salarius on an as-converted-to-common basis and, after giving effect to the exchange ratio and the conversion of the Series A Preferred Stock, Decoy stockholders would own approximately 85.9% of Salarius.

The rights of the Series A Preferred Stock will be set forth in a Certificate of Designation of Preferences, Rights and Limitations that we will file with the Secretary of State of the State of Delaware (the “Certificate of Designation”). The Certificate of Designation provides that the preferred stock will be convertible into shares of Common stock on a 1-for-1000 basis, subject to stockholder approval. Please see “Description of Series A Preferred Stock” for a complete description of the Certificate of Designation and the rights of the Series A Preferred Stock. The Merger was approved by our Board of Directors and the board of directors of Decoy. In addition, following the consummation of the Merger, the Company has agreed to call a special stockholder meeting to approve (i) the conversion of the preferred stock to be issued at the Closing into shares of Common Stock (the “Conversion Proposal”), (ii) a new equity incentive plan in form reasonably agreed to by the parties (the “Equity Plan Proposal”), and (iii) if necessary and advisable, a reverse stock split in a ratio to be approved by our Board of Directors (the “Reverse Stock Split Proposal” and together with the Conversion Proposal and the Equity Plan Proposal, the “Company Stockholder Matters”).

The Merger Agreement contains customary representations and warranties by each of the Company and Decoy, as well as covenants relating to operating each respective business in the ordinary course prior to closing. The closing is conditioned upon, among other things, minimum proceeds from future offerings of at least $6.0 million (collectively, the “Qualified Financing”) and the continued listing of our Common Stock on Nasdaq.

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In connection with the execution of the Merger Agreement, the Company entered into stockholder support agreements (the “Salarius Support Agreements”) with certain of our officers and directors, who collectively own an aggregate of approximately 1.38% of the outstanding shares of the Common Stock. The Salarius Support Agreements provide that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Company Stockholder Matters at a special or annual meeting of our stockholders to be held in connection therewith. The form of Salarius Support Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. In addition, Decoy officers and directors, in their capacities as stockholders of Decoy, entered into stockholder support agreements (the “Decoy Support Agreements”) with Decoy. The Decoy Support Agreements provide that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the proposed Merger. A Form of Decoy Support Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Concurrently and in connection with the execution of the Merger Agreement, certain Decoy officers and directors, and certain of our directors and officers entered into lock-up agreements with us and Decoy, pursuant to which each such stockholder will be subject to a 180-day lockup on the sale or transfer of shares of Common Stock held by each such stockholder at the closing of the Merger, including those shares received by Decoy stockholders in the Merger. The form of lock-up agreement is attached hereto as Exhibit 10.3 and incorporated by reference.

As disclosed elsewhere in this Report, subject to the conditions set forth in the Merger Agreement, the businesses of Salarius and Decoy will combine upon the consummation of the Merger. Given the significance of Decoy’s operations to the future of the combined company, Salarius is providing certain information regarding Decoy and its business.

Unless the context otherwise requires, the information provided below relates to the combined company after the acquisition of Decoy.

Warrant Cancellation Agreement

On January 10, 2025, Salarius Pharmaceuticals, Inc. (the “Company”) entered into a Warrant Cancellation Agreement (the “Agreement”) with an accredited investor (“Investor”). The Company previously issued to the Investor a Series A-1 Common Stock Purchase Warrant to purchase 454,546 shares (on a post-reverse stock split basis) of its common stock, par value $0.0001 per share (the “Common Stock”) pursuant to the offering described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 16, 2023 (the “Warrant”). Pursuant to the Agreement, on January 10, 2025, the Company paid the Investor an aggregate amount in cash of $350,000 in exchange for the surrender and cancellation of the Warrant.

The above summary of the Agreement does not purport to be complete and is qualified in its entirety to the full text of the Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is qualified herein by this reference.

Item 3.02. Unregistered Sales of Equity Securities

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    To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Report is incorporated herein by reference. The Common Stock and Preferred Stock to be issued at the Closing are intended to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder.

Item 7.01. Regulation FD Disclosure

    In connection with the execution of the Merger Agreement, the Company and Decoy issued the press release attached as Exhibit 99.4 hereto and incorporated by reference herein.

The information set forth in this Item 7.01 and in the press release attached hereto as Exhibit 99.4, is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in this Item 7.01, including Exhibit 99.4, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference.

Item 8.01. Other Events

DESCRIPTION OF BUSINESS OF DECOY THERAPEUTICS INC.

Overview of Decoy’s and the Combined Company’s Proposed Business
Decoy’s proprietary IMP3ACTTM platform (Immediate Peptide/PPMO/P-PROTAC Alpha-helical Conjugate Technology) represents a paradigm shift in peptide conjugate drug discovery and manufacturing, leveraging machine learning (ML) and artificial intelligence (AI) tools alongside high- speed synthesis techniques to rapidly engineer, optimize and manufacture peptide conjugates that target serious unmet medical needs. Peptide conjugates are emerging as a major therapeutic drug modality, with the potential to transform multiple therapeutic areas. This innovative class of drugs, exemplified by successful diabetes and weight loss treatments like Ozempic, Wegovy, Mounjaro and ZepBound, combines small a-helical peptides with functional moieties to enhance solubility and extend the duration of action. By decreasing the complexity of peptide conjugate development, Decoy aims to establish itself as a leader in this advancing drug class. Decoy’s goal is to build a robust portfolio of novel peptide conjugate therapeutics, initially focusing on infectious diseases and oncology. Through this approach, Decoy intends to revolutionize the design, development, and commercialization of peptide conjugate therapeutics, becoming a fully integrated biopharmaceutical company at the forefront of this exciting field.
The peptide conjugate drug class is extremely modular and flexible, making it applicable to a wide range of human disease states and medical indications. Decoy expects that its drug candidates may be used both chronically, like current diabetes or weight loss drugs, or acutely, as is typical of antiviral treatments. Decoy is planning to engineer its peptide conjugates to be delivered via a variety of routes that can be optimally matched to the targeted disease state, including intranasal and pulmonary inhalation, extended-release dermal patches, oral, subcutaneous (SC) injection, and IV. Peptide drug conjugates (PDCs) can also be designed to deliver payloads, including radionucleotides or approved small molecule or biological drugs, to a specific target or tissue of interest, such as cancerous tumors, to achieve highly precise delivery with increased tissue penetration and lower cost compared to antibody-drug conjugates (ADCs). As with ADCs, the goal of this strategy is to widen the “therapeutic window” by

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increasing efficacy while reducing the overall dose and consequent side-effects of the payload. Decoy believes the peptide conjugate modality is ideally suited to this strategy. Finally, Decoy believes its integration with Salarius expands the combined company’s opportunities to create an additional novel class of peptide conjugates, specifically, peptide-based proteolysis targeting chimeras, or P-PROTACs, utilizing the Salarius compound SP-3164 as an important building block in these peptide conjugate drugs.
New Program Development in the Merged Company
The combined company intends to leverage Salarius’ proprietary compound SP-3164, which specifically binds to the E3 ligase complex CRLCBRN, together with Decoy’s peptide engineering platform to engineer peptides to target a variety of disease relevant intracellular proteins, creating ‘peptide based-Proteolysis Targeting Chimeras,’ or PROTACs (P-PROTACS).
PROTACs are typically a bifunctional molecule; one side of the molecule binds to a targeted protein, while the other side of the molecule binds to an E3 ligase, with a linker between the two. When both the targeted protein and the E3 ligase are brought together the targeted protein is ubiquitinated, or “tagged” by the E3 ligase, and is marked for destruction via proteasomal protein degradation. SP-3164, a novel and proprietary immunomodulatory drug molecule, has many advantageous properties including potent cereblon binding, low molecular weight, high oral bioavailability, and clear and well characterized binding mechanisms. Using the IMP3ACT platform engineered peptides instead of small molecules to target disease causing proteins has many advantages: peptides can be precisely engineered to bind specifically to one protein, or to a pre-determined set of proteins (for example, across mutated ras proteins). In contrast, small molecules typically bind to many “off-target” proteins, decreasing selectivity and increasing toxicity. Peptides can bind to the active enzymatic site of a protein but can also be engineered to bind to other sites on the protein which may be under much lower selective mutational pressure, lowering the likelihood of resistance mechanisms and avoiding competition with the natural ligand. Finally, Decoy believes using peptides instead of existing small molecules vastly expands the protein targeting opportunities, and dramatically shortens the timelines to engineering P-PROTAC candidates.
The PROTAC mechanism of action can be described as “event-driven” in which one PROTAC molecule can induce the degradation of multiple copies of the protein target. Even small concentrations of the PROTAC can be highly advantageous, such that toxicity due to high drug concentrations may be avoided. Additionally, by degrading rather than inhibiting the protein target, both enzymatic and any other functions of the protein are disrupted, and these effects will last for as long as it takes the cell to synthesize new proteins, which can dramatically expand the duration of action of even a small concentration of a PROTAC. Thus, the combined company’s P-PROTACs may be ideal peptide drug conjugate payloads, targeting a potentially wide range of intracellular biologically relevant targets, including those thought to be “undruggable”, and representing a major addition to Decoy’s IMP3ACT platform. Upon consummation of the Merger, this is expected to become a major focus of exploratory research at the combined company, with an initial focus on creating P-PROTACs for metastatic colorectal cancer to complement Decoy’s colorectal cancer GPCR-based peptide conjugate program.
Decoy’s Drug Development Programs
Decoy is developing peptide conjugates, PDCs, and peptide-PROTACs with an initial focus on the treatment of viral infections and colorectal cancer. Decoy has demonstrated multi-virus in vitro activity with direct acting peptide conjugate antivirals by targeting the highly conserved fusion mechanism found across enveloped virus families. Next, Decoy intends to apply the same peptide design Machine Learning/Artificial Intelligence

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(ML/AI) tools to create peptide binders to select overexpressed G protein-coupled receptor (GPCR) colorectal cancer targets for novel precision medicine peptide drug conjugates. Decoy intends to explore the use of the Salarius compound SP-3164, a molecular glue degrader that binds to cereblon, as a building block in a P-PROTAC in which the combined company plans to engineer a peptide targeting a protein of interest in colorectal cancer. This P-PROTAC may be suitable as a novel and proprietary payload for Decoy’s colorectal targeting peptide conjugate.
Through Decoy’s IMP3ACT Platform the combined company would aim to create a diverse and growing development portfolio of peptide conjugate, PDC and P-PROTAC programs as summarized in the figure below.

PEPTIDE CONJUGATE DRUG DEVELOPMENT PROGRAMS
POSSIBLE INDICATION
STATUS
Discovery
Preclinical
Ph1
Ph2
COV: Pan-Coronavirus Fusion Inhibitor
COVID-19 PrEP/PEP Immunocompromised
TRI: Broad Acting Respiratory Fusion Inhibitor
Influenza/COVID/RSV+ Immunocompromised
cGPCR: GI Cancer Peptide Drug Conjugate
Metastatic CRC
SP-3164/PROTAC
Exploratory
LEGACY SMALL MOLECULE PROGRAM
LEAD INDICATION
STATUS
Discovery
Preclinical
Ph1
Ph2
SP-2577 LSD-1 Inhibitor
MDS/CML

•COV: Pan-Coronavirus Prophylactic for Immunocompromised Patients. Decoy’s lead program, a nasally inhaled pan-Coronavirus prophylactic, has demonstrated activity in vitro against all human infecting Coronaviruses tested, including representatives of all variant strains of concern of COVID-19 that have emerged as of the date of this Report. This program has primarily been funded by grants from the Bill & Melinda Gates Foundation, BARDA’s Blue Knight Program, and with additional support from the IMI Care Consortium, Google and NVIDIA computing programs. Decoy plans to file an IND for this program in the first half of 2026. Decoy intends to continue to pursue non-dilutive funding and a development partner for this program’s clinical development.
•TRI: Broad Respiratory Antiviral (Flu/COVID/Respiratory syncytial virus). Decoy’s goal is to exploit structural similarities across these viruses and their viral families to create a peptide conjugate antiviral that will be broadly applicable to most Influenza-like-illnesses (ILI), which drive an estimated 15 to 20 million medical visits every year in the United States alone. Building on work that Decoy has already done to create peptide conjugate antivirals with very broad activity in the Coronavirus and Paramyxovirus (RSV) viral families, Decoy believes this program could represent a fundamental shift in the treatment of respiratory viruses.

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•cGPCR: GPCR-Targeted Conjugate for Colorectal (CRC) and other GI Tumors. There is an urgent need for the identification of new cell membrane targets to create multiple precision treatment options for many colon cancer patients, including those with late stage metastatic and drug resistant tumors. Decoy aims to investigate an under-utilized cell membrane molecule class, the G-protein coupled receptors (GPCRs) as new precision medicine targets for Decoy’s peptide engineering platform, ultimately creating novel peptide drug conjugates as new biomarker driven CRC therapeutics.
The Combined Company’s Exploratory Stage Program
•P-TAC: Exploratory P-PROTAC Conjugates: The combined company would aim to explore the use of SP-3164 as the E3 ligase binding component in peptide based PROTACs, using engineered peptides to target intracellular proteins involved in colorectal cancer cell function and dysregulation.
Legacy Small Molecule Program resulting from the Merger
•SP-2577: SP-2577 is a legacy small molecule LSD-1 inhibitor program from Salarius not using Decoy technology. The combined company would intend to continue supporting MD Anderson Cancer Center (MDACC) in MDACC’s sponsored investigator-initiated clinical trial evaluating seclidemstat (SP-2577) in combination with azacytidine in adult patients with myelodysplastic syndromes and chronic myelomonocytic leukemia. The trial remains on partial clinical hold following a serious and unexpected grade 4 adverse event while MDACC works with the FDA to resolve the partial clinical hold. The combined company would intend to conduct a thorough review of this small molecule program in early 2025.
Strategy
Decoy’s strategy is to leverage its IMP3ACT platform to rapidly design, develop and commercialize novel and transformative peptide conjugate therapeutics that improve the lives of patients with serious diseases. Decoy’s initial focus is on 3 types of peptide conjugates: fusion inhibitor peptide conjugates for viral diseases, GPCR-based peptide drug conjugates, and peptide-PROTACs. These areas were chosen as Decoy’s starting points for the following reasons:
•The fusion inhibition machinery is highly conserved across all enveloped viruses, and peptide conjugate inhibitors offer a new antiviral modality in a therapeutic area with high medical need and low competition.
•G-Protein Coupled Receptors (GPCRs) are a very rich target space that are simultaneously implicated in multiple serious disease states and have been underexploited in cancer. Peptide drug conjugates offer the potential for significant benefits including high tumor penetration, tissue selectivity with an improved toxicity profile, and are highly amenable to manufacturing modularity in payload type.
•PROTACs are an emerging drug class that suffers from two things: limitations due to what small molecules are available to target proteins of interest, and toxicity due to lack of selective tissue targeting. Peptide conjugate peptide-PROTACs can address both issues, dramatically expanding the range of the proteins of interest targeted for degradation and selectively targeting tissues for improved safety and efficacy.
Decoy selects peptide conjugate targets based on the following criteria:

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•Potential for a therapeutic that can address multiple disease indications with one drug.
•The presence of a natural “starting peptide” that Decoy’s platform can rapidly optimize into a promising therapeutic.
•Potential to create a peptide conjugate therapeutic with a novel and differentiated value proposition that meets a significant unmet medical need.
Decoy believes that this target selection strategy will maximize the return on investment from the IMP3ACT platform by allowing Decoy to efficiently advance paradigm creating therapeutics across its peptide conjugate, peptide drug conjugate and peptide-PROTAC molecules.
Decoy’s goal is to become a fully integrated biopharmaceutical company with a pipeline of novel therapeutics with targets selected as outlined above. Decoy intends to achieve this goal by pursuing the following strategic objectives:
•Achieve clinical proof-of-concept for Decoy’s platform by bringing its lead pan-Coronavirus antiviral forward through a Phase 2 human challenge clinical trial. Even though COVID-19 has largely moved into an endemic phase, Decoy believes there is still a significant global unmet medical need among immune-suppressed people that this program can fill, giving it meaningful economic value. To date, this program has been largely supported by non-dilutive funds and this funding source continues to be the mechanism through which Decoy is validating many of the technologies in its platform. Decoy believes it will continue to attract such funds to advance this program in the clinic.
•Bring forward 1 additional transformative program to IND-enabling status within two years. Decoy aims to leverage the speed and efficiency of its peptide conjugate design and development platform to bring forward additional potentially transformative peptide conjugate therapeutics that meet the target selection criteria outlined above to the IND-enabling stage of development with 24 months. Decoy expects that this program could have the potential to deliver a novel value proposition that is not currently available to patients and healthcare providers.
•Thorough review of SP-2577 to drive a decision on whether to continue development internally or position this asset for out-licensing.
•Build a platform manufacturing capability: Decoy intends to pursue platform manufacturing designation from the FDA, allowing it to rapidly scale-up the manufacturing of novel peptide-conjugate drug candidates for pre-clinical and clinical studies in a repeatable and cost-effective manner. Decoy believes this would significantly enhance its ability to quickly advance novel and economically valuable therapeutic programs.
•Continue to access non-dilutive funding. To date, Decoy has been able to attract significant non-dilutive funding to support its programs and platform from organizations such as The Bill & Melinda Gates Foundation (BMGF), BARDA, Google, and the IMI-Care Consortium. Decoy expects to continue seeking such funds in the future.

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•Pursue value-enhancing partnerships. Decoy believes it can rapidly create and validate novel therapeutic assets. Consequently, Decoy aims to attract capital and relevant capabilities in later-stage development and commercialization to these programs by selectively seeking partnerships for these assets that Decoy believes will be value enhancing to its company.
•Maintain Pandemic Readiness: Preserve the Pandemic “Call-Option” Embedded with the IMP3ACT Platform. Based on our goals, Decoy’s platform is well-positioned to rapidly advance antiviral therapeutics in response to the emergence of novel and dangerous viral pathogens, especially in several of the viral families that are often considered to be the most likely sources of such a pathogen, for example, avian influenza. Decoy will continue to actively work with governmental agencies and NGOs globally to provide funding to further develop peptide drug conjugates against developing global threats. Given the financial returns to their sponsors from therapeutic assets such as the mRNA vaccines and Paxlovid during the COVID-19 pandemic, Decoy considers this capability to be a valuable ‘call option’ on the next epidemic or pandemic.
Decoy’s Management and Management of the Proposed Combined Company
Decoy’s management, co-founders and scientific advisor board include highly experienced senior scientists, clinicians, biotechnology and pharmaceutical executives, and a renowned professor of peptide chemistry from the Massachusetts Institute of Technology:
•Rick Pierce, Chief Executive Officer and Director, a serial biotech entrepreneur who has helped build a number of biotech companies over the last 25 years, including Javelin Pharmaceuticals, which was sold to Pfizer, which now markets its lead drug, Dyloject.
•Barbara Hibner Ph.D., Chief Scientific Officer and Director, 25+ years of experience in pharmacology and drug discovery and development in pharma and biotech companies resulting in contributions to 2 oncology drugs sorafenib and ixazomib.
•Peter Marschel, MS MBA, Chief Business Officer & Director with over fifteen years of experience in business development, financial and commercial roles at large pharma and biotech, including leading market analytics for the cystic fibrosis franchise at Vertex Pharmaceuticals.
•Michael Lipp, Ph.D. Chief Technology Officer with over two decades of experience in pharmaceutical development and drug delivery technologies ranging from the preclinical stage through commercial approval.
•Bradley L. Pentelute, Ph.D., Professor of Chemistry at MIT and co-founder, whose lab invented the world’s fastest peptide synthesizer and has advised large pharmaceutical and biotech companies on advancing their peptide drug discovery and manufacturing efforts.
•Shahin Gharakhanian, MD, SAB chair and acting-Chief Medical Officer, is a Physician-Executive with expertise in pharmaceutical medicine, leadership and management, and an international track record and former VP within the Medicines Development Group, Global R&D at Vertex Pharmaceuticals with 2 antiviral drugs taken successfully to commercialization.

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In addition, Mark Rosenblum, Chief Financial Officer of Salarius, is expected to serve as Chief Financial Officer of the combined company.
Decoy currently has 10 full time employees and 7 dedicated consultants, responsible for preclinical, toxicology, clinical development, prescriber, payor, market access and pricing strategy, CMC, quality, and regulatory strategy and execution, finance strategy and business development.
Decoy’s Scientific Advisory Board
Decoy also has 4 members of its Scientific Advisory Board chaired by Dr. Shahin Gharakhanian:
•Dr. Shahin Gharakhanian, SAB chair.
•Dr. Mark Garnick is an internationally renowned expert in medical oncology and urologic cancer and has served as an FDA ODAC panel member for 15 years. A clinical professor of medicine at Harvard Medical School, he also maintains an active clinical practice at Beth Israel Deaconess Medical Center.
•Dr. Daniel Kuritzkes, Chief of Infectious Disease at Brigham and Women’s Hospital and Professor of Medicine at Harvard Medical School.
•Yonatan Grad, Epidemiologist and Professor of Immunology and Infectious Disease at Harvard T.H. Chan School of Public Health.
Decoy’s employees and advisors have significant industry experience and have been involved in the discovery, development, regulatory approvals, and commercial launches of several successful drugs.
Financing Model
Decoy’s financing model has historically consisted of partnerships with industry entities, domestic and foreign government agencies, and non-governmental organization funding. This approach has been highly efficient and allowed Decoy to operate with relatively low annual cash burn rate and dilution compared to many of its peers.
Decoy has garnered substantial non-dilutive funding, support, and ML/AI computation credits equal to or greater than what Decoy has raised from institutional investors. Decoy has received significant grants from The Bill and Melinda Gates Foundation and the U.S. government’s Blue Knight Program, and support from the European Union’s IMI-CARE Consortium, the Canadian government’s National Research Council, GOOGLE’s AI Startup Program, and NVIDIA’s Inception Program.
Market Opportunity for Decoy’s Current Drug Development Programs
Decoy sees opportunities in each of the four main areas of its drug discovery program efforts:
COV: Pan-Coronavirus Inhibitor for Immunocompromised Patients
According to the most recent December 2024 WHO publication on COVID-19, while there are periodic waves of COVID-19 in some countries, SARS-CoV-2, the virus that causes COVID-19, largely circulates without

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clear seasonality, and continues to infect, cause severe acute disease and post COVID-19 condition (long COVID).1 Currently, the primary tools to combat the virus involve mRNA vaccines and medications like Paxlovid, which are effective at avoiding severe outcomes in patients at high risk for progression to severe COVID-19. However, Paxlovid cannot be used prophylactically, either before or after exposure and has a significant Drug-Drug Interaction2 (DDI) profile, leaving a large treatment gap and negative outcomes for patients who are immune-suppressed or who have high-risk comorbidities and do not respond significantly to vaccines. Early in the pandemic, long-acting antibody-based prophylactics like Evusheld were prescribed for immune-suppressed patients. These antibody therapeutics quickly became obsolete due to the rapid and continued evolution of the SARS-CoV-2 virus. More recently the antibody Pemgarda was approved under an Emergency Use Authorization (EUA) for pre-exposure prophylaxis of COVID-19 in certain high-risk individuals. As with other antibodies, Pemgarda is at risk of losing efficacy as the virus continues to mutate; the most recent SARS-CoV-2 viral variants have ~ 150 mutations compared to the original viral sample, with no indication that viral evolution is slowing.
Decoy commissioned market research in 20223 that indicated important medical unmet needs in the treatment and prevention of COVID-19, including:
•Prophylaxis for current and future variants in high-risk patients: Health care providers, or HCPs, are concerned about preventing and minimizing severe cases in patients at risk. This is considered particularly critical if or when new variants arise.
•Easy-to-use route of administration: Key opinion leaders noted the need for non-injectable preventative products to enable broad availability by reducing infrastructure requirements. This type of treatment also avoids the need for high-risk patients to visit healthcare facilities for administration.
•Effective treatments with better Drug-Drug Interaction, or DDI, profile: DDIs, such as those seen with Paxlovid, are a concern for HCPs, especially when considering that high risk patients tend to have other comorbidities and are most probably already on other treatments.
This market research, which included both health care provider and payer studies across the United States and the European Union, indicated that there are 20 million or more patients in the US and Europe that many health care providers consider to be at ‘highest risk’ from COVID and other respiratory viral infections, and a favorable outlook for reimbursement for therapeutics that can fill treatment gaps for these patients.
Decoy’s lead program is a broad-acting antiviral nasal spray to prevent or mitigate COVID-19 infections in high-risk, immunocompromised populations for whom there are limited treatment options. This agent has been shown to be active in vitro against all human infecting Coronaviruses, including all COVID-19 variants that have emerged to date, would be conveniently self-administered, and is expected to provide 8-24 hours of antiviral activity. Decoy also believes that it will be able to manufacture this nasal spray with a low cost of goods..

Decoy expects multiple potential attractive development and commercialization options for an inhaled pan-Coronavirus fusion inhibitor, including:

1 https://www.who.int/publications/m/item/covid-19-epidemiological-update---24-december-2024
2 https://paxlovid.pfizerpro.com/drug-interactions
3 Primary market research performed by Bionest Partners in Oct/Nov 2022: 13 HCPs, 13 Payers in US, DE, FR, IT, UK

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•Pre- and Post-Exposure Prophylaxis (PrEP/PEP) for highly immunocompromised populations that face elevated risks due to severe immune deficiencies associated with conditions such as hematological malignancies and immunosuppressive medical treatments in the context of Hematopoietic stem cell transplantation and solid organ transplants, with the potential for label expansion to other immunocompromised and at high-risk populations. The market research mentioned above suggests there may be 5M+ such patients in the US and EU, and that an estimated net price of up to $500 per 30-day supply in the US is feasible.
•Post-infection treatment as an alternative to Paxlovid, with a superior DDI profile. Morningstar research projects full year 2024 revenues exceeding $5 B4 for Pfizer’s Paxlovid, despite Paxlovid’s notable DDIs with widely prescribed drugs such as statins (prescribed to over 90 million Americans) and calcium channel blockers (prescribed to more than 20 million Americans), which underscore the critical need for a safer alternative. Many of these patients have serious pre-existing conditions that put them at significant risk from COVID infection, but there have been emerging concerns that Paxlovid is under-prescribed to high-risk patients because of DDI concerns. As of October 18, 2023, Paxlovid’s list price in the US was $1,390 for a 5-day course5.

Decoy also believes there may be additional opportunities for a pan-Coronavirus fusion inhibitor to generate revenue from public health authority stockpiling of drug for pandemic preparedness and military readiness purposes.

Decoy’s plan is to initially develop this agent as a Pre- and Post-Exposure Prophylactic for a targeted subset of the immunocompromised, such as patients with hematological malignancies and post-transplant patients, that have both a very high unmet medical need and can be accessed in the US by a small, specialized sales force focusing on a small number of cancer treatment and transplant centers. Decoy then plans to expand from there to additional indications, including potentially novel dose regimens and inhalation routes optimized to new indications.

Decoy recognizes the rapid evolution of the COVID landscape and will continue to strive to conduct key opinion leader, health care provider, payer, and patient market research and potentially adjust its plans based on those findings.
TRI: Broad Respiratory Antiviral (Flu/COVID/RSV)
Decoy is engineering a groundbreaking approach to combat Flu/COVID/respiratory syncytial virus (RSV) infections with a single peptide conjugate antiviral that is potentially effective against all three major respiratory viruses, including activity against pandemic flu strains if possible.
By addressing the tripledemic with a single therapy, Decoy aims to revolutionize the management and treatment of respiratory illnesses caused by these viruses. Respiratory tract infections represent an important unmet medical need, exerting a significant toll on patients and public health systems worldwide. The seasonal convergence of influenza, RSV, and COVID-19, often referred to as the “tripledemic,” has intensified the burden of these infections, which are often vectors to dangerous and expensive lower respiratory infections. Despite the availability of vaccines targeting these viruses, and with decreasing vaccine uptake, hospitalizations, ICU admissions, and fatalities attributed to respiratory viruses continue to strain healthcare resources underscoring the need for effective therapeutic interventions.
Decoy’s single therapy approach potentially offers several key advantages:
4 https://www.morningstar.com/news/business-wire/20241029363831/pfizer-reports-strong-third-quarter-2024-results-and-raises-2024-guidance
5 https://www.reuters.com/business/healthcare-pharmaceuticals/pfizer-price-covid-19-drug-paxlovid-1400-five-day-course-wsj-2023-10-18/

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•A single therapy with proven efficacy against all three viruses could potentially eliminate the need for multiple treatments, streamlining patient care and reducing complexity for healthcare providers.
•Decoy’s therapy is expected to be self-administered, offering convenience and autonomy to patients.
•Peptide conjugates to date have a favorable safety and tolerability profile.
Given the ease of use and safety of the envisioned product profile, Decoy intends to work towards a commercialization approach that will make this product, if approved, broadly accessible to symptomatic patients, leveraging emerging channels such as telehealth, digital patient engagement and at-home delivery.
In the United States, the combined impact of influenza, RSV, and COVID-19 results in an estimated 15 to 20 million medical visits annually among patients aged 18 and older. This significant healthcare utilization underscores the burden of respiratory tract infections on the healthcare system.
Expanding the market to include individuals with symptomatic illness who may not physically visit a doctor's office approximately doubles the number of eligible adult patients. With the increasing adoption of telehealth services and the advancement of wearables signaling very early respiratory infections, there is a tangible opportunity to expand the market for respiratory tract infection, or RTI, treatments beyond patients who traditionally seek in-person medical care.
Given these factors, Decoy believes its ‘tripledemic’ antiviral program could represent the cornerstone of a significant global franchise.
cGPCR: GPCR-Targeted Conjugate for CRC/GI Tumors
Decoy aims to investigate an under-utilized cell membrane molecule class, G-protein coupled receptors (GPCRs), as oncology precision medicine targets.
Decoy's IMP3ACT peptide discovery platform optimizes natural GPCR a-helical peptide ligands for improved drug properties. Decoy’s Design-Build-Test-Learn (DBT-L) Cycle integrates AI-driven and physics-based design, rapid peptide synthesis, and experimental testing. This iterative process builds a proprietary database, potentially enhancing Decoy’s AI's predictive capabilities for GPCR peptide ligands.
The identification of one or more novel colon tumor overexpressed GPCR biomarkers and the subsequent design and synthesis of an engineered peptide ligand has the potential to create a new paradigm for personalized medicine for colon cancer. GPCR-based novel peptide drug conjugates or radionuclide therapies can transform cancer treatment with high therapeutic window medicines so desperately needed for drug resistant and metastatic colon cancer patients.
Colon cancer therapies have changed little over the last decades, with mainstay therapies continuing to revolve around Fluorouracil (5-FU), platinum, and irinotecan combinations, typically with the addition of an anti-VEGF treatment. Only a small percentage of colon cancer patients have a biomarker that allows the incorporation of a ‘precision medicine’ where characteristics of the patient tumor drive selection of a specific therapy (for example, the 3-5% of CRC patients with amplified HER2 become eligible for the ADC trastuzumab deruxtecan). There is a high need for the identification of new cell membrane and internal protein targets to create multiple options for

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precision treatments for the majority of colon cancer patients, including late stage metastatic and drug resistant tumors.
According to the most recent American Cancer Society (ACS) report released in January 2024, is the ACS estimated 152,810 new cases of colorectal cancer diagnosed in the US in 2024, with approximately 20% of these diagnosed at a late stage. The incidence rate of colorectal cancer continues to rise between 1% and 2% each year in people under the age of 55, an alarming trend since the mid-1990s.6 The mortality rate in young people is also increasing about 1% each year since the mid-2000s. Colorectal cancer has now become the leading cause of cancer death in men under 50 and the second leading cause in women of the same age group. Young people are often diagnosed with more advanced cancers due to delays in detection. Overall, CRC is the second leading cause of all cancer-related deaths in the U.S., with an estimated 53,010 deaths in 2024.
GPCRs have a high potential to target peptide drug conjugates or peptide receptor radionuclide therapy (PRRT), as exemplified by multiple approvals of somatostatin theranostics to diagnose and treat GI neuroendocrine tumors (NETs).7 The structure of GPCRs is well conserved, with a defined architecture, and the ligand binding sites are on the outer cell membrane. Over 100 GPCRs have endogenous peptide ligands, and many GPCR peptides display a regular a-helical structure in solution8, a structure that provides an excellent natural starting point for Decoy’s innovative IMP3ACT design platform. While not classic driver mutations, several GPCRs with natural a-helical peptide ligands have been reported to be overexpressed in colon tumors compared to normal tissue, in some cases in resistant and metastatic tumors.9 Typically, antagonists of GPCRs will lead to internalization, necessary for PDCs to deliver a payload inside the cell. Decoy hypothesizes that by using state of the art AI tool- boosted immunohistochemistry (IHC) to quantify GPCR cell membrane expression at the protein level, Decoy may identify one or more new colon tumor biomarkers suitable for further exploration in PDC or PRRT therapies.
Decoy’s IMP3ACT Platform
Overview of Peptides and Peptide Conjugate Therapeutics
A key proposed advantage of the peptide-conjugate modality as exemplified by product candidates engineered and synthesized by Decoy’s IMP3ACT Platform is the opportunity for ‘polypharmacology’, in which a single molecule can activate or inhibit multiple targets/receptors in an additive or synergistic manner to achieve superior or multi-indication efficacy.
The success of multi-targeting peptide conjugates is due to careful peptide design based on the structural similarity between the two GPCRs or viruses and is an exciting advantage of peptide-conjugates that is difficult to match with other therapeutic modalities, and contrasts with the often unpredictable off-target effects of small molecules.
An FDA approved example of polypharmacology is the newest obesity drug, Eli Lilly’s blockbuster ZepBoundTM, in which a single peptide conjugate demonstrates agonism of two different GPCRs: glucagon-like peptide 1 receptor (GLP-1R), and gastric inhibitory peptide receptor (GIPR). A second example is Decoy’s lead
6 https://colorectalcancer.org/article/acs-releases-colorectal-cancer-estimates-2024
7 Susini, C. & Buscail, L. Rationale for the use of somatostatin analogs as antitumor agents. Ann. Oncol. 17: 1733–1742 (2006).
8 Kaiser, A and Irene Coin. Capturing Peptide-GPCR Interactions and Their Dynamics. Molecules 25, 4724 (2020).
9 Insel, PA et. al. GPCRomics: GPCR Expression in Cancer Cells and Tumors Identifies New, Potential Biomarkers and Therapeutic Targets. Front Pharmacol. 9:431 (2018).

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program, a peptide-conjugate antiviral therapeutic, that has demonstrated activity against multiple related viral pathogens.
Peptides are short chains of amino acids linked together by peptide (amide) bonds, typically less than 50 amino acids long, which play a vital role in a wide range of biological processes. Secondary atomic interactions between amino acids cause peptides to fold into complex 3-dimensional structures, one of the most common of which is an -helical coil. -helical peptides and proteins are ubiquitous in human biology, and -helices often interact chemically with other -helices driving protein-protein and protein-nucleic acid interactions, so peptides with -helical structures can often be the basis for effective therapeutics.
Peptides have important innate advantages when compared to small molecules and antibody-based therapeutics10:
•High potency and specificity: Peptides bind a larger surface area of the target than small molecules, and therefore are highly selective with very tight binding.
•Excellent safety profile with predictable metabolism: Because they easily diffuse across cell membranes small molecules often have off target toxicities that can limit or nullify their therapeutic potential. Peptides typically do not passively diffuse, and they are usually readily metabolized into non-toxic compounds.
•High tissue penetration vs. antibodies: Antibody-based therapeutics are very large molecules (~30x the size of peptides) and thus have difficulty diffusing deep into tissues from blood vessels.
•Simpler manufacturing, lower cost of goods: Peptides are manufactured using synthetic chemistry, whereas antibody-based therapeutics require complex and intensively regulated biological processes.
Small peptides as drugs, however, have an intrinsic limitation; they are subject to rapid enzymatic digestion and clearance from the GI tract or in the bloodstream, limiting their half-life and oral bioavailability.
Peptide conjugates solve this problem by chemically linking a peptide, typically via a polyethylene glycol (PEG) structure, to one or more additional molecules, often another biological molecule such as another peptide, nucleic acid, or a fatty acid, which enhance the drug-like properties of the conjugate by improving enzymatic stability, half-life in the bloodstream or at the target, and bioavailability, while also maintaining low immunogenicity.
The IMP3ACT Platform
The Immediate Peptide/PPMO/P-PROTAC Alpha-helical Conjugate Technology (IMP3ACT) platform leverages peptide ‘coiled-coils’ chemistry and physics to design -helical peptides through computational and machine learning tools. Starting from naturally existing peptide ligands, Decoy optimizes their structure and transform them into multimeric conjugates by chemically linking multiple copies to lipids and other suitable anchor moieties, enhancing their drug-like properties and dosing flexibility with extended pharmacokinetics. Notably, Decoy’s technology has produced single peptide conjugates that are active against multiple human coronaviruses, including all the SARS-CoV-2 major variants of concern to date, and a second conjugate that is active against RSV A, RSV B, and hPIV3. By integrating machine learning algorithms in peptide design and synthesis, Decoy’s
10 PLoS ONE 17(3): e0255753. https://doi.org/10.1371/journal. pone.0255753

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platform accelerates the creation of lead molecules for preclinical evaluations, simultaneously optimizing peptide conjugates for enhanced affinity, binding specificity, resistance to proteases, pharmacokinetic properties, and manufacturability at early commercial scale.
The efficiency of Decoy’s IMP3ACT platform may enable Decoy to achieve peptide conjugate manufacturing readiness faster than conventional drug development processes, leading to reduced manufacturing costs and accelerated delivery of broad-spectrum drug candidates to IND. The modular nature of these drugs and processes also means that each new drug candidate improves the overall platform, and the likelihood of success should grow as the experience base teaches the ML/AI models. By employing solid phase peptide synthesis (SPPS) in an “All-in-One” manufacturing approach, Decoy optimizes the assembly of complex peptide-linker-functionalized compounds, enhancing the speed, efficiency, and predictive value of the IMP3ACT platform.
The Design-Build-Test-Learn Engine
Decoy has integrated advancements in data science, peptide conjugate chemistry, and manufacturing processes, underpinned by strong foundational research, to create its IMP3ACT platform. The core of this innovation is the Design-Build-Test-Learn Cycle: the Design component utilizes artificial intelligence (AI) in silico approaches to analyze existing protein and genomics datasets and make structure-function predictions, the Build cycle component implements fast flow synthesizers that can generate peptide candidates faster than industry standard synthetic practices, and the Test cycle incorporates experimental testing of peptide physiochemical properties and activity via reliable assays to characterize peptide-candidates. The Learn cycle capitalizes on the experimental data to redesign new and improved in silico candidates.
This integrated, multiparameter approach is designed to streamline the drug discovery process, making it faster, more efficient and with greater attention to drug-like and commercialization properties. Additionally, Decoy believes that continuing to iterate on its Design-Build-Test-Learn loop will generate valuable proprietary data that can drive its in-silico models to generate design solutions that would otherwise not be available from computational approaches. Decoy’s hypothesis is that the key to value-creation in ML/AI driven drug design is well-structured, useful, and proprietary data and the knowledge on which tools to use when, not on the computational models themselves. Decoy’s platform strategy will help Decoy become the leaders in designing and developing -helical peptide-conjugate therapeutics in its chosen target areas.
Figure 1: The major components of Decoy’s Design-Build-Test-Learn iterative loop.

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Figure 1. Flow schematic of Decoy’s engine for rapid drug discovery. (A) The design stage capitalizes on metagenomics data to create structure-function predictions and further optimize peptide ligand sequences based on in silico readouts. (B) Decoy’s build stage uses fast flow synthesis to create select candidates that pass in silico criteria. (C) At the test stage, biophysical assays check peptide candidates for a variety of readouts. (D) Through the learn stage, experimental data is used to guide new and improved in silico designs.
Starting from Existing Peptide Ligands
A key element of Decoy’s platform strategy is to start from naturally existing peptides, leveraging ‘Nature’s starting points’ to improve drug development program timelines and risk. Typically, Decoy can rapidly synthesize a peptide conjugate that incorporates a naturally existing peptide sequence, and which is immediately active against the target in question. Decoy believes this is an excellent starting point for the Design-Build-Test-Learn loop because it significantly decreases the size of the peptide conjugate design space, making it computationally tractable to immediately begin optimizing for drug-like properties.
Additionally, Decoy’s in-silico engine uses machine learning, AI, and physics-based computational tools to identify helical motifs within metagenomics data that are shared across targets. This enables Decoy, especially when starting from existing peptide ligands, to rapidly design polypharmacologic peptide conjugates in which one drug can potentially interact with multiple targets, unlocking the potential for very broad activity across several indications from a single peptide conjugate. For example, these ML-driven a-helical drug candidates have the potential to inhibit a wide range of viruses by targeting the viral fusion machinery, a critical component utilized by enveloped viruses for viral entry and subsequent replication in the host cells. Similarly, Decoy will leverage the virally trained a-helical database to train the engine to target one or more GPCRs with innovatively designed a-helical ligand agonists or antagonists.

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Multiparameter Optimization of Drug Properties
The IMP3ACT Platform acts as an iterative feedback loop and incorporates data from multiple in vitro experiments to improve the design parameters of the candidate peptides. The real power of this approach lies in optimizing against multiple parameters at the same time. In the past, the drug-development industry has typically relied on ‘one step at a time’ optimization that often leads to a highly restricted chemical design space in which important downstream attributes, like pharmacokinetic behavior, cannot easily be enhanced. By using all the experimental data relevant to making a drug to train the ML engine as computational guides, more drug-like peptide conjugates with optimized functionality against one or more targets and with optimized commercialization potential (pharmacology, formulation, manufacturability) may be designed. This multiparameter optimization approach not only reduces the costs associated with combinatorial research investigations but will also significantly decrease the probability of pre-clinical or clinical failures by avoiding ‘dead end’ development paths.
Rapid synthesis
Decoy is using a fast-flow automated process coupled with a proprietary “All-in-One” method (patent pending) to synthesize multiple peptide-conjugates on lab-based machines. The yield (5-100 mg depending on desired scale) and purity is sufficient for conducting multiple in vitro tests including physicochemical properties and biological function. This innovation dramatically decreases the cycle time to learn the structure-activity relationships for different peptide designs and enables Decoy’s construction of a multiparameter structure-activity-drug-like proprietary database on a-helical peptides.
Compared to standard industrial solid phase synthesis, fast flow synthesis leverages the use of a heated reactor to accelerate synthetic speed, allowing amide bond formation creation in just 7 seconds per amino acid, compared to around 1 hour per cycle in traditional methods. In addition, fast flow synthesis can be automated to eliminate human intervention and errors, and work in a high throughput fashion. Mijalis et al tested the speed of synthesis of a GHRH peptide hormone, showing that the fast flow machines can generate the peptide 45x faster than standard batch synthesis, in 40 minutes versus 30 hours11. The crude peptide output and yields are better than standard batch synthesis. This automated approach enables rapid peptide conjugate production while maintaining high quality, making it suitable for applications like drug discovery that require synthesizing multiple peptide conjugates rapidly, thus shortening the overall time to optimize a clinical drug candidate.
By innovative design, Decoy has invented a multi-arm linker which is compatible with solid phase peptide synthesis (SPPS) methods and can be used to build complex biomacromolecules containing branched peptides and other functionalities in one synthetic run. These complex molecules can be differentially functionalized in such a way so that non-peptide functionality can be attached to them while the whole molecule is still attached to the solid phase resin; Decoy’s proprietary “All-In-One” manufacturing. When the desired molecule has been built, the intact, desired compound can be cleaved from the resin, purified by suitable means, and isolated for formulation and administration.
Using fast-flow synthesis technology coupled with the above process, the research scale synthesis of a peptide conjugate is reduced from several months, typical at a standard CDMO, to days or even hours. Decoy’s IMP3ACT platform is a unique lead optimization engine that can rapidly design from natural peptide ligands and
11 Mijalis AJ, et. al. A fully automated flow-based approach for accelerated peptide synthesis. Nat Chem Biol. 13(5):464-466 (2017).

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identify optimized drug-like lead molecules. Additionally, Decoy is currently evaluating the use of its All-In-One process at commercial scale, which would enable further time savings in the transition from preclinical to GLP and cGMP scale up.
Testing
Decoy is focused on using in silico and empirical assays that have predictive value. In the Design Engine the in-silico tools have been validated against the actual data (e.g., binding affinity, solubility, protease resistance, manufacturability etc.) to ensure reliability of the computational predictions. The screening cascade for each program will rely on predictive assays to streamline the work and decision making. Where possible, human organoid and epithelial tissue models are incorporated to improve predictive power, as rodent efficacy models have moderate predictive value and it can be difficult to translate the pharmacokinetics to human tissues, especially for local peptide conjugate exposure in the nose or lungs as needed for an intranasal or inhaled program. Rodent noses are substantially different to human, and it is difficult to control compound delivery and tissue analysis in intranasal and inhaled studies. Organoid models are also significantly less expensive, and easier to scale-up, than animal models.
The human airway epithelial (HAE) model is a cell culture system that is grown at an air-liquid interface (ALI). This in vitro culture system is designed to mimic the conditions of the human airway epithelium more closely than traditional submerged cell cultures. In the ALI setup, the basal surface of the human airway (nasal, bronchial, or alveolar) cells is in contact with a liquid culture medium, while the apical surface is exposed to air. This configuration promotes the differentiation of the cells into a mucociliary phenotype, which is characteristic of the pseudostratified epithelium found in the human respiratory tract, including the presence of ciliated and mucus-secreting cells. The ALI culture system is physiologically relevant and is used for various research applications, including studying the cell biology of the respiratory epithelium, modeling respiratory diseases, studying respiratory epithelium infections and effects of drugs on the respiratory epithelium.
SARS-CoV-2 HAE-ALI experiments have demonstrated that this model recapitulates human data: SARS-CoV-2 infection kinetics have been studied, and the peak of viremia occurs between days 4 and 8 in HAE-ALI culture. Human SARS-CoV-2 viral kinetics peak in the nasal epithelium between days 4 and 8 as delineated in a human challenge trial.12 Additionally, multiple coronaviruses have been tested in the HAE-ALI culture and their growth kinetics and cellular effects correlate to human experience across the seasonal (‘cold-causing’) vs. pandemic viruses. Both Influenza and RSV have been modeled in HAE and used to test the infectivity of new strains as well as therapeutic efficacy.
Beyond use in respiratory viruses, human organoid models are gaining widespread acceptance as a predictive tool for cancer drug development. Recently, an analysis of drug responses in patients and in their matched cancer organoids led to the conclusion that responses to the drugs are highly similar in the two settings. A drug with no antitumor activity in the tumor organoids did not demonstrate efficacy in the matched patient, and drugs that showed an effect in the organoid cultures were matched by a patient response in close to 90% of cases. This study has been corroborated by several studies with larger cohorts. Human organoids may be highly predictive in vitro models for candidate drug screening that could improve the clinical success rate for a variety of therapeutics.
12 Lindeboom, R.G.H., Worlock, K.B., Dratva, L.M. et al. Human SARS-CoV-2 challenge uncovers local and systemic response dynamics. Nature 631, 189–198 (2024). https://doi.org/10.1038/s41586-024-07575-x

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Additional pre-clinical work will include quantitative pharmacology and model- based approaches in conjunction with toxicology information in both human model systems and animal studies to project the human starting dose for phase 1 studies with appropriate modeling consideration for any delivery device.
Scale-Up Manufacturing
Decoy is working internally as well as in collaboration with multiple Contract Manufacturing Organizations (CMOs) to develop and scale-up proprietary and GMP-compatible manufacturing processes to produce peptide conjugates generated from its IMP3ACT platform. As described earlier above, the efficiency of Decoy’s IMP3ACT platform enables Decoy to achieve peptide conjugate manufacturing readiness faster than conventional drug development processes, leading to reduced manufacturing costs and accelerated delivery of broad-spectrum drug candidates.
By employing solid phase peptide synthesis (SPPS) in an “All-in-One” manufacturing approach, Decoy optimizes the assembly of complex peptide-linker-functionalized compounds, enhancing the speed, efficiency, and predictive value of the IMP3ACT platform. Decoy is currently working with a major peptide manufacturer to scale the “All-in-One” manufacturing process to quantities useful for pre-clinical development potentially through early-stage clinical trials at minimum; Decoy anticipates new intellectual property will be an outcome of this collaboration. Decoy’s goal is pre-clinical manufacturing readiness within significantly shorter timelines compared to traditional drug development processes, aiming to eventually meet or exceed the100-day goal for vaccine manufacturing; in other words, moving from an initial natural peptide ligand to drug lead in a single quarter.
Formulation Flexibility
Traditionally peptides as drugs have suffered from very low bioavailability, limiting their delivery to intravenous (IV) or subcutaneous (SC) routes. Decoy is exploring multiple routes of administration, with an emphasis on self-administered methods including:
•Intranasal, including nose-to-brain delivery.
•Inhaled/pulmonary delivery (local and systemic applications)
•Subcutaneous patches for extended systemic release.
•Oral
Decoy is engineering its peptide conjugates to possess the required physicochemical and pharmaceutical properties to enable each of these routes of delivery, including solubility, chemical stability, resistance to proteolytic degradation and compatibility with a range of pharmaceutically acceptable excipients. Results to date indicate that Decoy’s peptide conjugates can be formulated into both liquid and dry powder-based dosage forms that are room temperature stable and suitable for administration via a range of delivery devices such as liquid and dry powder-based nasal and pulmonary inhalation devices and syringes.
Competitive Strengths of the IMP3ACT Platform
Decoy believes the IMP3ACT platform has several key advantages compared to other drug-discovery approaches:

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•Proprietary Data: Continuing to run Decoy’s Design-Build-Test-Learn loop results in an expanding proprietary data set that should give the IMP3ACT platform a differentiated and difficult to duplicate capability to design novel and promising therapeutic candidates against -helical targets, for example as found in viruses and GPCRs.
•Faster & Lower Cost Discovery: Decoy’s ML/AI engine is applying computational tools to model structures, energy costs, binding affinities and specificity, protease resistance and manufacturability to design lead quality molecules in a fraction of the time, and by making significantly fewer candidate molecules, than required in traditional drug discovery methods.
•Streamlined & Repeatable Manufacturing: Decoy is currently working to scale-up the “All-in-one” manufacturing process such that it will repeatably utilize the same chemistry, manufacturing, and controls (CMC) processes for each new drug candidate Decoy brings forward. Given this, Decoy has applied for the FDA Emerging Technology program based on the Food and Drug Omnibus Reform Act of 2022 (“FDORA”). Decoy’s goal to be able to manufacture 30g of active pharmaceutical ingredient (API) of a new therapeutic candidate, typically enough material to take a new therapeutic candidate at least through pre-clinical activities, in 30 days (“30 in 30”).
•Low Commercial Cost of Goods: Decoy’s manufacturing process is fully chemically synthetic and can be run on standard peptide synthesis machinery, thus avoiding the bioprocess and regulatory complexities of recombinant biological processes. Given this and based on examples from currently marketed peptide conjugate therapeutics, Decoy expects to have very low cost-of-goods-sold (COGS) at commercial scale. For example, Decoy is aiming for total COGS of less than $1/dose in its lead pan-coronavirus inhibitor program.
•Flexible Formulation: Decoy intends to formulate its peptide-conjugate therapeutic candidates in a variety of formats for self-administered routes of administration, including nasal and oral inhalation and extended-release dermal patches. This will allow Decoy to optimize the route of delivery for the indication and market in question.
•Increased Probability of Success: Multi-parameter optimization of drug properties from the beginning of the design and discovery process should help Decoy avoid “dead-ends” which can result in expensive and time-consuming drug development failures.
Drug Development Programs
Through Decoy’s IMP3ACT platform Decoy aims to create a diverse and expanding development portfolio of antiviral and GPCR-targeted peptide conjugates. Decoy’s initial programs are outlined below.
Pan-Coronavirus Prophylactic for Immunocompromised Patients
Decoy is developing this program for the prophylactic prevention of SARS-CoV-2 infection in immunocompromised patients. Decoy has evaluated multiple peptide-conjugate molecules and are currently in late lead optimization stage. This program is supported to IND by grants from the Bill & Melinda Gates Foundation and the Blue Knight Program totaling $6.5M. It is Decoy’s intention to seek additional non-dilutive funding through Phase 2a proof-of-concept (antiviral challenge) studies and a development partner for this program.

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The SARS-CoV-2 pandemic demonstrated that vaccines and antiviral therapeutics are complementary tools in the response to viruses. The rapid development of the COVID-19 vaccines saved millions of lives. However, the continued evolution of SARS-CoV-2 immune escape variants, growing ‘vaccine hesitancy’ among the population at large, and the presence of immune-suppressed sub-groups that are at risk regardless of vaccination status are treatment gaps that can only be filled by antiviral therapeutics.
Decoy’s Target Product Profile (TPP) for this program, developed in conjunction with the Bill & Melinda Gates Foundation, is:
•Prevention of infection by all SARS-CoV-2 variants and other human infecting coronaviruses including MERS-CoV
•Convenient self-administration via intranasal spray
•8+ hours of protection from a single dose
•Cost of goods of less than $1 per dose
Decoy has demonstrated through in vitro pseudotype, live virus, human airway epithelium (HAE) assays and in vivo Syrian hamster models that multiple Decoy peptide conjugates inhibit viral infection and demonstrate a multifold decrease in viral infectious particles when delivered either before (pre-exposure prophylaxis, or PrEP) or after (post-exposure prophylaxis but before symptoms, PEP) viral challenge. DCOY101 and its analogs have also demonstrated infection inhibition in cell based assays against all major SARS-CoV-2 variants of concern and other human infecting coronaviruses, including SARS-CoV-1, Middle Eastern Respiratory Syndrome (MERS), and the “cold-causing” coronaviruses OC43 and NL63, as expected due to the strong similarity of the fusion region structure across coronaviruses.
The initial indication for the pan-Coronavirus inhibitor will be pre- and post-exposure prevention of COVID-19 in immunocompromised patients. Decoy intends to submit an IND to the FDA within the first half of 2026, and subsequently, if approved, to initiate a Phase I clinical trial in adult healthy volunteers to be followed quickly by a proof-of-concept Phase 2a human “challenge” study in which healthy volunteers are infected with SARS-Cov-2 under controlled conditions13. Decoy expects to partner this program after demonstration of human proof-of-concept in the challenge study.
Immunocompromised Populations
The SARS-CoV-2 virus initially infects ciliated cells in the nasopharynx; most people have a mild to moderate illness with viral replication restricted to the upper airways, resolving over 1-2 weeks. In some cases, however, Covid-19 can progress to life-threatening pneumonia with further complications. People that get severe infections often have predispositions, or co-morbidities, including hypertension, heart failure, cardiac arrhythmia, diabetes, kidney failure, chronic pulmonary disease, old age, and/or a compromised immune system. In such cases, infection in the lower respiratory tract can reach the alveoli causing inflammation and limiting gas exchange. Severe illness typically begins 1 week after symptoms start, with shortness of breath and decreased blood oxygen levels, with pneumonia evident as opaque regions on lung X-rays. Patients may meet the definition of ARDS, a form of
13 Nature Medicine (2022) 28:1031-1041

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lung injury with inflammation, pulmonary vascular leakage, and hypoxic respiratory failure. Severe Covid-19 may also lead to disease beyond the respiratory tract, including gastrointestinal, acute cardiac, kidney and liver injury, cardiac arrhythmias, rhabdomyolysis, coagulopathy, and shock. COVID-19 infection can also lead to Long COVID, also known as Post COVID Condition, (PCC), a multisystemic condition that can persist for weeks, months or even years after an infection and vary widely in severity, from mild to debilitating. The risk of contracting Long COVID increases with each time an individual is infected; available data from multiple countries suggests that approximately 6% of symptomatic SARS-CoV-2 infections resulted in PCC despite vaccination14.
Immunocompromised patients face several distinct challenges:
•Patients post- hematopoietic stem cell transplants or CAR-T therapy are at higher risk of severe Covid-19 within 100 days of treatment, even with rigorous infection control and social avoidance practices.
•Patients with cancer have an impaired immune response to COVID-19 vaccination and are thus at significant risk from SARS-CoV-2 infection.
•Prolonged SARS-CoV-2 infection has been observed in patients with lymphoid or hematological malignancies.
•COVID-19 infections may lead to disruptions of care, for example an interruption in cancer treatment or a delay in a transplant procedure, that can have significant life-altering consequences for patients.
Chronic, persistent SARS-CoV-2 infections in immunocompromised patients are also of public health concern, as the continued evolution of the virus within these patients may be a key source of novel SARS-CoV-2 variants of concern, highlighting an important societal need to prevent infections in this population.
SARS-CoV-2 Burden of Disease Post-Pandemic
SARS-CoV-2 continues to cause significant morbidity and mortality. Between September 2023 and March 2024, approximately 561,000 people were hospitalized in the United States from Covid-19, resulting in approximately 42,000 deaths.15 By comparison, during the 2023-2024 Flu season, a similar timeframe, there were 470,000influenza-associated hospitalizations and 28,000 deaths. Decoy believes this data strongly suggests that COVID-19 prevalence may be equal to or higher than that of Influenza for the foreseeable future.
Current Treatment Landscape and Opportunity
Decoy is not aware of any antiviral that can be used to prevent SARS-CoV-2 infection. There was a recent approval under an emergency use authorization (EUA) of the prophylactic monoclonal antibody Pemivibart for use in immunocompromised patients, however given the continued evolution of the SARS-CoV-2 virus it is not clear how long this antibody will remain effective.
Therefore, immunocompromised patients, including those facing transplants or cancer treatments, are at particularly high risk of significant morbidity and mortality upon infection with few options. There is a clear unmet medical need for additional safe, novel prophylactic treatments that can act across multiple SARS-CoV-2 variants.
14 Wulf Hanson, S. et al. JAMA. (2022) 328(16):1604-1615
15 https://covid.cdc.gov/covid-data-tracker/#trends_weeklydeaths_weeklyhospitaladmissions100k_00

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Decoy’s Solution – a pan-Coronavirus peptide conjugate fusion inhibitor
Decoy is designing and synthesizing an -helical peptide simultaneously optimized for multiple features including binding affinity, broad activity against human coronaviruses, potency in cell-based antiviral assays, physicochemical features that Decoy understands to be important for pharmacokinetic durability, formulation, and manufacturability. These peptides are linked via a PEG-based linker to a cholesterol molecule. Cholesterol has been demonstrated in scientific literature to significantly improve the pharmacokinetic properties of peptide conjugates.
Mechanism of Action
Viral fusion is required for enveloped viruses to enter human host cells and initiate viral replication. Without fusion, infection will not occur. Treatment with a fusion inhibitor interrupts the infectious cycle of the virus, thus decreasing viral replication. Decoy’s pan-coronavirus peptide conjugates recognize the HRN helical region of the coronavirus spike protein and bind to it (Figure 2). This binding precludes the natural binding of spike HRC to HRN and prevents fusion and viral entry, and thereby decreases viral replication.
Figure 2: Schematic representation of the viral fusion inhibition by a peptide conjugate

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Summary of Proof-of-Concept Preclinical Data
In vitro cell based assays:
Decoy has demonstrated that a single Decoy peptide conjugate targeting the fusion machinery can inhibit viral infection for multiple SARS-CoV-2 variants in a pseudotype assay (Wuhan, alpha, beta, gamma, delta, omega BA.1, BA.2,) and in a live virus infection assay (Wuhan, delta, P-1, BA.1, BA.2). Decoy has also shown activity with the same peptide conjugate against 5/6 other human infecting coronaviruses: SARS-CoV-1, MERS, OC43, NL63, and 229E (Fig. 3). The final human infecting coronavirus, HKU1, is difficult to culture in vitro and therefore difficult to test against.
Figure 3: In Vitro Antiviral Activity of pan-Coronavirus Peptide Conjugates
Human Airway Epithelial (HAE) Model:
The HAE-ALI system refers to a human airway epithelial (HAE) cell culture that is grown at an air-liquid interface (ALI). This in vitro culture system is designed to mimic the conditions of the human airway epithelium more closely than traditional submerged cell cultures. In the ALI setup, the basal surface of the human airway (nasal, bronchial, or alveolar) cells is in contact with a liquid culture medium, while the apical surface is exposed to air (Fig. 4) This configuration supports the differentiation of the cells into a mucociliary phenotype, which is characteristic of the pseudostratified epithelium found in the human respiratory tract, including the presence of ciliated and mucus-secreting cells. The ALI culture system is physiologically relevant and is used for various research applications, including studying the cell biology of the respiratory epithelium, modeling respiratory diseases, studying respiratory epithelium infections and drug efficacy.
Figure 4: Diagram of the Production and Physiological Relevant Features of HAE-ALI

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DCOY101 Inhibits Infection in a Human SARS-CoV-2 HAE-ALI Infection Model:
The pan-coronavirus peptide conjugate DCOY101 prevented infection in the human airway epithelial model (HAE) from Epithelix with dose response from 25 nM, 125 nM to 625 nM. Compound was delivered apically (on the air side) at the same time as the viral challenge (prophylactic treatment). Doses selected covered previous in vitro efficacious concentration range and hamster PK nasal levels. DCOY101 demonstrated a dose dependent decrease in viral load measured at 48- and 72-hours post-infection, as seen in figure 5 below. Viral load was reduced by ~4 logs compared to vehicle treatment. Remdesivir was used as a positive control for this experiment, as it is approved for use in hospitalized Covid-19 patients. Remdesivir gave significant viral inhibition as expected based on previous prophylactic HAE-ALI results.16 Remdesivir works by a different mechanism of action, was delivered basolaterally (in the media to simulate IV injection) in this assay and is dosed 8x higher than DCOY101.
Figure 5: Activity of DCOY101 in the Human Airway Epithelial Model
16 Antiviral Research (2021) 192:105122

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The dose responsive antiviral efficacy shown in the above graph is due to DCOY101’s anti-fusion mechanism, rather than toxicity in the HAE system. Toxic effects on the cells were measured with five different endpoint assays. To summarize four of the toxicity assessments: there was no impact on the cellular junctions and integrity of the epithelial cell layer as measured by trans-epithelial electrical resistance (TEER), no increase of lactate dehydrogenase as a measure of ruptured plasma membranes, no induction of inflammatory response as measured by
Figure 6: Maintenance of Cellular Function as a Toxicity Measure in HAE
IL-8 secretion, and no impact on the mucociliary clearance after treatment with DCOY101. In addition, Figure 6 shows that DCOY101 had no impact on the function and frequency of the cilia as measured by calculating the frequency of cilia beating in untreated cells compared to cells treated with 3 dose levels of DCOY101. Ciliated cells in the nasopharynx are the primary targets for SARS-CoV-2 fusion and entry.
In vivo Efficacy Evaluations:

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Administration of DCOY101+ demonstrated decreased pathological body weight loss and viral infectious genomes and live virus particles in vivo in an intranasal prophylactic (dosing begins before viral exposure) and post-exposure prophylactic (dosing begins after exposure but before symptoms) Syrian hamster model of SARS-CoV-2 delta variant infection.
Syrian Golden hamsters are susceptible to SARS-CoV-2 infection, and will become sick, although they typically clear the infection by 7 days and infection is not fatal. SARS-CoV-2 will infect the hamster nose, and cause lesions in the lungs by day 4. Hamsters will lose weight, which is thought to be equivalent to a human showing symptoms.
Two studies were conducted with DCOY101. In the first study (Pre-Exposure Prophylaxis or PrEP) hamsters were dosed intranasally with peptide conjugate at different dose levels in a liquid formulation once a day, starting two days before they were given a dose of the delta SARS-CoV-2 virus and continuing until day 7 (Fig. 7). The administered viral inoculum gives a high level of viral replication and pneumonia in hamsters, with body weight loss evident between 24 and 48 hours as a pathology symptom. By day 7 animals treated with vehicle alone had lost 5-10% of their body weight. Animals treated with DCOY101 were able to maintain body weight, or even gained weight at the highest dose level tested, indicating protection from viral effects. The experiment was terminated on day 7 for assessment of viral levels in nose and lungs. Measurements of viral genomes (which represents live and dead virus) and live virus particles were measured in both studies on days 2 and 7. Viral load showed significant reduction in all dose levels tested, measured by RT-qPCR on a log scale as noted in figure 7.
Figure 7: DCOY101 Prevents SARS-CoV-2 Infection in the PrEP Syrian Hamster Model

Pre-Exposure Prophylaxis (PrEP)
(Daily dosing starting 2 days before viral exposure)
n=8
n=4
Body Weight Change (%)
2
0
-2
-4
-6
Dose
(mg/kg)
10
1
2.5
5
Control
All dose groups statistically significant vs. control
Base Line
0
1
2
3
4
5
6
7
Study Day
Pre-Exposure Prophylaxsis
Lung Day 7
*
**
*
***
Copy Number/mg (Log10)
1×10^6
1×10^5
1×10^4
1×10^3
G1-Control
G2-DCOY-10
G3-DCOY-5
G4-DCOY-2.5
G5-DCOY-1

In the second study (Post-Exposure Prophylaxis or PEP) hamsters were dosed intranasally with DCOY101 beginning at various timepoints after the virus was given to the animals intranasally (2 hours, 12, 24 and 36 hours post challenge – Figure 8). As seen previously, control animals treated with vehicle alone began to lose weight

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between 24 and 48 hours after viral administration. Animals treated with DCOY101 maintained their weight throughout the study across all the timepoints tested, even when dosing did not start until 36 hours after the virus, which is within the timeframe when the hamsters are showing the body weight loss symptom. Based on this data, it is possible that Decoy’s Pan-Coronavirus intranasal peptide conjugate could also have activity as a therapeutic in addition to a prophylactic treatment.
Figure 8: DCOY101 Prevents SARS-CoV-2 Infection up to 36 hours Post Exposure

Preclinical Research Plans
Decoy has demonstrated in vitro activity across all the human infecting coronaviruses it can test and has observed significant antiviral activity across this viral family. SARS-CoV-2 infection can be significantly inhibited with prophylactic treatment of DCOY101 in the human organoid HAE-ALI model, and in vivo in the pre-exposure and post-exposure prophylactic hamster models.
Lead Optimization:
The IMP3ACT Platform acts as an iterative feedback loop and incorporates data from in vitro experiments to improve the design parameters of the candidate peptides. Typical data that may be used to guide the AI and ML systems consists of SPR binding potency, cell-based activity via pseudotype or live virus assays, and assessment of molecular parameters of the peptide. By using the experimental data to train the ML engine, more potent and drug-like peptide binders can be designed over time, with multiple parameter optimization simultaneously. This ML/AI-enhanced approach not only reduces the costs associated with combinatorial research investigations but also allows for the manufacturing of the lead drug candidate at a lower cost due to the improvements in speed and scale for peptide synthesis. Moreover, the platform achieves peptide conjugate manufacturing readiness within significantly shorter timelines compared to traditional drug development processes, aiming to eventually meet or exceed a 100-day goal for vaccine manufacture.

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Use of Physiologically Relevant Human Tissue Models:
The human airway epithelial model uses primary differentiated human biopsy tissue with appropriate architecture and cellular complexity, and allows infections from standard respiratory viruses including RSV, SARS-CoV-2 and influenza.17 The kinetics of SARS-CoV-2 replication in these HAE-ALI cultures is very similar to that observed in humans, as the viral load peaks between days 4 and 8,18 which is consistent with the viral peaks observed in the human challenge study. Decoy believes that this human-based model system will be useful to optimize the pharmacokinetic properties of its peptide conjugates, with the expectation that human nasal tissue will provide the most predictive tool versus rodent animal models. This medium-throughput system will allow careful evaluation of tissue residence time and the effect of formulation excipients.
CMC
Drug Substance: Continuous Manufacturing – IMP3ACT Platform:
Decoy utilizes a continuous manufacturing technology which, by thoughtful design and differentiation of chemically active sites on the target molecule, allows for complete manufacture of the full target compound from beginning to end without the need for any intermediate isolation or purification. This synthesis is a continuous flow chemical process in which both the peptide component and the final cholesterol linker/anchor are assembled in one continuous operation. The desired compound is isolated only after the target is fully assembled.
The advantages of the continuous manufacturing process are several:
1.A single continuous operation to produce a very complex molecule.
2.Overall improvement of speed of the synthesis
•Continuous manufacturing process time to final product is approximately 5-6 days. This is in contrast with similar compounds requiring numerous isolations and purifications taking approximately 8 weeks to manufacture and isolate.
3.In-process analytical and quality checks can be performed to check on progress of the assembly of the target molecule.
•High quality of the process output is assured by continuous monitoring of the outcome of combined unit operations.
4.Simplicity of overall process.
•Instead of as many as roughly 70-unit operations and numerous purifications, this continuous process requires only material inputs and a single isolation and purification.
Drug Substance: Distributed Manufacturing - IMP3ACT platform
17 Antiviral Research (2018) 156:72-79
18 Antiviral Research (2021) 192:105122

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Decoy is aware of FDA’s Framework for Regulatory Advanced Manufacturing Evaluation (FRAME) program to support ongoing initiatives for prioritized advanced manufacturing technologies. Specific steps include:
•Continuing to develop guidance, as appropriate, to clarify areas of regulatory uncertainty, including the following proposed draft guidance: Considerations for Complying with 21 CFR 211.110, Approaches to Meeting CGMP Requirements for Distributed Manufacturing, in early 2025; and
•Engage participants in the CDER ETP and the CBER CATT who are developing DM technologies and visit development sites.
Decoy projects that the continuous manufacturing platform (IMP3ACT) described above can become a modular, distributed manufacturing platform if the following process development criteria are met:
1. Experience with multiple product manufactures enables continuous processing from start to finish to be optimized to maximize yield and purity of the final product.
2. This experience leads to an understanding of the critical process parameters, variables and attributes affecting product quality which can be applied to efficient continuous processing.
3. Robust and predictive in-process controls are developed.
4. Process concentrations are high.
5. Final purification and isolation of the agent produced can be made efficient and robust.
6. The above criteria having been met, modular, portable standalone manufacturing skids with modest utility requirements are assembled and shown to be viable for the process.
It is Decoy’s understanding that this type of modular, distributed manufacturing capability has been demonstrated previously for vaccine production “in-country” where the vaccines are urgently required. Decoy proposes developing a similar, modular, portable continuous manufacturing platform which can be used “in-country” where viral outbreaks occur, and patients are needing treatment. For the purposes of this modular, distributed system, it is Decoy’s intent that the process can be made relatively straightforward so that deep knowledge of chemical processing is not required to successfully produce needed medicines.
Drug Product
With respect to drug product development activities, Decoy is developing and optimizing multiple nasal candidate formulations containing its peptide conjugates, including both liquid and dry powder-based formulations. Decoy has conducted multiple studies both internally and in collaboration with Contract Manufacturing Organizations (CMOs) demonstrating the suitability for inclusion of its peptide conjugates in shelf-stable aqueous-based nasal formulations containing typical pharmaceutical excipients (osmotic agents, pH modifiers, preservatives, mucolytic agents, etc.) and has identified multiple lead formulation candidates. Decoy has also demonstrated the suitability for delivery of its nasal solution formulation candidates at therapeutic doses via conventional nasal spray devices, such as the VP7 Spray Pump and Unidose Liquid Nasal Spray devices available from Aptar Pharma Inc.

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(Aptar). Additionally, Decoy is developing dry powder-based formulations containing its peptide conjugates for nasal delivery via nasal dry powder devices such as the Unidose Powder Nasal Spray device available from Aptar.
Clinical Development Plan
Decoy expects to file an IND for its optimized pan-Coronavirus peptide conjugate within the first half of 2026 and subsequently, if approved, initiate a Phase 1 trial shortly thereafter. Decoy’s planned Phase 1 trial is expected to be a randomized, placebo- controlled trial with a part A consisting of single ascending daily intranasal dose and multiple ascending daily dose in up to 40 healthy volunteers, followed by part B in which a 12- healthy volunteer cohort will be given an intranasal daily dose for 28 days.
The primary trial endpoints is expected to be to determine the safety and local and generalized tolerability of the optimized clinical candidate administered daily as an intranasal spray. Secondary endpoints are expected to include evaluation of the pharmacokinetic profiles in the nose and oropharyngeal cavity over a 12-hour period. Decoy plans to also characterize the device delivery, mucociliary clearance and nasal residence time.
Decoy anticipates taking 2 dose levels into a Phase 2 proof of concept human challenge trial with up to 250 healthy volunteers. In this trial healthy volunteers are administered SARS-CoV-2 under carefully controlled and monitored conditions. Preventative and therapeutic compounds are tested to establish the relationship between pharmacokinetics and activity.
Other Indications for Decoy’s Pan-Coronavirus Antiviral
Decoy believes there may be opportunities to develop DCOY101+ in additional indications, including:
•Inhaled COVID-19 Therapeutic: As shown in Figure 8, DCOY101 has demonstrated activity in hamsters against SARS-CoV-2 infection even when administered up to 36 hours after viral challenge, when significant symptoms have emerged (body weight loss). Decoy believes DCOY101+ may have utility as a COVID-19 treatment alternative to Paxlovid with a significantly superior drug-drug interaction profile. This could be of benefit to immunocompromised, high-risk, and elderly patients that are often already taking drugs that are contraindicated to Paxlovid.
•Middle Eastern Respiratory Syndrome (MERS) Therapeutic: DCOY101+ has been shown to be active against the MERS-CoV coronavirus in live virus cell based assays, the virus that causes MERS. The symptoms of MERS range from mild respiratory illness to severe disease with shortness of breath and pneumonia, and respiratory failure. Approximately 35% of reported cases have resulted in death, a rate much higher fatality rate than SARS-CoV-2.
•Broad Respiratory Antiviral (Flu/COVID-19/RSV): Infectious respiratory diseases, particularly influenza, respiratory syncytial virus (RSV), and SARS-CoV-2, continue to pose significant threats to global public health, leading to substantial morbidity and mortality worldwide. Despite advancements in antiviral therapies, the emergence of viral variants and the lack of broad-spectrum treatments remain major challenges in combating these respiratory pathogens effectively. Therefore, there is an urgent need for innovative strategies to develop potent and versatile antiviral agents capable of targeting multiple viral strains and providing broad protection against respiratory infections. A single peptide-conjugate therapeutic

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active against the major respiratory viruses from these 3 viral families with an excellent safety profile could fill a significant unmet medical need, particularly in immunocompromised patients and children.
Clinical Rationale and Disease Description
Globally, acute lower respiratory tract infections (LRTI) have been among the top three causes of death and disability among both children and adults.19 It is estimated that lower respiratory tract infections cause nearly 4 million deaths annually and are a leading cause of death in children under 5 years old.20 Viruses are estimated to be causative in up to 50% of these respiratory infections, with influenza A and B, RSV A and B, and coronaviruses being identified often. The syndromes of LRTI in children include bronchiolitis, exacerbations of asthma or wheezing, croup, and pneumonia, and viruses overlap in terms of which syndromes they cause, making it hard to identify a causative virus based on symptoms alone.
A recent study looked at the burden of community-onset LRTI in hospitalized adults over 18 in NYC prior to the Covid-19 pandemic. Out of a total of 4232 patients, 51% were > 65 years old. The virus percentage was as follows:
•Influenza (any)         20.2%
•RSV             9.8%
•RSV+ Human parainfluenza viruses + Human Metapneumovirus    26.5%
•Coronaviruses (all)    12.8% (not including SARS-CoV-2; study was Oct 2017-Sept 2019)
This dataset identifies that non-influenza viruses including the paramyxoviruses and non-SARS-CoV-2 coronaviruses are a significant cause of LRTI severe enough to lead to hospitalization, with a higher population-based incidence, significantly more ICU admissions, and higher in-house mortality.21 Compared to the other viruses, the coronavirus 229E had the highest mortality rate at 12.3%. Among all the viruses studied, the combined coronaviruses had the highest rates of ICU admission and the highest mortality rates, including in the 18-49 and 50-64 age ranges.
A study from 2015-2018 in Canada on adult patients with influenza-like-illness who were hospitalized the viral cause was determined to be:22
•Influenza        45.4%,         6.5% mortality by day 30
•RSV            12.9%,         9.5% mortality by day 30
•Coronavirus         8.2%,         9.2% mortality by day 30
19  Forum of International Respiratory Societies. 3rd Edition. European Respiratory Society; 2021. The Global Impact of Respiratory Disease. Accessed February 27th, 2024.
20 Lancet Infect Dis 2018; 18:1191-1210.
21 Influenza Other Respi Viruses. 2021;15:670–677.
22 CMAJ. 2021; 193:E439-46. Doi: 10.1503/cmaj.201748

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Patients with non-influenza viruses were younger (mean 66.4 years old) and were more likely to be immunocompromised (30.3%). Additionally, 14.6% of non-influenza viruses were acquired in the hospital (nosocomial infections) rather than in the community. This was particularly true for coronaviruses, where 20% were hospital acquired, a higher rate than any other virus. Protection against institutional (hospital and long-term care facility) transmitted respiratory viruses is an unmet medical need.
Before the SARS-CoV-2 pandemic as shown by the two studies above, coronaviruses were a lower percentage of the overall total of LRTI hospitalizations compared to RSV and influenza. Now, with Covid-19, hospitalizations due to COVID eclipse those from the other viruses as shown in Fig 9.
Figure 9: CDC hospitalization burden of Influenza, RSV and Covid-19
It is evident that pneumonia prevention and treatment would have a significant impact on LRTI morbidity and mortality, in the US and globally, in adults and children.
Current Treatment Landscape and Opportunity
Current medical approaches to alleviate disease burden from common viral LRIs include vaccination and antiviral treatment, where applicable. Vaccination, which can provide a cornerstone of antiviral protection, seems to be decreasing globally. Influenza vaccination among healthcare professionals increased during the COVID-19 pandemic up to ~90% coverage, but since then has decreased to 81% in the 2022-23 influenza season (foot). Reports indicate that by late 2023, only 14% of American adults elected to get the latest SARS-CoV-2 vaccine, even though research indicated that vaccinated individuals were 54% less likely to get COVID-19. The recently approved RSV vaccine is only approved for certain populations, so widespread vaccine uptake is difficult to measure, but appears to be substantially less that the rate for flu.
Antiviral medications for influenza such as Tamiflu, Relenza, and Repivab can be used for treatment of influenza, and Paxlovid for the treatment of SARS-CoV-2. However, the influenza drugs are subject to drug resistance, and Paxlovid is underutilized because of the possibilities of drug-drug interactions. The reluctance of

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society to maintain up-to-date vaccinations can have significant repercussions on public health and the management of infectious diseases, among these increased disease burden, risks of outbreaks and epidemics, and increased transmission of resistant strains.
Decoy’s peptide-conjugate therapeutic that treats LRIs from three major respiratory endemic and epidemic viruses would be unprecedented and could fill a significant medical need given the morbidity and mortality associated with LRIs globally.
Decoy’s Solution
Decoy intends to explore the possibility of combining fusion inhibitory peptides for SARS-CoV-2 (coronaviruses), RSV (paramyxoviruses) and Flu (orthomyxoviruses) in a single molecule. Decoy plans to investigate several approaches to optimize breadth of activity.
Mechanism of Action
Figure 10: Conservation of the 6-helix bundle across class I fusion proteins from 3 viral families
Figure 10 adapted from Igoneta, S. et. al., Proc Natl Acad Sci U S A. 2011 Dec 13;108(50):19967-72. doi: 10.1073/pnas.1108910108.
Decoy is targeting the conserved fusion machinery common to influenza A&B, paramyxoviruses (RSV A & B, hMPV, hPIV) and coronaviruses (SARS-CoV-2, OC43, NL63). Decoy believes a single molecule that targets all three major respiratory viral families is possible, given the highly conserved protein structure of the 6-helix post-fusion bundle common to these viruses as shown in Figure 10. Figure 10 illustrates the targeted viral fusion machinery across these viruses, emphasizing the conserved coiled-coil regions critical to Decoy’s inhibitor design. By focusing on this shared mechanism, Decoy’s project aims to pioneer a versatile antiviral agent, significantly impacting global health by mitigating the LRTI threat posed by these viruses.
Summary of Proof-of-Concept Preclinical Data

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Significant progress has been made with Decoy’s leading antiviral peptide conjugate series, DCOY101+, which has shown strong in vitro effectiveness against all tested SARS-CoV-2 variants and other human coronaviruses like MERS, SARS-CoV-1, OC43, and NL63 (see Fig. 3,5). In vivo, DCOY101+ has demonstrated antiviral effects and maintained therapeutic levels for over 8 hours when administered intranasally in Syrian Golden Hamsters (Figures 7, 8).
Recently, Decoy’s rapid discovery engine has produced broad-spectrum inhibitors against paramyxoviruses, with promising proof of concept in vitro results against RSV-A, RSV-B, and HPIV3 (Fig. 11). Synthesis of these novel peptide conjugates was completed in just four days with the “all-in-one” synthesis process.
Figure 11: Activity of Decoy’s Peptide Conjugate Antivirals Against 3 viruses from the Paramyxovirus Family

A.

	RSV_{A2}			$RSV_{B\ 18537}$		
Compound	EC_{50} (μM)	TC_{50} (μM)	Therapeutic Index	EC_{50} (μM)	TC_{50} (μM)	Therapeutic Index
TCM353121 (nM)	0.005	>100	>20000	0.03	>100	>3333
DCOY3001	<0.04	5.7	>143	0.04	5.91	148
DCOY3002	0.17	>10	>58.8	0.87	>10	>11.5
DCOY3003	0.2	>10	>50	1.55	>10	>6.45
DCOY3004	0.05	8.46	169	<0.04	>10	>250

B.

	$hPIV_{C243}$		
Compound	EC_{50} (μM)	TC_{50} (μM)	Therapeutic Index
Ribivarin (ug/mL)	17.8	>100	>4.57
DCOY3001	6.5	>10	>1.53
DCOY3002	0.5	>10	>20
DCOY3003	0.05	1.89	37.8
DCOY3004	>5.29	5.29	---

DCOY3002: potent activity (< 1 uM) against all 3 viruses

Therefore, Decoy has demonstrated peptide conjugate molecules with broad-based antiviral POC against two of the three respiratory viral families Decoy is targeting in this program. Based on Decoy’s in-silico tools, Decoy believes it will be possible to design a single molecule that also targets influenza in addition to coronaviruses and paramyxoviruses.
Clinical Development Plan
Decoy intends to follow a similar structure for this clinical program as for its pan-Coronavirus prophylactic peptide-conjugate. A Phase 1 trial would focus on the safety, local and general tolerability of an inhaled formulation of the multi-viral family peptide conjugate. Phase 2 would include a healthy volunteer human challenge trial using multiple arms to interrogate all three viral families, Flu A, RSV and SARS-CoV-2 to determine the PK/efficacy relationship and establish proof of concept. Each of these viruses has been previously studied in human challenge trials.
Potential Future Indications

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Upon establishing proof of concept as outlined above, Decoy believes there would be several attractive commercial indications for this candidate, including:
•Therapeutic treatment of early Lower Respiratory Tract Infections (LRTIs) in immunocompromised patients via inhaled administration. Mortality rates in some severely immunocompromised patient populations, such as patients undergoing cancer treatment or post-transplant patients, can be as high as 50%23
•Prophylactic use in highly immunocompromised patient populations, including immunocompromised pediatric populations.
•Therapeutic use in large populations that are susceptible to LRTIs, including people who are 65+ or who are suffering from high-risk conditions such as Type II Diabetes, Chronic Kidney Disease (CKD), Congestive Heart Failure, and Chronic Obstructive Pulmonary Disease (COPD)
•Broad use among otherwise healthy populations during seasonal surges in ‘influenza-like illness’
GPCR-Targeted Peptide Conjugate for CRC and other GI Tumors
G protein-coupled receptors are anchored in the cell membrane and are triggered by extracellular chemicals (ligands) that activate internal signal transduction to drive cellular responses through a set of ‘G-proteins’ and/or arrestins inside the cell. Their endogenous ligands include odors, hormones, neurotransmitters, and chemokines, with structures ranging from photons, amines, carbohydrates, lipids, proteins, and peptides. GPCRs have been implicated in many diseases, such as type 2 diabetes mellitus (T2DM), obesity, depression, cancer, Alzheimer’s disease, and many others.24
While not classic driver mutations, several GPCRs with natural α-helical peptide ligands have been reported to be overexpressed in colon tumors compared to normal tissue25. Recent large-scale expression GPCR profiling (‘GPCRomics’) has shown signatures of large numbers of GPCRs across different tumor types upregulated when compared to normal tissue. The findings suggest that GPCRs over expressed in cancer are often critical contributors to their malignancy and that this may be an underexplored area for targeting cancer.
The structure of GPCRs is well conserved, with a defined architecture, and the ligand binding sites are on the outer cell membrane. Over 100 GPCRs have endogenous peptide ligands, providing an excellent natural starting point for Decoy’s innovative IMP3ACT design platform.
While at the exploratory stage, Decoy has identified an initial GPCR target of interest that is reportedly expressed in intestinal polyps and in 100% of all stages of colon tumors, including metastases and 5-FU resistant tumors. This target has two identified naturally occurring -helical peptide ligands, and treatment of colon tumor cell lines and xenografts with this peptide alone has demonstrated anti-cancer activity. Decoy believes that a peptide-conjugate based on this ligand, with improved pharmacokinetic and drug-like properties, may have potential as a
23 Viral Infections of Humans DOI 10.1007/978-1-4899-7448-8_26
24 Sriram K. and P.A. Insel (2018) Mol Pharmacol 93:251–258

25 Insel PA, et. al., (2018) Front. Pharmacol. 9:431.doi: 10.3389/fphar.2018.00431

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candidate for conjugation to a cytotoxic payload or a radionucleotide for diagnostic imaging and therapeutics (“theranostics”), like somatostatin.
Initial Indication
Colorectal cancer (CRC) therapies have changed little over the last decades, with mainstay therapies continuing to revolve around 5-FU, platinum, and irinotecan combinations, typically with the addition of an anti-VEGF treatment. Only a small fraction of patients benefits from ‘precision medicine’ approaches based on specific biomarkers (for example, only 3-5% of CRC patients have an amplified HER2 are therefore eligible for the ADC, trastuzumab deruxtecan).
There is an urgent need for the identification of new cell membrane targets to create multiple precision treatments options for many colon cancer patients, including late stage metastatic and drug resistant tumors.
Decoy’s Solution
A peptide conjugate that targets a GPCR expressed universally in CRC tumors, including metastatic and SOC resistant tumors and delivers into the cell a radionuclide, a cytotoxic drug or a PROTAC payload would be a substantial addition to CRC precision medicines. The peptide conjugate may be administered through a SC injection with a depot formulation, as has been done for the somatostatin drugs, or may also be formulated as a pill for GI tract use. Oral bioavailability of peptide conjugates, while low, has been demonstrated with the GLP-1 inhibitors.
Biology and Mechanism of Action
This initial GPCR target has been reported to be expressed selectively in polyps and tumors of the colon, prostate, and pancreas. It has a typical structure with -helical peptide ligands as shown in Figure 12.
Figure 12: Representative structure for GI targeting GPCR

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The peptide ligands for this GPCR are reported to normally play a role in the CNS, with extremely low levels in systemic circulation. This may explain why colon tumors are not normally inhibited by these ligands. The natural half-life of these peptides is minutes, which may also explain the lack of activity. Therefore, these peptides are excellent candidates as starting points for Decoy’s drug design engine.
Potential Future Indications
Decoy believes there are multiple potential additional indications for this type of therapeutic, including:
•Treatment for familial adenomatous polyposis (FAP).
•Diagnostic for FAP and colorectal cancer: Conjugated to an appropriate imaging radionucleotide in a manner like that done for somatostatin.
•Additional therapeutic peptide-conjugate indications: Intestinal Bowel Disease and late stage/metastatic colon cancer.
•Use in additional cancers: depending on levels of GPCR expression, Androgen Insensitive Prostate Cancer and Glioblastoma multiforme.
Competitors and Competitive Advantage
The biotechnology and pharmaceutical industries are characterized by rapidly advancing technologies, intense competition, and a strong emphasis on proprietary products. While Decoy believes that its technologies, knowledge, experience, and scientific resources provide it with competitive advantages, Decoy faces potential competition from many different sources, including major pharmaceutical, specialty pharmaceutical and

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biotechnology companies, academic institutions and governmental agencies and public and private research institutions. Any product candidates that Decoy successfully develops and commercializes will compete with existing therapies and new therapies that may become available in the future.
Decoy’s potential competitors include large pharmaceutical and biotechnology companies, as well as specialty pharmaceutical and generic or biosimilar drug companies. Many of Decoy’s competitors have significantly greater financial and human resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals, and marketing approved products than Decoy does. Smaller and other early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors compete with Decoy in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient enrollment for clinical trials, as well as in acquiring products, product candidates or other technologies complementary to Decoy’s programs.
Each of Decoy’s pipeline candidates faces a unique but, in Decoy’s view, favorable competitive landscape because of Decoy’s emphasis on unique value propositions. Specifically:
•Covid-19 Prevention & Treatment for Immune-Suppressed Patients: Despite being four years from the beginning of the COVID-19 pandemic, there are still limited prophylactic options for people with highly suppressed immune function. The mRNA vaccines have been shown to be less effective for immune-suppressed patients26, and Decoy believes this will also be true for the nasally delivered vaccines currently under development. Also, vaccine efficacy has been and will likely continue to be at risk from the evolution of the SARS-CoV-2 virus, and COVID vaccine uptake has continued to decline significantly in the US27. Long-lasting antibody prophylactics such as Evusheld were initially effective but rapidly became obsolete due to viral evolution,28 and this is likely for the new EUA approval, pemivibart. Decoy’s therapeutic candidate is effective against all SARS-CoV-2 variants, and Decoy expects it to continue to be based on the limited evolution that has occurred to date in the portion of the SARS-CoV-2 genome Decoy is targeting. Given this, along with convenient administration and the fact that Decoy’s strategy does not require a functional immune system, Decoy believes this therapeutic will deliver a unique solution for highly immune-suppressed patients in both the developed and developing worlds.
•Broad Respiratory Antiviral (COVID/Flu/RSV): There is significant competition in each of the areas of COVID, Flu, and RSV antiviral therapeutics, both from currently commercialized drugs and pipeline candidates. Also, while there are vaccines against these pathogens, their usage continues to be low. Decoy believes its strategy of being able to treat all three viruses, and potentially additional human Coronaviruses and Paramyxoviruses that cause Influenza-like symptoms, with a single therapeutic will deliver a unique value proposition during seasonal surges of ‘influenza-like illness’ (ILI). These illnesses can be personally disruptive to patients, and often lead to dangerous lower respiratory tract infections29, especially in immune-compromised individuals. It is often challenging to identify respiratory viruses, so it is Decoy’s belief that a therapeutic that can safely treat a large percentage of ILI-causing viruses would be a uniquely useful tool for healthcare providers.
26 https://www.thelancet.com/journals/eclinm/article/PIIS2589-5370(23)00142-6/fulltext
27 https://www.cdc.gov/respiratory-viruses/data-research/dashboard/vaccination-trends-adults.html
28 https://www.cnbc.com/2023/01/27/covid-fda-pulls-evusheld-because-its-not-effective-against-subvariants.html
29 https://www.ncbi.nlm.nih.gov/pmc/articles/PMC3106235/

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•GPCR-Targeted Conjugate for GI Tumors: Several promising new treatments for metastatic colorectal cancer are emerging from recent clinical trials that may impact the competitive landscape. Immunotherapy combinations like botensilimab (anti-CTLA-4) and balstilimab (anti-PD1) have shown significant activity in microsatellite stable mCRC, a historically challenging “immunologically cold” subtype found in most patients. Newer anti-VEGFR treatments like fruquintinib have demonstrated modest improved overall and progression-free survival compared to placebo in refractory mCRC patients. Personalized medicine approaches, including biomarker-guided targeted therapies like ADCs are gaining traction. The Antibody-drug conjugate (ADC) like trastuzumab deruxtecan is FDA approved for HER2-positive mCRC, while others such as telisotuzumab adizutecan (a c-MET targeting ADC) are showing promise in clinical trials. Recently two GPCR-targeting ADCs have shown activity in preclinical work: LGR5-MMAE and GPR56-duocarmycin. Decoy expects that there will be continued growth in this area due to the strong unmet medical need in this indication.
Intellectual Property
Decoy strives to protect its proprietary technology, inventions, improvements, platforms, program candidates, therapeutic candidates and components thereof, its methods of use and processes for their manufacture that Decoy believes are important to its business, including by obtaining, maintaining, defending and enforcing patent and other intellectual property rights for the foregoing in the United States and in foreign jurisdictions. Decoy also relies on trade secrets and confidentiality agreements to protect its confidential information and know-how and other aspects of its business that are not amenable to, or that Decoy does not consider appropriate for, patent protection.
Decoy’s future commercial success depends in part on its ability to:
•obtain, maintain, enforce and defend patent and other intellectual property rights for its important technology, inventions and know-how; preserve the confidentiality of its trade secrets and other confidential information;
•obtain and maintain licenses to use and exploit intellectual property owned or controlled by third parties
•operate without infringing, misappropriating or otherwise violating any valid and enforceable patents and other intellectual property rights of third parties; and defend against challenges and assertions by third parties challenging the validity or enforceability of Decoy’s intellectual property rights, or Decoy’s rights in Decoy’s intellectual property, or asserting that the operation of Decoy’s business infringes, misappropriates or otherwise violates their intellectual property rights.
Decoy’s portfolio currently consists of solely owned patents and applications. As of December 31, 2024, there are 6 distinct patent families covering compositions of matter, manufacturing and uses related to its business. Currently, Decoy has 11 pending applications (including PCT, provisional and non-provisional applications).
Patent Prosecution
A PCT patent application is not eligible to become an issued patent until, among other things, Decoy files one or more national stage patent applications in the jurisdictions in which it seeks patent protection and do so within prescribed timelines of the PCT patent application’s priority date. These prescribed timelines are generally 30

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months, 31 months or 32 months, depending on the jurisdiction. To date, Decoy has filed national stage applications in Australia, Canada, Europe and New Zealand. If Decoy does not timely file any national stage patent applications, it may lose its priority date and any potential patent protection on the inventions disclosed in such PCT patent application.
Moreover, a provisional patent application is not eligible to become an issued patent. A provisional patent application may serve as a priority filing for a non-provisional and/or PCT patent application Decoy files within 12 months of such provisional patent application. If Decoy does not timely file non-provisional or PCT patent applications, it may lose its priority date with respect to its existing provisional patent applications and any potential patent protection on the inventions disclosed in its provisional patent applications.
While Decoy intends to timely file additional provisional patent applications and PCT applications, as well as national stage and non-provisional patent applications relating to its provisional applications or PCT patent applications, Decoy cannot predict whether any of its patent applications will result in the issuance of patents. If Decoy does not successfully obtain patent protection, or if the scope of the patent protection Decoy or its licensors obtain with respect to Decoy’s therapeutic candidates or technology is insufficient, Decoy will be unable to use patent protection to prevent others from using Decoy’s technology or from developing or commercializing technology and products similar or identical to Decoy or other similar competing products and technologies. Decoy’s ability to stop third parties from making, using, selling, offering to sell, importing or otherwise commercializing any of its technology, inventions and improvements, either directly or indirectly, will depend in part on Decoy’s success in obtaining, maintaining, defending and enforcing patent claims that cover its technology, inventions and improvements.
The patent positions of companies like Decoy are generally uncertain and involve complex legal and factual questions. The protection afforded by a patent varies on a product-by-product basis, from jurisdiction-to-jurisdiction, and depends upon many factors, including the type of patent, the scope of its coverage, the availability of patent term adjustments and regulatory-related patent term extensions, the availability of legal remedies in a particular jurisdiction, and the validity and enforceability of the patent. Patent laws and related enforcement in various jurisdictions outside of the United States are uncertain and may not protect Decoy’s rights to the same extent as the laws of the United States. Changes in the patent laws and rules, whether by legislation, judicial decisions or regulatory interpretation, in the United States and other jurisdictions may have uncertain affects that could improve or diminish its ability to protect its inventions and obtain, maintain, defend and enforce its patent rights, and could therefore affect the value of its business in uncertain ways.
The area of patent and other intellectual property rights in biotechnology is evolving and has many risks and uncertainties, and third parties may have blocking patents and other intellectual property that could be used to prevent Decoy from commercializing its platform and therapeutic candidates and practicing its proprietary technology. Decoy’s patent rights may be challenged, narrowed, circumvented, invalidated or ruled unenforceable, which could limit its ability to stop third parties from marketing and commercializing related platforms or therapeutic candidates or limit the term of patents that cover its platform and any therapeutic candidates. In addition, the rights granted under any issued patents may not provide Decoy with protection or competitive advantages against third parties with similar technology, and third parties may independently develop similar technologies.
Moreover, because of the extensive time required for development, testing and regulatory review of a potential product, it is possible that before any of Decoy’s therapeutic candidates can be commercialized, any related patent

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may expire or remain in force for only a short period following commercialization, thereby reducing any competitive advantage provided by the patent. For this and other risks related to Decoy’s proprietary technology, inventions, improvements, platforms and therapeutic candidates and intellectual property rights related to the foregoing, please see the section entitled “Risk Factors— Risks Related to the Discovery, Development and Commercialization of Product Candidates by Decoy.”
Patent Term
The term of individual patents depends upon the laws of the jurisdictions in which they are obtained. In most jurisdictions in which Decoy files, the patent term is 20 years from the filing date of a PCT patent application or, if a PCT application is not filed, the earliest date of filing of the first non-provisional patent application to which the patent claims priority. However, the term of U.S. patents may be extended or adjusted for delays incurred due to compliance with FDA requirements or by delays encountered during prosecution that are caused by the United States Patent and Trademark Office (“USPTO”). For example, in the United States, a patent claiming a new chemical entity (“NCE”) or biologic product, its method of use or its method of manufacture may be eligible for a limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984 (the “Hatch-Waxman Act”) for up to five years beyond the normal expiration date of the patent. Patent term extension cannot be used to extend the remaining term of a patent past a total of 14 years from the product’s approval date in the United States. Only one patent applicable to an approved product is eligible for the extension, and the application for the extension must be submitted prior to the expiration of the patent for which extension is sought and within 60 days of FDA approval of the product. A patent that covers multiple products for which approval is sought can only be extended in connection with one of the approvals. During the period of extension, if granted, the scope of exclusivity is limited to the approved product for approved uses. Some foreign jurisdictions, including Europe and Japan, have analogous patent term extension provisions, which allow for extension of the term of a patent that covers a drug approved by the applicable foreign regulatory agency. For more information on patent term extensions, see “Business—Government Regulation— Patent Term Restoration and Extension and Marketing Exclusivity.” In the future, if and when any therapeutic candidates Decoy may develop receive FDA approval, Decoy expects to apply for patent term extensions on issued patents covering those therapeutic candidates. Moreover, Decoy intends to seek patent term adjustments and extensions for any of its issued patents in any jurisdiction where such adjustments and extensions are available. However, there is no guarantee that the applicable authorities, including the USPTO and the FDA, will agree with Decoy’s assessment of whether such adjustments and extensions should be granted, and even if granted, the length of such adjustments and extensions.
Trade Secrets
In addition to patent protection, Decoy also relies on trade secrets, know-how, unpatented technology and other proprietary information to strengthen its competitive position. Decoy currently, and may continue in the future continue to, rely on third parties for assistance in developing and manufacturing its products. Accordingly, Decoy must, at times, share trade secrets, know-how, unpatented technology and other proprietary information, including those related to its platform, with them. Decoy may in the future also enter into research and development collaborations with third parties that may require Decoy to share trade secrets, know-how, unpatented technology and other proprietary information under the terms of research and development partnerships or similar agreements. Nonetheless, Decoy takes steps to protect and preserve Decoy’s trade secrets and other confidential and proprietary information and prevent the unauthorized disclosure of the foregoing, including by entering into non-disclosure and invention assignment agreements with parties who have access to Decoy’s trade secrets or other confidential and proprietary information, such as employees, consultants, outside scientific collaborators, contract research and

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manufacturing organizations, sponsored researchers and other advisors, at the commencement of their employment, consulting or other relationships with us. In addition, Decoy takes other appropriate precautions, such as maintaining physical security of its premises and physical and electronic security of its information technology systems, to guard against any misappropriation or unauthorized disclosure of its trade secrets and other confidential and proprietary information by third parties.
Despite these efforts, third parties may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to Decoy’s trade secrets or other confidential or proprietary information. In addition, Decoy cannot provide any assurances that all of the foregoing non-disclosure and invention assignment agreements have been duly executed, and any of the counterparties to such agreements may breach them and disclose Decoy’s trade secrets and other confidential and proprietary information. Although Decoy has confidence in the measures it takes to protect and preserve its trade secrets and other confidential and proprietary information, they may be inadequate, Decoy’s agreements or security measures may be breached, and Decoy may not have adequate remedies for such breaches. Moreover, to the extent that Decoy’s employees, contractors, consultants, collaborators and advisors use intellectual property owned by others in their work for Decoy, disputes may arise as to Decoy’s rights in any know-how or inventions arising out of such work. For more information, please see the section entitled “Risk Factors— Risks Related to the Discovery, Development and Commercialization of Product Candidates by Decoy.”
U.S. Patent Term Restoration and Extension and Marketing Exclusivity
In the United States, a patent claiming a new biologic or pharmaceutical product, its method of use or its method of manufacture may be eligible for a limited patent term extension under the Hatch-Waxman Act, which permits a patent extension of up to five years for patent term lost during product development and FDA regulatory review. Assuming grant of the patent for which the extension is sought, the restoration period for a patent covering a product is typically one-half the time between the effective date of the IND and the submission date of the New Drug Application (“NDA”) or Biologics License Application (“BLA”), plus the time between the submission date of the NDA or BLA and the ultimate approval date, except that the review period is reduced by any time during which the applicant failed to exercise due diligence. Patent term restoration cannot be used to extend the remaining term of a patent past a total of 14 years from the product’s approval date in the United States. Only one patent applicable to an approved product is eligible for the extension, and the application for the extension must be submitted prior to the expiration of the patent for which extension is sought. A patent that covers multiple products for which approval is sought can only be extended in connection with one of the approvals. The USPTO reviews and approves the application for any patent term extension in consultation with the FDA.
Marketing exclusivity provisions under the FDCA also can delay the submission or the approval of certain applications. The FDCA provides a five-year period of non-patent marketing exclusivity within the United States to the first applicant to gain approval of an NDA for an NCE. A drug is an NCE if the FDA has not previously approved any other new drug containing the same active moiety, which is the molecule or ion responsible for the action of the drug substance. During the exclusivity period, the FDA may not accept for review an abbreviated new drug application (“ANDA”), or a 505(b)(2) NDA submitted by another company for another version of such drug where the applicant does not own or have a legal right of reference to all the data required for approval. However, an application may be submitted after four years if it contains a certification of patent invalidity or non-infringement. The FDCA also provides three years of marketing exclusivity for an NDA, 505(b)(2) NDA or supplement to an existing NDA if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by

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the applicant are deemed by the FDA to be essential to the approval of the application, for example, new indications, dosages, or strengths of an existing drug. This three-year exclusivity covers only the conditions of use associated with the new clinical investigations and does not prohibit the FDA from approving ANDAs for drugs containing the original active agent. Five-year and three-year exclusivity will not delay the submission or approval of a full NDA. However, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to all of the preclinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness.
Patent Term Extensions in the European Union and Other Jurisdictions
The European Union also provides for patent term extension through Supplementary Protection Certificates (“SPCs”). The rules and requirements for obtaining a SPC are similar to those in the United States. An SPC may extend the term of a patent for up to five years after its originally scheduled expiration date and can provide up to a maximum of fifteen years of marketing exclusivity for a drug. In certain circumstances, these periods may be extended for six additional months if pediatric exclusivity is obtained; and in the case of orphan medicinal products, a two-year extension of the orphan market exclusivity may be available. Although SPCs are available throughout the European Union, sponsors must apply on a country-by-country basis. Similar patent term extension rights exist in certain other foreign jurisdictions outside the European Union.
Key Relationships & Licenses
In June of 2020 Decoy entered a broad one-year, non-exclusive licensing agreement with the Massachusetts Institute of Technology (MIT) related to developing potential treatments for Covid-19, using a variety available resources, services and technologies from the Institute. Additionally, in July of 2020, Decoy entered into a Sponsored Research Agreement and option agreement with Columbia University to evaluate a molecule to block the transmission of Covid-19, neither collaboration resulted in a licensing agreement for Decoy.
Decoy has attracted non-dilutive investments from the Bill & Melinda Gates Foundation, the Center for the Biologic Advanced Research and Development Authority (BARDA) and Johnson & Johnson through the US Government’s Blue Knight Program, with some additional support from the European Union’s IMI-CARE Consortium and the Massachusetts Life Sciences Seed Fund.
Machine Learning and Artificial Intelligence computing support: Google AI Startup Program and the NVIDIA Inception Program including computing credits as well as hardware and software discounts.
Sales and Marketing
While Decoy is not a commercial-stage biotech company at this time, Decoy believes that the structure of its drug development pipeline and emerging trends in pharmaceutical marketing could allow Decoy to efficiently implement a commercial model capable of addressing high-revenue markets without building a traditional 'big pharma' sales organization.
Small, Specialized Sales Force

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Many of the immune-suppressed, high-risk, or orphan cancer patient groups that would be key early commercial targets for Decoy’s drug development candidates are typically served by specialist HCPs working in easy to identify and access medical settings. For example, in the United States:
•The great majority of solid organ transplants are performed at one of approximately 250 transplant centers30
•Leukemia/Lymphoma patients are typically associated with one of 76 NCI-designated cancer centers31
Should one or more of Decoy’s pipeline candidates reach commercialization, Decoy believes it will be feasible to build a small and specialized sales force that can work across its sales portfolio to target and access these patient settings in a financially efficient manner. This would enable Decoy to drive revenue growth while maintaining a cost-effective commercial and medical affairs footprint to effectively engage with key opinion leaders and specialists, particularly at cancer and transplant centers.
Emerging “Telehealth” Commercial Model
In addition, Decoy believes it will be well-positioned to implement an innovative commercialization strategy which leverages various emerging technological elements aimed at efficiently optimizing patient engagement, facilitating access to HCPs, and streamlining product delivery. Key components of such a commercial model could include:
•Digital Patient Engagement: Leveraging digital channels such as social media and paid search to efficiently educate patients about Decoy’s products, ensuring broad reach and accessibility.
•Telehealth Partnerships: Collaborating with telehealth providers to enable convenient and immediate access to HCPs, complementing direct-to-consumer campaigns and facilitating seamless patient engagement.
•At-Home Delivery: Implementing a streamlined process for at-home delivery of Decoy’s products following prescription, potentially facilitated through telehealth visits, enhancing patient convenience and adherence.
•Streamlined Distribution: Aligning with industry trends to establish a streamlined distribution strategy aimed at enhancing efficiency and optimizing Gross to Net (GTN).
Such an innovative commercial model would not only align with Decoy’s status as an emerging biotech organization but also reflect broader industry trends. By integrating these various channels, Decoy would aim to orchestrate a streamlined patient journey, reducing the time and in-person contact requires for patients to access its therapies. This approach would not only mitigate the risks associated with transmission of infectious diseases for patients, but also enhance operational efficiency, resource utilization, and return on investment from cost of sales.
Manufacturing
30 https://optn.transplant.hrsa.gov/about/search-membership/
31 https://www.cancer.gov/research/infrastructure/cancer-centers

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Decoy does not currently own or operate manufacturing facilities to produce clinical or commercial quantities of its product candidates. Decoy relies, and expect to continue to rely, on third parties to conduct some or all aspects of its product manufacturing, research, preclinical and clinical testing, and these third parties may not perform satisfactorily or dedicate adequate resources to meet Decoy’s needs.
Government Regulation and Product Approvals
Government authorities in the United States, at the federal, state, and local level, and in other countries and jurisdictions, including the European Union, extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, post-approval monitoring and reporting, and import and export of pharmaceutical products. The processes for obtaining regulatory approvals in the United States and in foreign countries and jurisdictions, along with subsequent compliance with applicable statutes and regulations and other regulatory authorities, require the expenditure of substantial time and financial resources.
Review and Approval of Drugs in the United States
In the United States, the FDA regulates, among other things, the research, development, testing, manufacturing, approval, labeling, storage, recordkeeping, advertising, promotion and marketing, distribution, post approval monitoring and reporting and import and export of drugs in the U.S. to assure the safety and effectiveness of medical products for their intended use under the Federal Food, Drug, and Cosmetic Act (“FDCA”), and implementing regulations. The failure to comply with applicable U.S. requirements at any time during the product development process, approval process or after approval may subject an applicant and/or sponsor to a variety of administrative or judicial sanctions, including refusal by the FDA to approve pending applications, withdrawal of an approval, imposition of a clinical hold, issuance of warning letters and other types of letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, denial of the ability to import and export certain products, restitution, disgorgement of profits, or civil or criminal investigations and penalties brought by the FDA and the Department of Justice or other governmental entities.
An applicant seeking approval to market and distribute a new drug product in the United States must typically undertake the following:
•completion of preclinical laboratory tests, animal studies and formulation studies in compliance with the FDA’s good laboratory practice regulations;
•submission to the FDA of an IND, which must take effect before human clinical trials may begin;
•approval by an independent institutional review board representing each clinical site before each clinical trial may be initiated;
•performance of adequate and well-controlled human clinical trials in accordance with good clinical practices to establish the safety and efficacy of the proposed drug product for each indication;
•preparation and submission to the FDA of a new drug application;

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•review of the product by an FDA advisory committee, where appropriate or if applicable;
•satisfactory completion of one or more FDA inspections of the manufacturing facility or facilities at which the product, or components thereof, are produced to assess compliance with cGMP, requirements and to assure that the facilities, methods and controls are adequate to preserve the product’s identity, strength, quality and purity;
•satisfactory completion of FDA audits of clinical trial sites to assure compliance with GCPs and the integrity of the clinical data;
•payment of user fees and securing FDA approval of the NDA; and
•compliance with any post-approval requirements, including Risk Evaluation and Mitigation Strategies and post-approval studies required by the FDA.
Preclinical Studies
Preclinical studies include laboratory evaluation of the purity and stability of the manufactured drug substance or API and the formulated drug or drug product, as well as in vitro and animal studies to assess the safety and activity of the drug for initial testing in humans and to establish a rationale for therapeutic use. The conduct of preclinical studies is subject to federal regulations and requirements, including GLP regulations. The results of the preclinical tests, together with manufacturing information, analytical data, any available clinical data or literature and plans for clinical trials, among other things, are submitted to the FDA as part of an IND. Some long-term preclinical testing, such as animal tests of reproductive adverse events and carcinogenicity, may continue after the IND is submitted.
Companies usually must complete some long-term preclinical testing, such as animal tests of reproductive adverse events and carcinogenicity, and must also develop additional information about the chemistry and physical characteristics of the investigational product and finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other things, the manufacturer must develop methods for testing the identity, strength, quality and purity of the final product. Additionally, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life.
The IND and IRB Processes
An IND is an exemption from the FDCA that allows an unapproved drug to be shipped in interstate commerce for use in an investigational clinical trial and a request for FDA authorization to administer an investigational drug to humans. Such authorization must be secured prior to interstate shipment and administration of any new drug that is not the subject of an approved NDA. In support of a request for an IND, applicants must submit a protocol for each clinical trial and any subsequent protocol amendments must be submitted to the FDA as part of the IND. In addition, the results of the preclinical tests, together with manufacturing information, analytical data, any available clinical data or literature and plans for clinical trials, among other things, are submitted to the FDA as part of an IND. The FDA requires a 30-day waiting period after the filing of each IND before clinical trials may begin. This waiting period is designed to allow the FDA to review the IND to determine whether human

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research subjects will be exposed to unreasonable health risks. At any time during this 30-day period, the FDA may raise concerns or questions about the conduct of the trials as outlined in the IND and impose a clinical hold. In this case, the IND sponsor and the FDA must resolve any outstanding concerns before clinical trials can begin.
Following commencement of a clinical trial under an IND, the FDA may also place a clinical hold or partial clinical hold on that trial. A clinical hold is an order issued by the FDA to the sponsor to delay a proposed clinical investigation or to suspend an ongoing investigation. A partial clinical hold is a delay or suspension of only part of the clinical work requested under the IND. For example, a specific protocol or part of a protocol is not allowed to proceed, while other protocols may do so. No more than 30 days after imposition of a clinical hold or partial clinical hold, the FDA will provide the sponsor a written explanation of the basis for the hold.
Following issuance of a clinical hold or partial clinical hold, an investigation may only resume after the FDA has notified the sponsor that the investigation may proceed. The FDA will base that determination on information provided by the sponsor correcting the deficiencies previously cited or otherwise satisfying the FDA that the investigation can proceed.
A sponsor may choose, but is not required, to conduct a foreign clinical study under an IND. When a foreign clinical study is conducted under an IND, all FDA IND requirements must be met unless waived. When the foreign clinical study is not conducted under an IND, the sponsor must ensure that the study complies with certain FDA requirements in order to use the study as support for an IND or application for marketing approval.
In addition to the IND requirements, an IRB representing each institution participating in the clinical trial must review and approve the plan for any clinical trial before it commences at that institution, and the IRB must conduct continuing review and reapprove the study at least annually. The IRB must review and approve, among other things, the study protocol and informed consent information to be provided to study subjects. An IRB must operate in compliance with FDA regulations. An IRB can suspend or terminate approval of a clinical trial at its institution, or an institution it represents, if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the product candidate has been associated with unexpected serious harm to patients.
Additionally, some trials are overseen by an independent group of qualified experts organized by the trial sponsor, known as a data safety monitoring board or committee. This group provides authorization for whether or not a trial may move forward at designated check points based on access that only the group maintains to available data from the study. Suspension or termination of development during any phase of clinical trials can occur if it is determined that the participants or patients are being exposed to an unacceptable health risk. Other reasons for suspension or termination may be made by Decoy based on evolving business objectives and/or competitive climate.
Information about certain clinical trials must be submitted within specific timeframes to the National Institutes of Health, for public dissemination on its ClinicalTrials.gov website.
Human Clinical Studies in Support of an NDA
Clinical trials involve the administration of the investigational product to human subjects under the supervision of qualified investigators in accordance with GCP requirements, which include, among other things, the requirement that all research subjects provide their informed consent in writing before their participation in any clinical trial. Clinical trials are conducted under written study protocols detailing, among other things, the inclusion

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and exclusion criteria, the objectives of the study, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated.
Human clinical trials are typically conducted in the following sequential phases, which may overlap or be combined:
•Phase 1: The drug is initially introduced into healthy human subjects or, in certain indications such as cancer, patients with the target disease or condition and tested for safety, dosage tolerance, absorption, metabolism, distribution, excretion and, if possible, to gain an early indication of its effectiveness and to determine optimal dosage.
•Phase 2: The drug is administered to a limited patient population to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product for specific targeted diseases and to determine dosage tolerance and optimal dosage.
•Phase 3: The drug is administered to an expanded patient population, generally at geographically dispersed clinical trial sites, in well-controlled clinical trials to generate enough data to statistically evaluate the efficacy and safety of the product for approval, to establish the overall risk- benefit profile of the product, and to provide adequate information for the labeling of the product.
•Phase 4: Post-approval studies, which are conducted following initial approval, are typically conducted to gain additional experience and data from treatment of patients in the intended therapeutic indication.
Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA and more frequently if serious adverse events occur. In addition, IND safety reports must be submitted to the FDA for any of the following: serious and unexpected suspected adverse reactions; findings from other studies or animal or in vitro testing that suggest a significant risk in humans exposed to the drug; and any clinically important increase in the case of a serious suspected adverse reaction over that listed in the protocol or investigator brochure. Phase 1, Phase 2 and Phase 3 clinical trials may not be completed successfully within any specified period, or at all. Furthermore, the FDA or the sponsor may suspend or terminate a clinical trial at any time on various grounds, including a finding that the research subjects are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution, or an institution it represents, if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the drug has been associated with unexpected serious harm to patients. The FDA will typically inspect one or more clinical sites to assure compliance with GCP and the integrity of the clinical data submitted.
Concurrent with clinical trials, companies often complete additional animal studies and must also develop additional information about the chemistry and physical characteristics of the drug as well as finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the drug candidate and, among other things, must develop methods for testing the identity, strength, quality, purity, and potency of the final drug. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the drug candidate does not undergo unacceptable deterioration over its shelf life.
Submission of an NDA to the FDA

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Assuming successful completion of required clinical testing and other requirements, the results of the preclinical studies and clinical trials, together with detailed information relating to the product’s chemistry, manufacture, controls and proposed labeling, among other things, are submitted to the FDA as part of an NDA requesting approval to market the drug product for one or more indications. Under federal law, the submission of most NDAs is additionally subject to an application user fee and the sponsor of an approved NDA is also subject to annual product and establishment user fees. These fees are typically increased annually. Certain exceptions and waivers are available for some of these fees, such as an exception from the application fee for products with orphan designation and a waiver for certain small businesses, an exception from the establishment fee when the establishment does not engage in manufacturing the product during a particular fiscal year, and an exception from the product fee for a product that is the same as another product approved under an abbreviated pathway.
The FDA conducts a preliminary review of an NDA within 60 days of its receipt and strives to inform the sponsor by the 74th day after the FDA’s receipt of the submission to determine whether the application is sufficiently complete to permit substantive review. The FDA may request additional information rather than accept an NDA for filing. In this event, the application must be resubmitted with additional information. The resubmitted application is also subject to review before the FDA accepts it for filing. Once the submission is accepted for filing, the FDA begins an in-depth substantive review. The FDA has agreed to certain performance goals in the review process of NDAs. Most such applications are meant to be reviewed within ten months from the date of filing, and most applications for “priority review” products are meant to be reviewed within six months of filing. The review process may be extended by the FDA for three additional months to consider new information or clarification provided by the applicant to address an outstanding deficiency identified by the FDA following the original submission.
Before approving an NDA, the FDA typically will inspect the facility or facilities where the product is or will be manufactured. These pre-approval inspections may cover all facilities associated with an NDA submission, including drug component manufacturing (such as APIs), finished drug product manufacturing, and control testing laboratories. The FDA will not approve an application unless it determines that the manufacturing processes and facilities comply with cGMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving an NDA, the FDA will typically inspect one or more clinical sites to assure compliance with GCP. Under the FDA Reauthorization Act of 2017 (“FDARA”), the FDA must implement a protocol to expedite review of responses to inspection reports pertaining to certain drug applications, including applications for drugs in a shortage or drugs for which approval is dependent on remediation of conditions identified in the inspection report.
In addition, as a condition of approval, the FDA may require an applicant to develop a Risk Evaluation and Mitigation Assessment (“REMS”). REMS use risk minimization strategies beyond professional labeling to ensure that the benefits of the product outweigh the potential risks. To determine whether a REMS is needed, the FDA will consider the size of the population likely to use the product, seriousness of the disease, expected benefit of the product, expected duration of treatment, seriousness of known or potential adverse events, and whether the product is a new molecular entity. REMS can include medication guides, physician communication plans for healthcare professionals, and elements to assure safe use (“ETASU”). ETASU may include, but is not limited to, special training or certification for prescribing or dispensing, dispensing only under certain circumstances, special monitoring, and the use of patient registries. The FDA may require a REMS before approval or post-approval if it becomes aware of a serious risk associated with use of the product. The requirement for a REMS can materially affect the potential market and profitability of a product.

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The FDA may refer an application for a novel drug to an advisory committee or explain why such referral was not made. Typically, an advisory committee is a panel of independent experts, including clinicians and other scientific experts, that reviews, evaluates and provides a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.
Fast-Track, Breakthrough Therapy and Priority Review Designations
The FDA is authorized to designate certain products for expedited review if they are intended to address an unmet medical need in the treatment of a serious or life-threatening disease or condition. These programs are referred to as fast-track designation, breakthrough therapy designation and priority review designation.
Specifically, the FDA may designate a product for fast-track review if it is intended, whether alone or in combination with one or more other products, for the treatment of a serious or life-threatening disease or condition, and it demonstrates the potential to address unmet medical needs for such a disease or condition. For fast-track products, sponsors may have greater interactions with the FDA and the FDA may initiate review of sections of a fast-track product’s application before the application is complete. This rolling review may be available if the FDA determines, after preliminary evaluation of clinical data submitted by the sponsor, that a fast-track product may be effective. The sponsor must also provide, and the FDA must approve, a schedule for the submission of the remaining information and the sponsor must pay applicable user fees. However, the FDA’s time period goal for reviewing a fast-track application does not begin until the last section of the application is submitted. In addition, the fast track designation may be withdrawn by the FDA if the FDA believes that the designation is no longer supported by data emerging in the clinical trial process.
Second, a product may be designated as a breakthrough therapy if it is intended, either alone or in combination with one or more other products, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the product may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. The FDA may take certain actions with respect to breakthrough therapies, including holding meetings with the sponsor throughout the development process; providing timely advice to the product sponsor regarding development and approval; involving more senior staff in the review process; assigning a cross- disciplinary project lead for the review team; and taking other steps to design the clinical trials in an efficient manner.
Third, the FDA may designate a product for priority review if it is a product that treats a serious condition and, if approved, would provide a significant improvement in safety or effectiveness. The FDA determines, on a case-by-case basis, whether the proposed product represents a significant improvement when compared with other available therapies. Significant improvement may be illustrated by evidence of increased effectiveness in the treatment of a condition, elimination or substantial reduction of a treatment-limiting product reaction, documented enhancement of patient compliance that may lead to improvement in serious outcomes, and evidence of safety and effectiveness in a new subpopulation. A priority designation is intended to direct overall attention and resources to the evaluation of such applications, and to shorten the FDA’s goal for taking action on a marketing application from ten months to six months.
Accelerated Approval Pathway

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The FDA may grant accelerated approval to a drug for a serious or life-threatening condition that provides meaningful therapeutic advantage to patients over existing treatments based upon a determination that the drug has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit. The FDA may also grant accelerated approval for such a condition when the product has an effect on an intermediate clinical endpoint that can be measured earlier than an effect on irreversible morbidity or mortality (“IMM”), and that is reasonably likely to predict an effect on IMM or other clinical benefit, taking into account the severity, rarity or prevalence of the condition and the availability or lack of alternative treatments. Drugs granted accelerated approval must meet the same statutory standards for safety and effectiveness as those granted traditional approval.
For the purposes of accelerated approval, a surrogate endpoint is a marker, such as a laboratory measurement, radiographic image, physical sign or other measure that is thought to predict clinical benefit, but is not itself a measure of clinical benefit. Surrogate endpoints can often be measured more easily or more rapidly than clinical endpoints. An intermediate clinical endpoint is a measurement of a therapeutic effect that is considered reasonably likely to predict the clinical benefit of a drug, such as an effect on IMM. There is limited experience with accelerated approvals by the FDA based on intermediate clinical endpoints. However, the FDA has indicated that such endpoints generally may support accelerated approval where the therapeutic effect measured by the endpoint is not itself a clinical benefit and basis for traditional approval, if there is a basis for concluding that the therapeutic effect is reasonably likely to predict the ultimate clinical benefit of a drug.
The accelerated approval pathway is most often used in settings in which the course of a disease is long, and an extended period of time is required to measure the intended clinical benefit of a drug, even if the effect on the surrogate or intermediate clinical endpoint occurs rapidly. Thus, accelerated approval has been used extensively in the development and approval of drugs for treatment of a variety of cancers in which the goal of therapy is generally to improve survival or decrease morbidity and the duration of the typical disease course requires lengthy and sometimes large trials to demonstrate a clinical or survival benefit.
The accelerated approval pathway is usually contingent on a sponsor’s agreement to conduct, in a diligent manner, additional post-approval confirmatory studies to verify and describe the drug’s clinical benefit. As a result, a drug candidate approved on this basis is subject to rigorous post-marketing compliance requirements, including the completion of Phase 4 or post-approval clinical trials to confirm the effect on the clinical endpoint. Failure to conduct required post-approval studies, or confirm a clinical benefit during post-marketing studies, would allow the FDA to withdraw the drug from the market on an expedited basis. All promotional materials for drug candidates approved under accelerated regulations are subject to prior review by the FDA.
The FDA’s Decision on an NDA
On the basis of the FDA’s evaluation of the NDA and accompanying information, including the results of the inspection of the manufacturing facilities, the FDA may issue an approval letter or a complete response letter. An approval letter authorizes commercial marketing of the product with specific prescribing information for specific indications. A complete response letter generally outlines the deficiencies in the submission and may require substantial additional testing or information in order for the FDA to reconsider the application. If and when those deficiencies have been addressed to the FDA’s satisfaction in a resubmission of the NDA, the FDA will issue an approval letter. The FDA has committed to reviewing such resubmissions in two or six months depending on the type of information included. Even with submission of this additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

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If the FDA approves a product, it may limit the approved indications for use for the product, require that contraindications, warnings or precautions be included in the product labeling, require that post-approval studies, including Phase 4 clinical trials, be conducted to further assess the drug’s safety after approval, require testing and surveillance programs to monitor the product after commercialization, or impose other conditions, including distribution restrictions or other risk management mechanisms, including REMS, which can materially affect the potential market and profitability of the product. The FDA may prevent or limit further marketing of a product based on the results of post-market studies or surveillance programs. After approval, many types of changes to the approved product, such as adding new indications, manufacturing changes and additional labeling claims, are subject to further testing requirements and FDA review and approval.
Post-Approval Requirements
Drugs manufactured or distributed pursuant to FDA approvals are subject to pervasive and continuing regulation by the FDA, including, among other things, requirements relating to recordkeeping, periodic reporting, product sampling and distribution, advertising and promotion and reporting of adverse experiences with the product. After approval, most changes to the approved product, such as adding new indications or other labeling claims, are subject to prior FDA review and approval. There also are continuing, annual user fee requirements for any marketed products and the establishments at which such products are manufactured, as well as new application fees for supplemental applications with clinical data.
In addition, drug manufacturers and other entities involved in the manufacture and distribution of approved drugs are required to register their establishments with the FDA and state agencies, and are subject to periodic unannounced inspections by the FDA and these state agencies for compliance with cGMP requirements. Changes to the manufacturing process are strictly regulated and often require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from cGMP and impose reporting and documentation requirements upon the sponsor and any third-party manufacturers that the sponsor may decide to use. Accordingly, manufacturers must continue to expend time, money, and effort in the area of production and quality control to maintain cGMP compliance.
Once an approval is granted, the FDA may withdraw the approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical trials to assess new safety risks; or imposition of distribution or other restrictions under a REMS program. Other potential consequences include, among other things:
•restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market or product recalls;
•fines, warning letters or holds on post-approval clinical trials;
•refusal of the FDA to approve pending NDAs or supplements to approved NDAs, or suspension or revocation of product license approvals;
•product seizure or detention, or refusal to permit the import or export of products; or

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•injunctions or the imposition of civil or criminal penalties.
The FDA strictly regulates the marketing, labeling, advertising and promotion of prescription drug products placed on the market. This regulation includes, among other things, standards and regulations for direct-to-consumer advertising, communications regarding unapproved uses, industry-sponsored scientific and educational activities, and promotional activities involving the Internet and social media. Promotional claims about a drug’s safety or effectiveness are prohibited before the drug is approved. After approval, a drug product generally may not be promoted for uses that are not approved by the FDA, as reflected in the product’s prescribing information. In the United States, healthcare professionals are generally permitted to prescribe drugs for such uses not described in the drug’s labeling, known as off-label uses, because the FDA does not regulate the practice of medicine. However, the FDA’s regulations impose rigorous restrictions on manufacturers’ communications, prohibiting the promotion of off-label uses. It may be permissible, under very specific, narrow conditions, for a manufacturer to engage in nonpromotional, non-misleading communication regarding off-label information, such as distributing scientific or medical journal information. If a company is found to have promoted off-label uses, it may become subject to adverse public relations and administrative and judicial enforcement by the FDA, the Department of Justice, or the Office of the Inspector General of the Department of Health and Human Services, as well as state authorities. This could subject a company to a range of penalties that could have a significant commercial impact, including civil and criminal fines and agreements that materially restrict the manner in which a company promotes or distributes drug products. The federal government has levied large civil and criminal fines against companies for alleged improper promotion, and has also requested that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed.
In addition, the distribution of prescription pharmaceutical products is subject to the Prescription Drug Marketing Act (“PDMA”), and its implementation regulations, as well as the Drug Supply Chain Security Act (“DSCSA”), which regulates the distribution of and tracing of prescription drugs and prescription drug samples at the federal level, and sets minimum standards for the regulation of drug distributors by the states. The PDMA, its implementing regulations and state laws limit the distribution of prescription pharmaceutical product samples, and the DSCSA imposes requirements to ensure accountability in distribution and to identify and remove counterfeit and other illegitimate products from the market.
Abbreviated New Drug Applications for Generic Drugs
In 1984, with passage of the Hatch-Waxman Amendments to the FDCA, Congress authorized the FDA to approve generic drugs that are the same as drugs previously approved by the FDA under the NDA provisions of the statute. To obtain approval of a generic drug, an applicant must submit an ANDA to the agency. In support of such applications, a generic manufacturer may rely on the preclinical and clinical testing previously conducted for a drug product previously approved under an NDA, known as the reference-listed drug (“RLD”).
Specifically, in order for an ANDA to be approved, the FDA must find that the generic version is identical to the RLD with respect to the active ingredients, the route of administration, the dosage form, and the strength of the drug. At the same time, the FDA must also determine that the generic drug is “bioequivalent” to the innovator drug. Under the statute, a generic drug is bioequivalent to a RLD if “the rate and extent of absorption of the drug do not show a significant difference from the rate and extent of absorption of the listed drug...”
Upon approval of an ANDA, the FDA indicates whether the generic product is “therapeutically equivalent” to the RLD in its publication “Approved Drug Products with Therapeutic Equivalence Evaluations,” also referred to

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as the “Orange Book.” Physicians and pharmacists consider a therapeutic equivalent generic drug to be fully substitutable for the RLD. In addition, by operation of certain state laws and numerous health insurance programs, the FDA’s designation of therapeutic equivalence often results in substitution of the generic drug without the knowledge or consent of either the prescribing physician or patient.
Under the Hatch-Waxman Amendments, the FDA may not approve an ANDA until any applicable period of non-patent exclusivity for the RLD has expired. The FDCA provides a period of five years of non-patent data exclusivity for a new drug containing an NCE. For the purposes of this provision, an NCE, is a drug that contains no active moiety that has previously been approved by the FDA in any other NDA. An active moiety is the molecule or ion responsible for the physiological or pharmacological action of the drug substance. In cases where such NCE exclusivity has been granted, an ANDA may not be filed with the FDA until the expiration of five years unless the submission is accompanied by a Paragraph IV certification, in which case the applicant may submit its application four years following the original product approval.
The FDCA also provides for a period of three years of exclusivity if the NDA includes reports of one or more new clinical investigations, other than bioavailability or bioequivalence studies, that were conducted by or for the applicant and are essential to the approval of the application. This three-year exclusivity period often protects changes to a previously approved drug product, such as a new dosage form, route of administration, combination or indication. Three-year exclusivity would be available for a drug product that contains a previously approved active moiety, provided the statutory requirement for a new clinical investigation is satisfied. Unlike five-year NCE exclusivity, an award of three-year exclusivity does not block the FDA from accepting ANDAs seeking approval for generic versions of the drug as of the date of approval of the original drug product. The FDA typically makes decisions about awards of data exclusivity shortly before a product is approved.
Under FDARA, a priority review track will be established for certain generic drugs, requiring the FDA to review a drug application within eight months for a drug that has three or fewer approved drugs listed in the Orange Book and is no longer protected by any patent or regulatory exclusivities, or is on the FDA’s drug shortage list. The new legislation also authorizes the FDA to expedite review of “competitor generic therapies” or drugs with inadequate generic competition, including holding meetings with or providing advice to the drug sponsor prior to submission of the application.
Hatch-Waxman Patent Certification and the 30-Month Stay
Upon approval of an NDA or a supplement thereto, NDA sponsors are required to list with the FDA each patent with claims that cover the applicant’s product or an approved method of using the product. Each of the patents listed by the NDA sponsor is published in the Orange Book. When an ANDA applicant files its application with the FDA, the applicant is required to certify to the FDA concerning any patents listed for the reference product in the Orange Book, except for patents covering methods of use for which the ANDA applicant is not seeking approval. To the extent that the Section 505(b)(2) applicant is relying on studies conducted for an already approved product, the applicant is required to certify to the FDA concerning any patents listed for the approved product in the Orange Book to the same extent that an ANDA applicant would.
Specifically, the applicant must certify with respect to each patent that:
•the required patent information has not been filed;

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•the listed patent has expired;
•the listed patent has not expired, but will expire on a particular date and approval is sought after patent expiration; or
•the listed patent is invalid, unenforceable or will not be infringed by the new product.
A certification that the new product will not infringe the already approved product’s listed patents or that such patents are invalid or unenforceable is called a Paragraph IV certification. If the applicant does not challenge the listed patents or indicates that it is not seeking approval of a patented method of use, the ANDA application will not be approved until all the listed patents claiming the referenced product have expired (other than method of use patents involving indications for which the ANDA applicant is not seeking approval).
If the ANDA applicant has provided a Paragraph IV certification to the FDA, the applicant must also send notice of the Paragraph IV certification to the NDA and patent holders once the ANDA has been accepted for filing by the FDA. The NDA and patent holders may then initiate a patent infringement lawsuit in response to the notice of the Paragraph IV certification. The filing of a patent infringement lawsuit within 45 days after the receipt of a Paragraph IV certification automatically prevents the FDA from approving the ANDA until the earlier of 30 months after the receipt of the Paragraph IV notice, expiration of the patent, or a decision in the infringement case that is favorable to the ANDA applicant.
Pediatric Studies and Exclusivity
Under the Pediatric Research Equity Act of 2003, an NDA or supplement thereto must contain data that are adequate to assess the safety and effectiveness of the drug product for the claimed indications in all relevant pediatric subpopulations, and to support dosing and administration for each pediatric subpopulation for which the product is safe and effective. With enactment of the Food and Drug Safety and Innovation Act (“FDASIA”), in 2012, sponsors must also submit pediatric study plans prior to the assessment data. Those plans must contain an outline of the proposed pediatric study or studies the applicant plans to conduct, including study objectives and design, any deferral or waiver requests, and other information required by regulation. The applicant, the FDA, and the FDA’s internal review committee must then review the information submitted, consult with each other, and agree upon a final plan. The FDA or the applicant may request an amendment to the plan at any time. For drugs intended to treat a serious or life-threatening disease or condition, the FDA must, upon the request of an applicant, meet to discuss preparation of the initial pediatric study plan or to discuss deferral or waiver of pediatric assessments.
In addition, FDARA requires the FDA to meet early in the development process to discuss pediatric study plans with drug sponsors. The legislation requires the FDA to meet with drug sponsors no later than the end-of-phase 1 meeting for serious or life-threatening diseases and by no later than 90 days after the FDA’s receipt of the study plan.
The FDA may, on its own initiative or at the request of the applicant, grant deferrals for submission of some or all pediatric data until after approval of the product for use in adults, or full or partial waivers from the pediatric data requirements. Additional requirements and procedures relating to deferral requests and requests for extension of deferrals are contained in FDASIA. Unless otherwise required by regulation, the pediatric data requirements do not apply to products with orphan designation.

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Pediatric exclusivity is another type of non-patent marketing exclusivity in the United States and, if granted, provides for the attachment of an additional six months of marketing protection to the term of any existing regulatory exclusivity, including the non-patent and orphan exclusivity. This six-month exclusivity may be granted if an NDA sponsor submits pediatric data that fairly responds to a written request from the FDA for such data. The data do not need to show the product to be effective in the pediatric population studied; rather, if the clinical trial is deemed to fairly respond to the FDA’s request, additional protection is granted. If reports of requested pediatric studies are submitted to and accepted by the FDA within the statutory time limits, whatever statutory or regulatory periods of exclusivity or patent protection cover the product are extended by six months. This is not a patent term extension, but it effectively extends the regulatory period during which the FDA cannot approve another application. With regard to patents, the six-month pediatric exclusivity period will not attach to any patents for which a generic (ANDA or 505(b)(2) NDA) applicant submitted a paragraph IV patent certification, unless the NDA sponsor or patent owner first obtains a court determination that the patent is valid and infringed by a proposed generic product.
Orphan Drug Designation and Exclusivity
Under the Orphan Drug Act, the FDA may designate a drug product as an “orphan drug” if it is intended to treat a rare disease or condition (generally meaning that it affects fewer than 200,000 individuals in the United States, or more in cases in which there is no reasonable expectation that the cost of developing and making a drug product available in the United States for treatment of the disease or condition will be recovered from sales of the product). A company must request orphan product designation before submitting an NDA. If the request is granted, the FDA will disclose the identity of the therapeutic agent and its potential use. Orphan product designation does not convey any advantage in or shorten the duration of the regulatory review and approval process.
If a product with orphan status receives the first FDA approval for the disease or condition for which it has such designation or for a select indication or use within the rare disease or condition for which it was designated, the product generally will be receiving orphan product exclusivity. Orphan product exclusivity means that the FDA may not approve any other applications for the same product for the same indication for seven years, except in certain limited circumstances. Those circumstances include instances in which another sponsor’s application for the same drug product and indication is shown to be “clinically superior” to the previously approved drug. In this context, clinically superior means that the drug provides a significant therapeutic advantage over and above the already approved drug in terms of greater efficacy, greater safety or by providing a major contribution to patient care. Competitors may receive approval of different products for the indication for which the orphan product has exclusivity and may obtain approval for the same product but for a different indication. If a drug or drug product designated as an orphan product ultimately receives marketing approval for an indication broader than what was designated in its orphan product application, it may not be entitled to exclusivity.
Under FDARA, orphan exclusivity will not bar approval of another orphan drug under certain circumstances, including if a subsequent product with the same drug for the same indication is shown to be clinically superior to the approved product on the basis of greater efficacy or safety, or providing a major contribution to patient care, or if the company with orphan drug exclusivity is not able to meet market demand. The new legislation reverses prior precedent holding that the Orphan Drug Act unambiguously required the FDA to recognize orphan exclusivity regardless of a showing of clinical superiority.
Patent Term Restoration and Extension

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A patent claiming a new drug product may be eligible for a limited patent term extension under the Hatch-Waxman Act, which permits a patent restoration of up to five years for patent term lost during product development and the FDA regulatory review. The restoration period granted is typically one-half the time between the effective date of an IND and the submission date of an NDA, plus the time between the submission date of an NDA and the ultimate approval date. Patent term restoration cannot be used to extend the remaining term of a patent past a total of 14 years from the product’s approval date. Only one patent applicable to an approved drug product is eligible for the extension, and the application for the extension must be submitted prior to the expiration of the patent in question. A patent that covers multiple drugs for which approval is sought can only be extended in connection with one of the approvals. The U.S. Patent and Trademark Office reviews and approves the application for any patent term extension or restoration in consultation with the FDA.
Review and Approval of Medical Devices in the United States
Medical devices in the United States are strictly regulated by the FDA. Under the FDCA, a medical device is defined as an instrument, apparatus, implement, machine, contrivance, implant, in vitro reagent, or other similar or related article, including a component part, or accessory which is, among other things: intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment, or prevention of disease, in man or other animals; or intended to affect the structure or any function of the body of man or other animals, and which does not achieve its primary intended purposes through chemical action within or on the body of man or other animals and which is not dependent upon being metabolized for the achievement of any of its primary intended purposes. This definition provides a clear distinction between a medical device and other FDA regulated products such as drugs. If the primary intended use of the product is achieved through chemical action or by being metabolized by the body, the product is usually a drug. If not, it is generally a medical device.
Medical devices are classified into one of three classes on the basis of the controls deemed by the FDA to be necessary to reasonably ensure their safety and effectiveness. Class I devices have the lowest level or risk associated with them, and are subject to general controls, including labeling, premarket notification and adherence to the Quality System Regulation (“QSR”). Class II devices are subject to general controls and special controls, including performance standards. Class III devices, which have the highest level of risk associated with them, such as life sustaining, life supporting or some implantable devices, or devices that have a new intended use, or use advanced technology that is not substantially equivalent to that of a legally marketed device, are subject to most of the aforementioned requirements as well as to premarket approval.
A 510(k) must demonstrate that the proposed device is substantially equivalent to another legally marketed device, or predicate device, which did not require premarket approval. In evaluating a 510(k), the FDA will determine whether the device has the same intended use as the predicate device, and (a) has the same technological characteristics as the predicate device, or (b) has different technological characteristics, and (i) the data supporting substantial equivalence contains information, including appropriate clinical or scientific data, if deemed necessary by the FDA, that demonstrates that the device is as safe and as effective as a legally marketed device, and (ii) does not raise different questions of safety and effectiveness than the predicate device. Most 510(k)s do not require clinical data for clearance, but the FDA may request such data. The FDA seeks to review and act on a 510(k) within 90 days of submission, but it may take longer if the agency finds that it requires more information to review the 510(k). If the FDA concludes that a new device is not substantially equivalent to a predicate device, the new device will be classified in Class III and the manufacturer will be most likely required to submit a PMA to market the product.

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Under the PMA application process, the applicant must demonstrate that the device is safe and effective for its intended use. This PMA approval process applies to most Class III devices, and generally requires clinical data to support the safety and effectiveness of the device, obtained in conformance with Investigational Device Exemption regulations. The FDA will approve a PMA application if it finds that there is a reasonable assurance that the device is safe and effective for its intended purpose, and that the proposed manufacturing is in compliance with the QSRs. For novel technologies, the FDA will seek input from an advisory panel of medical experts regarding the safety and effectiveness of, and their benefit-risk analysis for the device. The PMA process is generally more detailed, lengthier and more expensive than the 510(k) process, though both processes can be expensive and lengthy, and require payment of significant user fees, unless an exemption is available.
Modifications to a 510(k)-cleared medical device may require the submission of another 510(k) or a PMA if the changes could significantly affect safety or effectiveness or constitute a major change in the intended use of the device. Modifications to a 510(k)-cleared device frequently require the submission of a traditional 510(k), but modifications meeting certain conditions may be candidates for FDA review under a Special 510(k). If a device modification requires the submission of a 510(k), but the modification does not affect the intended use of the device or alter the fundamental technology of the device, then summary information that results from the design control process associated with the cleared device can serve as the basis for clearing the application. A Special 510(k) allows a manufacturer to declare conformance to design controls without providing new data. When the modification involves a change in material, the nature of the “new” material will determine whether a traditional or Special 510(k) is necessary.
Review and Approval of Drug Products in the European Union
In order to market any product outside of the United States, a company must also comply with numerous and varying regulatory requirements of other countries and jurisdictions regarding quality, safety and efficacy and governing, among other things, clinical trials, marketing authorization, commercial sales and distribution of products. Whether or not it obtains FDA approval for a product, Decoy would need to obtain the necessary approvals by the comparable foreign regulatory authorities before it can commence clinical trials or marketing of the product in those countries or jurisdictions. The approval process ultimately varies between countries and jurisdictions and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries and jurisdictions might differ from and be longer than that required to obtain FDA approval. Regulatory approval in one country or jurisdiction does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country or jurisdiction may negatively impact the regulatory process in others.
Procedures Governing Approval of Drug Products in the European Union
Pursuant to the European Clinical Trials Directive, a system for the approval of clinical trials in the European Union has been implemented through national legislation of the member states. Under this system, an applicant must obtain approval from the competent national authority of an E.U. member state in which the clinical trial is to be conducted. Furthermore, the applicant may only start a clinical trial after a competent Ethics Committee has issued a favorable opinion. Clinical trial application must be accompanied by an investigational medicinal product dossier with supporting information prescribed by the European Clinical Trials Directive and corresponding national laws of the member states and further detailed in applicable guidance documents.

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To obtain marketing approval of a product under European Union regulatory systems, an applicant must submit a marketing authorization application (“MAA”), either under a centralized or decentralized procedure. The centralized procedure provides for the grant of a single marketing authorization by the European Commission that is valid for all E.U. member states. The centralized procedure is compulsory for specific products, including for medicines produced by certain biotechnological processes, products designated as orphan medicinal products, advanced therapy products and products with a new active substance indicated for the treatment of certain diseases. For products with a new active substance indicated for the treatment of other diseases and products that are highly innovative or for which a centralized process is in the interest of patients, the centralized procedure may be optional.
Under the centralized procedure, the Committee for Medicinal Products for Human Use (the “CHMP”), established at the European Medicines Agency (“EMA”), is responsible for conducting the initial assessment of a product. The CHMP is also responsible for several post-authorization and maintenance activities, such as the assessment of modifications or extensions to an existing marketing authorization. Under the centralized procedure in the European Union, the maximum timeframe for the evaluation of an MAA is 210 days, excluding clock stops, when additional information or written or oral explanation is to be provided by the applicant in response to questions of the CHMP. Accelerated evaluation might be granted by the CHMP in exceptional cases, when a medicinal product is of major interest from the point of view of public health and in particular from the viewpoint of therapeutic innovation. In this circumstance, the EMA ensures that the opinion of the CHMP is given within 150 days.
The decentralized procedure is available to applicants who wish to market a product in various E.U. member states where such a product has not previously received marketing approval in any E.U. member states. The decentralized procedure provides for approval by one or more other, or concerned, member states of an assessment of an application performed by one member state designated by the applicant, known as the reference member state. Under this procedure, an applicant submits an application based on identical dossiers and related materials, including a draft summary of product characteristics, and draft labeling and package leaflet, to the reference member state and concerned member states. The reference member state prepares a draft assessment report and drafts of the related materials within 210 days after receipt of a valid application. Within 90 days of receiving the reference member state’s assessment report and related materials, each concerned member state must decide whether to approve the assessment report and related materials.
If a member state cannot approve the assessment report and related materials on the grounds of potential serious risk to public health, the disputed points are subject to a dispute resolution mechanism and may eventually be referred to the European Commission, whose decision is binding on all member states.
Clinical Trial Approval
Requirements for the conduct of clinical trials in the European Union including Good Clinical Practice, are set forth in the Clinical Trials Directive 2001/20/EC and the GCP Directive 2005/28/EC. Pursuant to Directive 2001/20/EC and Directive 2005/28/EC, as amended, a system for the approval of clinical trials in the European Union has been implemented through national legislation of the E.U. member states. Under this system, approval must be obtained from the competent national authority of each E.U. member state in which a study is planned to be conducted. To this end, a clinical trial application is submitted, which must be supported by an investigational medicinal product dossier (“IMPD”), and further supporting information prescribed by Directive 2001/20/EC and

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Directive 2005/28/EC and other applicable guidance documents. Furthermore, a clinical trial may only be started after a competent Ethics Committee has issued a favorable opinion on the clinical trial application in that country.
In April 2014, the European Union passed the new Clinical Trials Regulation, (EU) No 536/2014, which will replace the current Clinical Trials Directive 2001/20/EC. To ensure that the rules for clinical trials are identical throughout the European Union, the new E.U. clinical trials legislation was passed as a regulation that is directly applicable in all E.U. member states. All clinical trials performed in the European Union are required to be conducted in accordance with the Clinical Trials Directive 2001/20/EC until the new Clinical Trials Regulation (EU) No 536/2014 becomes applicable. According to the current plans of EMA, the new Clinical Trials Regulation will become applicable in 2019. The Clinical Trials Directive 2001/20/EC will, however, still apply three years from the date of entry into application of the Clinical Trials Regulation to (i) clinical trials applications submitted before the entry into application and (ii) clinical trials applications submitted within one year after the entry into application if the sponsor opts for old system.
The new Clinical Trials Regulation aims to simplify and streamline the approval of clinical trials in the European Union. The main characteristics of the regulation include: a streamlined application procedure via a single entry point, the E.U. portal; a single set of documents to be prepared and submitted for the application as well as simplified reporting procedures that will spare sponsors from submitting broadly identical information separately to various bodies and different member states; a harmonized procedure for the assessment of applications for clinical trials, which is divided in two parts—Part I is assessed jointly by all member states concerned. Part II is assessed separately by each member state concerned; strictly defined deadlines for the assessment of clinical trial applications; and the involvement of the Ethics Committees in the assessment procedure in accordance with the national law of the member state concerned but within the overall timelines defined by the Clinical Trials Regulation.
Data and Market Exclusivity in the European Union
In the European Union, NCEs qualify for eight years of data exclusivity upon marketing authorization and an additional two years of market exclusivity. This data exclusivity, if granted, prevents regulatory authorities in the European Union from referencing the innovator’s data to assess a generic (abbreviated) application for eight years, after which generic marketing authorization can be submitted, and the innovator’s data may be referenced, but not approved for two years. The overall ten-year period will be extended to a maximum of eleven years if, during the first eight years of those ten years, the marketing authorization holder obtains an authorization for one or more new therapeutic indications which, during the scientific evaluation prior to their authorization, are held to bring a significant clinical benefit in comparison with existing therapies. Even if a compound is considered to be an NCE and the sponsor is able to gain the prescribed period of data exclusivity, another company nevertheless could also market another version of the product if such company can complete a full MAA with a complete database of pharmaceutical tests, preclinical tests and clinical trials and obtain marketing approval of its product.
In order to market any product outside of the United States, a company must also comply with numerous and varying regulatory requirements of other countries and jurisdictions regarding quality, safety and efficacy and governing, among other things, clinical trials, marketing authorization, commercial sales and distribution of drug products. Whether or not it obtains FDA approval for a product, the company would need to obtain the necessary approvals by the comparable foreign regulatory authorities before it can commence clinical trials or marketing of the product in those countries or jurisdictions. The approval process ultimately varies between countries and

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jurisdictions and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries and jurisdictions might differ from and be longer than that required to obtain FDA approval. Regulatory approval in one country or jurisdiction does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country or jurisdiction may negatively impact the regulatory process in others.
Periods of Authorization and Renewals
Marketing authorization is valid for five years in principle and the marketing authorization may be renewed after five years on the basis of a re-evaluation of the risk-benefit balance by the EMA or by the competent authority of the authorizing member state. To this end, the marketing authorization holder must provide the EMA or the competent authority with a consolidated version of the file in respect of quality, safety and efficacy, including all variations introduced since the marketing authorization was granted, at least six months before the marketing authorization ceases to be valid. Once renewed, the marketing authorization is valid for an unlimited period, unless the European Commission or the competent authority decides, on justified grounds relating to pharmacovigilance, to proceed with one additional five-year renewal. Any authorization which is not followed by the actual placing of the drug on the European Union market (in case of centralized procedure) or on the market of the authorizing member state within three years after authorization ceases to be valid (the so-called sunset clause).
Orphan Drug Designation and Exclusivity
Regulation 141/2000 provides that a drug shall be designated as an orphan drug if its sponsor can establish: that the product is intended for the diagnosis, prevention or treatment of a life-threatening or chronically debilitating condition affecting not more than five in ten thousand persons in the European Community when the application is made, or that the product is intended for the diagnosis, prevention or treatment of a life-threatening, seriously debilitating or serious and chronic condition in the European Community and that without incentives it is unlikely that the marketing of the drug in the European Community would generate sufficient return to justify the necessary investment. For either of these conditions, the applicant must demonstrate that there exists no satisfactory method of diagnosis, prevention or treatment of the condition in question that has been authorized in the European Community or, if such method exists, the drug will be of significant benefit to those affected by that condition.
Regulation 847/2000 sets out criteria and procedures governing designation of orphan drugs in the European Union. Specifically, an application for designation as an orphan product can be made any time prior to the filing of an application for approval to market the product. Marketing authorization for an orphan drug leads to a ten-year period of market exclusivity. This period may, however, be reduced to six years if, at the end of the fifth year, it is established that the product no longer meets the criteria for orphan drug designation, for example because the product is sufficiently profitable not to justify market exclusivity. Market exclusivity can be revoked only in very selected cases, such as consent from the marketing authorization holder, inability to supply sufficient quantities of the product, demonstration of “clinically relevant superiority” by a similar medicinal product, or, after a review by the Committee for Orphan Medicinal Products, requested by a member state in the fifth year of the marketing exclusivity period (if the designation criteria are believed to no longer apply). Medicinal products designated as orphan drugs pursuant to Regulation 141/2000 shall be eligible for incentives made available by the European Community and by the member states to support research into, and the development and availability of, orphan drugs.
Brexit and the Regulatory Framework in the United Kingdom

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On June 23, 2016, the electorate in the United Kingdom (U.K.) voted in favor of leaving the European Union (commonly referred to as “Brexit”). Thereafter, on March 29, 2017, the country formally notified the European Union of its intention to withdraw pursuant to Article 50 of the Lisbon Treaty. The withdrawal of the U.K. from the European Union will take effect either on the effective date of the withdrawal agreement or, in the absence of agreement, two years after the U.K. provides a notice of withdrawal pursuant to the E..U. Treaty. Since the regulatory framework for pharmaceutical products in the U.K. covering quality, safety and efficacy of pharmaceutical products, clinical trials, marketing authorization, commercial sales and distribution of pharmaceutical products is derived from European Union directives and regulations, Brexit could materially impact the future regulatory regime which applies to products and the approval of product candidates in the U.K. It remains to be seen how, if at all, Brexit will impact regulatory requirements for product candidates and products in the U.K.
Pharmaceutical Coverage, Pricing and Reimbursement
Significant uncertainty exists as to the coverage and reimbursement status of products approved by the FDA and other government authorities. Sales of products will depend, in part, on the extent to which third-party payors, including government health programs in the United States such as Medicare and Medicaid, commercial health insurers and managed care organizations, provide coverage, and establish adequate reimbursement levels for, such products. The process for determining whether a payor will provide coverage for a product may be separate from the process for setting the price or reimbursement rate that the payor will pay for the product once coverage is approved. Third-party payors are increasingly challenging the prices charged, examining the medical necessity, and reviewing the cost-effectiveness of medical products and services and imposing controls to manage costs. Third-party payors may limit coverage to specific products on an approved list, or formulary, which might not include all of the approved products for a particular indication.
In order to secure coverage and reimbursement for any product that might be approved for sale, a company may need to conduct expensive pharmacoeconomic studies in order to demonstrate the medical necessity and cost-effectiveness of the product, in addition to the costs required to obtain FDA or other comparable regulatory approvals. Nonetheless, product candidates may not be considered medically necessary or cost effective. Additionally, a payor’s decision to provide coverage for a drug product does not imply that an adequate reimbursement rate will be approved. Further, one payor’s determination to provide coverage for a drug product does not assure that other payors will also provide coverage for the drug product. Third-party reimbursement may not be sufficient to maintain price levels high enough to realize an appropriate return on investment in product development.
The containment of healthcare costs also has become a priority of federal, state and foreign governments and the prices of drugs have been a focus in this effort. Governments have shown significant interest in implementing cost-containment programs, including price controls, restrictions on reimbursement and requirements for substitution of generic products. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit Decoy’s net revenue and results. Coverage policies and third-party reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more products for which a company or its collaborators receive regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

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Outside the United States, ensuring adequate coverage and payment for Decoy’s product candidates will face challenges. Pricing of prescription pharmaceuticals is subject to governmental control in many countries. Pricing negotiations with governmental authorities can extend well beyond the receipt of regulatory marketing approval for a product and may require Decoy to conduct a clinical trial that compares the cost effectiveness of its product candidates or products to other available therapies. The conduct of such a clinical trial could be expensive and result in delays in Decoy’s commercialization efforts.
In the European Union, pricing and reimbursement schemes vary widely from country to country. Some countries provide that drug products may be marketed only after a reimbursement price has been agreed. Some countries may require the completion of additional studies that compare the cost- effectiveness of a particular drug candidate to currently available therapies. For example, the European Union provides options for its member states to restrict the range of drug products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. European Union member states may approve a specific price for a drug product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the drug product on the market. Other member states allow companies to fix their own prices for drug products, but monitor and control company profits. The downward pressure on health care costs in general, particularly prescription drugs, has become intense. As a result, increasingly high barriers are being erected to the entry of new products. In addition, in some countries, cross-border imports from low- priced markets exert competitive pressure that may reduce pricing within a country. Any country that has price controls or reimbursement limitations for drug products may not allow favorable reimbursement and pricing arrangements.
Healthcare Law and Regulation
Healthcare providers and third-party payors play a primary role in the recommendation and prescription of drug products that are granted regulatory approval. Arrangements with providers, consultants, third-party payors and customers are subject to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain Decoy’s business and/or financial arrangements. Such restrictions under applicable federal and state healthcare laws and regulations, include the following:
•the federal Anti-Kickback Statute, which prohibits, among other things, persons and entities from knowingly and willfully soliciting, offering, receiving or providing remuneration (including any kickback, bribe or rebate), directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, lease or order of, any good or service, for which payment may be made, in whole or in part, under a federal healthcare program such as Medicare and Medicaid;
•the federal civil and criminal false claims laws, including the civil False Claims Act, and civil monetary penalties laws, which prohibit individuals or entities from, among other things, knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;
•the federal Health Insurance Portability and Accountability Act of 1996 (HIPAA”), which created additional federal criminal laws that prohibit, among other things, knowingly and willingly executing, or attempting to execute, a scheme or making false statements in connection with the delivery of or payment for health care benefits, items, or services;

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•HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”)and its implementing regulations, which also imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information on covered entities and their business associates that associates that perform certain functions or activities that involve the use or disclosure of protected health information on their behalf;
•the federal transparency requirements known as the federal Physician Payments Sunshine Act, under the Patient Protection and Affordable Care Act, as amended by the Health Care Education Reconciliation Act (collectively the “ACA”), which requires certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid, or the Children’s Health Insurance Program, with specific exceptions, to report annually to the Centers for Medicare & Medicaid Services (“CMS”), within the U.S. Department of Health and Human Services, information related to payments and other transfers of value to physicians and teaching hospitals and information regarding ownership and investment interests held by physicians and their immediate family members; and
•analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws, which may apply to healthcare items or services that are reimbursed by non-governmental third-party payors, including private insurers.
Some state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government in addition to requiring drug manufacturers to report information related to payments to physicians and other HCPs or marketing expenditures. State and foreign laws also govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not pre-empted by HIPAA, thus complicating compliance efforts.
Healthcare Reform
A primary trend in the United States healthcare industry and elsewhere is cost containment. There have been a number of federal and state proposals during the last few years regarding the pricing of pharmaceutical and biopharmaceutical products, limiting coverage and reimbursement for drugs and other medical products, government control and other changes to the healthcare system in the United States.
In March 2010, the United States Congress enacted the Affordable Care Act, which, among other things, includes changes to the coverage and payment for drug products under government health care programs. Among the provisions of the ACA of importance to Decoy’s potential product candidates are:
•an annual, non-deductible fee on any entity that manufactures or imports specified branded prescription drugs and biologic agents, apportioned among these entities according to their market share in certain government healthcare programs;
•expansion of eligibility criteria for Medicaid programs by, among other things, allowing states to offer Medicaid coverage to certain individuals with income at or below 133% of the federal poverty level, thereby potentially increasing a manufacturer’s Medicaid rebate liability;

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•expanded manufacturers’ rebate liability under the Medicaid Drug Rebate Program by increasing the minimum rebate for both branded and generic drugs and revising the definition of average manufacturer price (“AMP”), for calculating and reporting Medicaid drug rebates on outpatient prescription drug prices;
•addressed a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected;
•expanded the types of entities eligible for the 340B drug discount program;
•established the Medicare Part D coverage gap discount program by requiring manufacturers to provide a 50% point-of-sale-discount off the negotiated price of applicable brand drugs to eligible beneficiaries during their coverage gap period as a condition for the manufacturers’ outpatient drugs to be covered under Medicare Part D; and
•a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research.
Other legislative changes have been proposed and adopted in the United States since the ACA was enacted. In August 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions of Medicare payments to providers of up to 2% per fiscal year, which went into effect in April 2013 and will remain in effect through 2024 unless additional Congressional action is taken. In January 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, which, among other things, further reduced Medicare payments to several providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.
Since enactment of the ACA, there have been numerous legal challenges and Congressional actions to repeal and replace provisions of the law. In May 2017, the U.S. House of Representatives passed legislation known as the American Health Care Act of 2017. Thereafter, the Senate Republicans introduced and then updated a bill to replace the ACA known as the Better Care Reconciliation Act of 2017. The Senate Republicans also introduced legislation to repeal the ACA without companion legislation to replace it, and a “skinny” version of the Better Care Reconciliation Act of 2017. In addition, the Senate considered proposed healthcare reform legislation known as the Graham-Cassidy bill. None of these measures were passed by the U.S. Senate.
In January 2017, President Trump signed an Executive Order directing federal agencies with authorities and responsibilities under the ACA to waive, defer, grant exemptions from, or delay the implementation of any provision of the ACA that would impose a fiscal or regulatory burden on states, individuals, healthcare providers, health insurers, or manufacturers of pharmaceuticals or medical devices. In October 2017, the President signed a second Executive Order allowing for the use of association health plans and short-term health insurance, which may provide fewer health benefits than the plans sold through the ACA exchanges. At the same time, the Administration announced that it will discontinue the payment of cost-sharing reduction (“CSR”), payments to insurance companies until Congress approves the appropriation of funds for such CSR payments. The loss of the CSR payments is expected to increase premiums on certain policies issued by qualified health plans under the ACA.

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A bipartisan bill to appropriate funds for CSR payments was introduced in the Senate, but the future of that bill is uncertain. Further, each chamber of Congress has put forth multiple bills designed to repeal or repeal and replace portions of the ACA. Although none of these measures have been enacted by Congress to date, Congress may consider other legislation to repeal and replace elements of the ACA. Congress will likely consider other legislation to replace elements of the ACA, during the next Congressional session. Decoy will continue to evaluate the effect that the ACA and its possible repeal and replacement could have on its business.
In August 2022, the Inflation Reduction Act of 2022 was signed into law and requires the federal government to negotiate prices for some high-cost drugs covered under Medicare, requires drug manufacturers to pay rebates to Medicare if they increase prices faster than inflation for drugs used by Medicare beneficiaries, and caps Medicare beneficiaries’ out-of-pocket spending under the Medicare Part D benefit. Decoy will monitor this issue to determine the effects of this legislation on its business.
Human Capital Resources
As of December 31, 2024, Decoy had a total of eight full time employees. Decoy also utilizes the services of similarly sized team of contractors with whom it has on-going multi-year relationships, and a three-person scientific advisory board consisting of academic clinicians that can be considered key opinion leaders in the therapeutic areas in which Decoy plans to operate.
Decoy’s human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating its existing and new employees, advisors and consultants. The principal purposes of Decoy’s equity and cash incentive plans are to attract, retain and reward personnel through the granting of stock-based and cash-based compensation awards, to increase stockholder value and the success of Decoy by motivating such individuals to perform to the best of their abilities and achieve Decoy’s objectives.
Properties
Decoy’s corporate headquarters are located at One Broadway, 14th Floor, Cambridge MA 02142. Decoy leases laboratory space at the JLABs NYC, 101 6th Ave 3rd floor, New York, NY 10013. Decoy does not own any physical property, plant or labs. The combined company intends to maintain Salarius’ headquarters in Houston, Texas.
Legal Proceedings
Decoy is not currently a party to any legal proceedings that, in the opinion of its management, are likely to have a material adverse effect on its business. Regardless of the outcome, litigation can have an adverse impact on Decoy because of defense and settlement costs, diversion of management resources and other factors.
History
Decoy was incorporated in the State of Delaware on April 17, 2020. Decoy is also registered to conduct business in Massachusetts and New York.
In addition, Decoy has a wholly-owned Canadian subsidiary, Decoy Drug Discovery Canada, Inc. which was incorporated on July 8, 2021. Decoy Drug Discovery Canada’s primary activities have been related to

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sponsored research activities at the University of Toronto and The University of Waterloo. Decoy may conduct additional Canadian sponsored research and business activities in the future.

RISK FACTORS

In addition to the risk factors and uncertainties relating to Salarius that are included herein and incorporated by reference herein, in connection with Salarius’ proposed merger with Decoy you should consider the following additional risks and uncertainties that could affect the post-merger combined company and materially affect the combined company’s business, results of operations or financial condition and cause the value of Salarius’ securities to decline. If any of these risks occur, Salarius’ business, financial condition, results of operations, and future prospects would likely be materially and adversely affected. In these circumstances, the market price of Salarius’ common stock and value of Salarius’ other securities would likely decline and you may lose all or part of your investment. Share information set forth in these risk factors is as of the dates set forth herein or therein and unless otherwise indicated, does not give effect to the issuance of the securities in connection with this offering.

Risks Related to the Merger

The Merger may be completed even though certain events occur prior to the Closing that materially and adversely affect Salarius or Decoy.

The Merger Agreement provides that either Salarius or Decoy can refuse to complete the merger if there is a material adverse change affecting the other party between January 10, 2025, the date of the Merger Agreement, and the Closing. However, certain types of changes do not permit either party to refuse to complete the Merger, even if such change could be said to have a material adverse effect on Salarius or Decoy, including:

•general business or economic conditions affecting the industry in which Salarius or Decoy or their subsidiaries, as applicable, operate,
•acts of war, armed hostilities or terrorism, acts of God or comparable events, epidemic, pandemic or disease outbreak (including the COVID-19 virus) or any worsening of the foregoing, or any declaration of martial law, quarantine or similar directive, policy or guidance or law or other action by any governmental body in response thereto,
•changes in financial, banking or securities markets,
•any change in, or any compliance with or action taken for the purpose of complying with, any law or GAAP (or interpretations of any law or GAAP),
•changes resulting from the announcement of the Merger Agreement or the pendency of the transactions contemplated by the Merger Agreement; or
•changes resulting from the taking of any action required to be taken under the Merger Agreement.

If adverse changes occur and Salarius and Decoy still complete the Merger, the market price of the combined company’s common stock may suffer. This in turn may reduce the value of the Merger to the stockholders of Salarius or Decoy.

The Qualified Financing may not be satisfied.

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One of the conditions to the obligations of the Company under the Merger Agreement is that on or immediately prior to the Closing, the Company consummate the Qualified Financing whereby the Company receives gross proceeds of no less than $6,000,000. No assurance can be given that all of the conditions to the consummation of the Qualified Financing condition will be satisfied, or that we will be able to satisfy the Qualified Financing condition. If the Qualified Financing is not consummated, and if we are not otherwise willing to waive the Qualified Financing condition, the parties will not be able to consummate the Merger. Failure to satisfy the Qualified Financing condition would leave the Company with minimal balance sheet cash and there would continue to be substantial doubt regarding our ability to continue as a going concern.

The Exchange Ratio set forth in the Merger Agreement is adjustable based on the Parent Cash Amount and the Company Cash Amount, each of which will be impacted by, among other things, unexpected expenses that could be experienced by Salarius or Decoy during the pre-closing period, which could result in Salarius Stockholders owning significantly less of the combined company than currently estimated.

The Exchange Ratio formula in the Merger Agreement is subject to adjustment based on the Parent Cash Amount and Company Cash Amount (each as defined in the Merger Agreement) on the anticipated Closing Date. For example, if the Parent Cash Amount is $0 and the Company Cash Amount is $2.0 million, stockholders of Salarius would own approximately 14.1% of the fully diluted common stock, and stockholders of Decoy would own, or hold rights to acquire, approximately 85.9% of Salarius common stock, in each case calculated on a fully-diluted basis for in-the-money options and warrants (and in each case, prior to taking into account any dilution from the Qualified Financing). The calculation of the Exchange Ratio under the Merger Agreement and post-closing ownership of Salarius Stockholders are subject to adjustment based on an assumed value of Salarius at Closing based on the Parent Cash Amount and Company Cash Amount as of the anticipated Closing Date. To the extent the Parent Cash Amount falls below $0, Salarius’ assumed value would be reduced or increased by $100,000 for every $100,000 below the threshold. To the extent the Company Cash Amount falls below $2.0 million, Decoy’s assumed value would be reduced by $100,000 for every $100,00 below the threshold.

Based on Salarius’ current estimates, Salarius anticipates delivering a Parent Cash Amount of approximately $0; however, the final Parent Cash Amount will not be calculated until the anticipated Closing Date, and may vary significantly depending on, among other things, Salarius’ ability to control and correctly estimate its operating expenses, and if the amount is significantly less, Salarius stockholders would experience additional dilution, subject to a floor of 10% of the combined company, regardless of the Parent Cash Amount on the anticipated Closing Date. Further, these ownership percentages do not give effect to the shares of Salarius common stock that will be issued to investors in the Qualified Financing prior to the Closing, and do not account for any additional shares of Salarius common stock that may be issued to investors following the Effective Time. As a result, stockholders of Salarius and/or Decoy could own less of the combined company than currently contemplated.

Stockholders of the combined company may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger and the Qualified Financing.

If the combined company is unable to realize the full strategic and financial benefits currently anticipated from the Merger, Salarius Stockholders and Decoy Stockholders will have experienced substantial dilution of their ownership interests in their respective companies. The Qualified Financing may cause substantial dilution to Salarius and Decoy stockholders which may result in such stockholders not receiving any commensurate benefit, or only

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receiving part of the commensurate benefit to the extent the combined company is able to realize only part of the strategic and financial benefits currently anticipated from the Qualified Financing.

The historical unaudited pro forma condensed combined financial information may not be representative of the combined company’s results after the Merger.

The historical unaudited pro forma condensed combined financial information included elsewhere in this Report has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the Merger been completed as of the date indicated, nor is it indicative of future operating results or financial position.

During the pendency of the Merger, Salarius and Decoy may not be able to enter into a business combination with another party at a favorable price because of restrictions in the Merger Agreement, which could adversely affect their respective businesses.

Covenants in the Merger Agreement impede the ability of Salarius and Decoy to make acquisitions, subject to certain exceptions relating to fiduciary duties, as set forth below, or to complete other transactions that are not in the ordinary course of business pending completion of the Merger. As a result, if the Merger is not completed, the parties may be at a disadvantage to their competitors during such period. In addition, while the Merger Agreement is in effect, each party is generally prohibited from soliciting, initiating, encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets, or other business combination outside the ordinary course of business with any third party, subject to certain exceptions relating to fiduciary duties. Any such transactions could be favorable to such party’s stockholders.

Certain provisions of the Merger Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

The terms of the Merger Agreement prohibit each of Salarius and Decoy from soliciting alternative takeover proposals or cooperating with persons making unsolicited takeover proposals, except in limited circumstances when such party’s board of directors determines in good faith that an unsolicited alternative takeover proposal is or is reasonably likely to lead to a superior takeover proposal and that failure to cooperate with the proponent of the proposal would be reasonably likely to be inconsistent with the applicable board’s fiduciary duties. Any such transactions could be favorable to such party’s stockholders. In addition, if Salarius terminates the Merger Agreement under certain circumstances, including terminating because of a decision of Salarius to enter into definitive agreement with respect to a superior offer, Salarius would be required to pay a termination fee of $300,000 to Decoy. This termination fee described above may discourage third parties from submitting alternative takeover proposals to Salarius Stockholders.

Pursuant to the terms of the Merger Agreement, we are required to recommend that our stockholders approve the conversion of all outstanding shares of our Series A Preferred Stock into shares of our Common Stock. We cannot guarantee that our stockholders will approve this matter, and if they fail to do so our operations may be materially harmed.

Under the terms of the Merger Agreement, we agreed following the consummation of the Merger to use reasonable best efforts to call and hold a meeting of Salarius stockholders to obtain the requisite approval for the conversion of all outstanding shares of Series A Preferred Stock issued in the Merger into shares of Salarius Common Stock, as

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required by the Nasdaq listing rules, as soon as practicable after the Closing of the Merger and, if such approval is not obtained at that meeting, to seek to obtain such approval at an annual or special stockholders meeting to be held at least every four months thereafter until such approval is obtained, which would be time-consuming and costly and could significantly negatively affect our projected cash position.

Because the lack of a public market for Decoy’s capital stock makes it difficult to evaluate the value of Decoy’s capital stock, the stockholders of Decoy may receive shares of Salarius common stock in the Merger that have a value that greater than the fair market value of Decoy’s capital stock.

The outstanding capital stock of Decoy is privately held and is not traded in any public market. The lack of a public market makes it extremely difficult to determine the fair market value of Decoy. Because the percentage of Salarius common stock to be issued to Decoy’s stockholders was determined based on negotiations between the parties, it is possible that Salarius may pay more than the aggregate fair market value for Decoy.

The combined company may become involved in securities class action litigation that could divert management’s attention and harm the combined company’s business and insurance coverage may not be sufficient to cover all costs and damages.

In the past, securities class action or shareholder derivative litigation often follows certain significant business transactions, such as the sale of a business division or announcement of a merger. The combined company may become involved in this type of litigation in the future. Litigation is often expensive and diverts management’s attention and resources, which could adversely affect the combined organization’s business.

The Merger Agreement between us and Decoy may be terminated in accordance with its terms and the Merger may not be completed.

The Merger Agreement is subject to a number of conditions which must be fulfilled in order to complete the Merger. Those conditions include, among other things: (i) the lack of a Material Adverse Effect on the respective businesses of Salarius and Decoy; (ii) the continued listing of our Common Stock on Nasdaq through the closing; (iii) the absence of any order, injunction, decree or other legal restraint preventing the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or making the completion of the Merger or any of the other transactions contemplated by the Merger Agreement illegal; and (iv) the accuracy of the respective parties’ representations and warranties contained in the Merger Agreement (subject to certain customary qualifications) and compliance by Salarius and Decoy with its respective agreements and covenants contained in the Merger Agreement.

These conditions to the closing may not be fulfilled in a timely manner or at all, and, accordingly, the Merger may not be completed. In addition, the parties can mutually decide to terminate the Merger Agreement at any time, or we or Decoy may elect to terminate the Merger Agreement in certain other circumstances.

We may not be able to effect the Merger pursuant to the Merger Agreement, and failure to complete the Merger could negatively impact our stock price and the future business and financial results of the Company.

In connection with the Merger Agreement, we have incurred substantial costs planning and negotiating the transaction. These costs include, but are not limited to, costs associated with employing and retaining third-party advisors who performed the financial, auditing, and legal services required before we were able to enter into the

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Merger Agreement and which will continue as we seek to complete the transaction. If, for whatever reason, including those set forth above, the transactions contemplated by the Merger Agreement fail to close, we will be responsible for these costs, which could adversely affect our liquidity and financial results. In addition, our stock price may decline significantly if the Merger is not completed.

The market price of Salarius’ common stock following the merger may decline as a result of the Merger.

The market price of Salarius’ common stock may decline as a result of the Merger for a number of reasons, including if:

•	investors react negatively to the prospects of the combined company’s product candidates, business and financial condition following the Merger;

•	the effect of the Merger on the combined company’s business and prospects is not consistent with the expectations of financial or industry analysts; or

•	the combined company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial or industry analysts.
Salarius and Decoy securityholders will have a reduced ownership and voting interest in, and will exercise less influence over the management of, the combined company following the Closing as compared to their current ownership and voting interest in the respective companies.

If the proposed merger is completed, the current securityholders of Salarius and Decoy will own a smaller percentage of the combined company than their ownership in their respective companies prior to the merger. Accordingly, the issuance of shares of Salarius common stock to Decoy’s stockholders in the merger will reduce significantly the relative voting power of each share of Salarius common stock held by its current stockholders and will reduce the relative voting power of each share of Decoy common stock held by its current stockholders. Consequently, Salarius’ stockholders as a group and Decoy’s stockholders as a group will have less influence over the management and policies of the combined company after the merger than prior to the merger.

Consequently, securityholders of both Salarius and Decoy will be able to exercise less influence over the management and policies of the combined company following the Closing than they currently exercise over the management and policies of their respective companies.

The combined company will need to raise additional capital by issuing securities or debt or through licensing or other strategic arrangements, which may cause dilution to the combined company’s stockholders or restrict the combined company's operations or impact its proprietary rights.

The combined company may be required to raise additional funds sooner than currently planned. If either or both of Salarius or Decoy hold less cash at the time of the Closing than the parties currently expect, the combined company will need to raise additional capital sooner than expected. Additional financing may not be available to the combined company when it needs it or may not be available on favorable terms. To the extent that the combined company raises additional capital by issuing equity securities, such an issuance may cause significant dilution to the combined company’s stockholders’ ownership and the terms of any new equity securities may have preferences over the combined company’s common stock. Any debt financing the combined company enters into may involve covenants that restrict its operations. These restrictive covenants may include limitations on additional borrowing and specific

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restrictions on the use of the combined company’s assets, as well as prohibitions on its ability to create liens, pay dividends, redeem its stock or make investments. In addition, if the combined company raises additional funds through licensing, partnering or other strategic arrangements, it may be necessary to relinquish rights to some of the combined company’s technologies or product candidates and proprietary rights, or grant licenses on terms that are not favorable to the combined company.

Furthermore, provisions in the agreements for the Qualified Financing may deter or prevent the combined company from raising additional capital to fund the company as and when needed. Restrictive covenants and other provisions in the Qualified Financing documents could deter or prevent the combined company from raising additional capital as and when needed. The combined company’s failure to raise capital as and when needed would have a negative effect on its financial condition and its ability to develop and commercialize its pipeline and otherwise pursue the combined company’s business strategy and the combined company may be unable to continue as a going concern.

Risks Related to Salarius
Risks Related to Salarius’ Financial Position and Capital Needs
If the merger is not completed, Salarius may not be able to otherwise source adequate liquidity to fund its operations, meet its obligations, and continue as a going concern. Salarius’ board of directors may decide to pursue a dissolution and liquidation of Salarius. In such an event, there can be no assurances as to the amount or timing of available cash left, if any, to distribute to its stockholders after paying its debts and other obligations and setting aside funds for reserves.
While Salarius has entered into the Merger Agreement with Decoy, the Closing may be delayed or may not occur at all and there can be no assurance that the Merger will deliver the anticipated benefits Salarius expects or enhance stockholder value. If the merger is not completed and the Merger Agreement is terminated under certain circumstances, Salarius may be required to pay Decoy a termination fee of $300,000. Even if a termination fee is not payable in connection with a termination of the Merger Agreement, Salarius will have incurred significant fees and expenses, which must be paid whether or not the Merger is completed.
Salarius does not currently have adequate financial resources to fund its forecasted operating costs for at least twelve months from the filing of this report. As of September 30, 2024, Salarius’ cash and cash equivalents totaled $3.3 million, which were held in bank deposit accounts and a money market account. As of September 30, 2024, Salarius has incurred an accumulated deficit of $80.5 million. For the nine months ended September 30, 2024, Salarius reported net losses of $4.1 million. As a result, Salarius believes its existing cash resources are sufficient to meet its anticipated needs into the first half of 2025. If for any reason the Merger does not close, Salarius would need to raise additional capital to continue to fund the further development of its product candidates and its operations thereafter. Salarius has based its cash sufficiency estimates on its current business plan and its assumptions may prove to be wrong. Salarius could utilize its available capital resources sooner than it currently expects, and it could need additional funding sooner than currently anticipated. Additionally, the process of advancing early stage product candidates and testing product candidates in clinical trials is costly, and the timing of progress in these clinical trials is uncertain. Even if Salarius raises sufficient funds and decides to continue the development of its product candidates, its ability to successfully transition to profitability will be dependent upon achieving a level of product sales adequate to support its cost structure. Salarius cannot assure you that it will ever be profitable or generate positive cash flow from operating activities.
Failure to secure any necessary financing in a timely manner and on favorable terms or the failure of the proposed Merger to be consummated in a timely manner would require Salarius to further delay or abandon clinical development plans. If, for any reason, the Merger does not close, the Salarius board of directors may elect to, among other things, attempt to complete another strategic transaction like the Merger, attempt to sell or otherwise dispose of the various assets of Salarius, resume its research and development activities and continue to operate the business of Salarius. Any of these alternatives would be costly and time-consuming and would require that Salarius obtain

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additional funding. Salarius expects that it would be difficult to secure financing in a timely manner, on favorable terms or at all. Salarius can make no assurances that it would be able to obtain additional financing or find a partner and close an alternative transaction on terms that are as favorable or more favorable than the terms set forth in the Merger Agreement or that any such alternatives are possible or would be successful, if pursued. To the extent that Salarius seeks and is able to raise additional capital through the sale of equity or convertible debt securities, Salarius’ stockholders’ ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect their rights as a common stockholder. Debt financing or preferred equity financing, if available, may involve agreements that include covenants limiting or restricting Salarius’ ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If Salarius raises funds through strategic transactions or marketing, distribution, or licensing arrangements with third parties, Salarius may have to relinquish valuable rights to its technologies, future revenue streams, research programs or product candidates or to grant licenses on terms that may not be favorable to it. Even if Salarius is able to pursue such alternatives, the failure to complete the Merger may result in negative publicity and/or a negative impression of Salarius in the investment community, could significantly harm the market price of Salarius common stock and may affect Salarius’ relationship with employees and other partners in the business community.
If the Salarius board of directors were to decide to dissolve and liquidate Salarius’ assets, Salarius would be required to pay all of its debts and contractual obligations, and to set aside certain reserves for potential future claims, and there can be no assurances as to the amount or timing of available cash left, if any, to distribute to stockholders after paying its debts and other obligations and setting aside funds for reserves. In addition, Salarius may be subject to litigation or other claims related to a dissolution and liquidation. If a dissolution and liquidation were pursued, the Salarius board of directors, in consultation with its advisors, would need to evaluate these matters and make a determination about a reasonable amount to reserve. Accordingly, Salarius’ stockholders would likely lose all or a significant portion of their investment in the event of a liquidation, dissolution or winding up of Salarius.
Salarius does not believe that its current expenses are indicative of the costs it may incur in the future in connection with the development and commercialization of any product candidate if it consummates the Merger or raises additional capital to continue its operations. Salarius’ future funding requirements will depend on many factors, including:

•its ability to consummate the Merger with Decoy;
•the scope, rate of progress and cost of its preclinical and clinical trials for any product candidate in its future pipeline and results of future clinical trials;
•the cost and timing of regulatory filings and approvals for any product candidates that successfully complete clinical trials;
•the timing and nature of any strategic transactions that Salarius undertakes, including potential partnerships;
•the effect of competing technological and market developments;
•the cost incurred in responding to actions by activist stockholders; and
•the cost of filing, prosecuting, defending and enforcing its intellectual property rights.

In addition, the amounts available under Salarius’ shelf registration statement on Form S-3 will be significantly limited as long as Salarius’ public float remains below $75 million, which, given its currently depressed stock price, limits its ability to obtain meaningful funding through a shelf registration statement at this time, although Salarius could still raise funds through a registration statement on Form S-1 or through private placements.
As such, there is uncertainty regarding Salarius’ ability to maintain liquidity sufficient to operate its business effectively, which raises substantial doubt about its ability to continue as a going concern.
Salarius’ common stock may be subject to delisting from Nasdaq.
Salarius’ common stock is currently listed on the Nasdaq Capital Market, or Nasdaq. To maintain its listing on Nasdaq, Salarius is required to maintain: (i) a minimum bid price of $1.00 per share; (ii) a market value of publicly

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held securities of $1 million; (iii) a certain number of round lot stockholders; and (iv) one of the following: a net income from continuing operations (in the latest fiscal year or two of the three last fiscal years) of at least $500,000, a market value of listed securities of at least $35 million or a stockholders’ equity of at least $2.5 million (the “Stockholders’ Equity Requirement”). Nasdaq has the authority to delist Salarius’ common stock if Salarius fails to maintain these minimum requirements. In addition, Nasdaq may delist Salarius if, based on Nasdaq’s review of Salarius’ operations and pursuant to Nasdaq Listing Rule 5101, Nasdaq believes that Salarius is a “public shell” and that the continued listing of its securities is no longer warranted. Salarius has no current plans to delist its shares of common stock from Nasdaq. However, following the decision to close the clinical development of seclidemstat for Ewing sarcoma, Salarius may be treated as a public shell under Nasdaq rules. Although Nasdaq evaluates whether a listed company is a public shell company based on a facts and circumstances determination, a Nasdaq-listed company with no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets is generally considered to be a public shell company. Listed companies determined to be public shell companies by Nasdaq may be subject to delisting proceedings or additional and more stringent listing criteria.
On August 9, 2024, Salarius reported in its Quarterly Report on Form 10-Q that for the three months ended June 30, 2024, its stockholders’ equity was approximately $2.3 million. As further disclosed in that Quarterly Report on Form 10-Q, subsequent to June 30, 2024, Salarius sold 564,730 shares of its common stock for gross proceeds of approximately $1.5 million pursuant to that certain At the Market Offering Agreement, dated as of February 5, 2021, with Ladenburg Thalmann & Co. Inc. (the “ATM Financing Transaction”). On August 13, 2024, Salarius reported via Current Report on Form 8-K that Salarius regained compliance with the Stockholders’ Equity Requirement after giving effect to the ATM Financing Transaction. Notwithstanding the foregoing, Nasdaq will continue to monitor Salarius’ ongoing compliance with the Stockholders’ Equity Requirement and, if at the time of the next periodic report Salarius does not evidence compliance, Salarius’ common stock may be subject to delisting.
Salarius is actively monitoring the market value of its publicly held securities and its stockholders’ equity and will consider any and all options available to it to maintain compliance. There can be no assurance, however, that Salarius will be able to maintain compliance and meet Nasdaq’s continued listing requirements.
If Salarius’ common stock is delisted from Nasdaq, whether because Nasdaq determines Salarius is a “public shell” or Salarius fails to maintain compliance with the continued listed requirements, or otherwise, Salarius’ securities may qualify for trading over-the-counter (“OTC”), in the United States on a market colloquially referred to as the “Pink Sheets.” Securities quoted on OTC are generally subject to lesser requirements than securities listed for trading on a U.S. national stock exchange, such as Nasdaq, including reduced corporate governance and public reporting standards. If Nasdaq should delist Salarius’ common stock from trading, a reduction in some or all of the following may occur, each of which could have a material adverse effect on holders of Salarius’ common stock: the liquidity of the common stock; the market price of the common stock; the number of institutional and general investors that will consider investing in the common stock; the number of investors in general that will consider investing in the common stock; the number of market makers in the common stock; the availability of information concerning the trading prices and volume of the common stock; and the number of broker-dealers willing to execute trades in the common stock. In addition to the foregoing, there are certain consequences under the Securities Act of being a public shell company, including the unavailability of Rule 144 thereunder for the resale of restricted securities and the inability to utilize Form S-8 for the registration of employee benefit plan securities.
Salarius is substantially dependent on its remaining employees and consultants to facilitate the consummation of the merger.

As of January 10, 2025, Salarius had only two full-time employees and one consultant acting as Salarius’ Chief Executive Officer. Salarius’ ability to successfully complete the Merger depends in large part on its ability to retain certain remaining personnel. Despite Salarius’ efforts to retain these employees, one or more may terminate their employment or consulting arrangement with Salarius on short notice. The loss of the services of certain employees could potentially harm Salarius’ ability to consummate the Merger, to run its day-to-day business operations, as well as to fulfill its reporting obligations as a public company.

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The pendency of the Merger could have an adverse effect on the trading price of Salarius’ common stock and its business, financial condition and prospects.
The pendency of the Merger could disrupt Salarius’ business in many ways, including:
•the attention of its remaining management and employees may be directed toward the completion of the Merger and related matters and may be diverted from Salarius’ day-to-day business operations; and
•third parties may seek to terminate or renegotiate their relationships with Salarius as a result of the Merger, whether pursuant to the terms of their existing agreements with Salarius or otherwise.

Should they occur, any of these matters could adversely affect the trading price of Salarius’ common stock or harm its business, financial condition and prospects.

Risks Related to Decoy’s Business
Decoy’s financial condition raises substantial doubt regarding its ability to continue as a going concern.
Decoy’s consolidated financial statements have been prepared assuming that Decoy will continue to operate as a going concern, which contemplates the realization of assets, and the satisfaction of liabilities and commitments in the ordinary course of business. Based on Decoy’s current operations and operating plans, however, Decoy believes that its existing cash and cash equivalents will not be sufficient to fund Decoy’s operating expenses and capital expenditure requirements for the next 12 months. Included in Decoy’s anticipated future capital needs will be capital for advancing Decoy’s research and development activities including Decoy’s goal to begin a Phase 1 clinical trial for DCOY-101 potentially in the first half of 2026. As a result, Decoy has determined that there is substantial doubt regarding Decoy’s ability to continue as a going concern, and Decoy’s independent registered public accounting firm has included in its audit opinion for the year ended December 31, 2023, an explanatory paragraph about such substantial doubt regarding Decoy’s ability to continue as a going concern.
The substantial doubt regarding Decoy’s ability to continue as a going concern may adversely affect Decoy’s stock price and its ability to raise capital necessary to execute Decoy’s current operating plans. If Decoy is unable to obtain additional capital, it may not be able to continue its operations on the scope or scale as currently conducted, and Decoy could be forced to cease operations, in which case stockholders of the combined company could lose all or most of their investment.
Decoy has never generated revenue from product sales and all of Decoy’s product candidates are currently in the preclinical stage, and Decoy may continue to incur significant losses for the foreseeable future and never generate revenue from product sales.

Decoy is a preclinical biopharmaceutical discovery and development company. Decoy plans to bring certain product candidates into the early stages of clinical development beginning in the first half of 2026, however its ability to do so will depend on factors beyond Decoy’s control, including its ability to raise capital and to effectively navigate the regulatory requirements, particularly those imposed by the United States Food and Drug Administration (the “FDA”) which are described elsewhere in these Risk Factors and in this Report. Because of the need to proceed to and complete clinical trials, establish safety and efficacy and obtain regulatory approval, which is an expensive and time-consuming process, Decoy does not anticipate generating revenue from product sales for at least several years and will continue to sustain considerable losses during that time. Decoy may develop a partnership that could generate income sooner, but there is no guarantee that will be achievable.

Because Decoy has yet to generate revenue from product sales on which to evaluate its potential for future success and to determine if Decoy will be able to execute its business plan, it is difficult to evaluate Decoys’ prospects and the likelihood of success or failure of its business.

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Decoy’s ability to generate revenue from product sales and achieve profitability depends on its ability, alone or with partners, to successfully complete the development of, obtain the regulatory approvals for and commercialize pharmaceutical product candidates. Decoy has no pharmaceutical product candidates that have proceed to clinical trials or generated any commercial revenue, does not expect to generate revenues from the commercial sale of pharmaceutical products for foreseeable future, and may never generate revenues from the sale of pharmaceutical products. Decoy’s ability to generate revenue and achieve profitability will depend on, among other things, the following:

•identifying and validating new therapeutic strategies;
•entering into and maintaining collaborations and relationships with large pharmaceutical or biotechnology companies;
•completing its research and preclinical development of pharmaceutical product candidates;
•initiating and completing clinical trials for pharmaceutical product candidates;
•seeking and obtaining regulatory marketing approvals for pharmaceutical product candidates that successfully complete clinical trials;
•establishing and maintaining supply and manufacturing relationships with third parties;
•launching and commercializing pharmaceutical product candidates for which Decoy obtains regulatory marketing approval with a partner or, if launched independently, successfully establishing a sales force, marketing and distribution infrastructure;
•maintaining, protecting, enforcing, defending and expanding its intellectual property portfolio; and
•attracting, hiring and retaining qualified personnel.

Because of the numerous risks and uncertainties associated with pharmaceutical product development, Decoy cannot predict the timing or amount of increased expenses and when it will be able to achieve or maintain profitability, if ever. Decoy’s expenses could increase beyond expectations if it is required by regulatory agencies to perform additional unanticipated studies and trials.

Even if one or more pharmaceutical product candidates Decoy independently develops is approved for commercial sale, Decoy anticipates incurring significant costs associated with commercializing any approved pharmaceutical product candidate. Moreover, even if Decoy can generate revenues from the sale of any approved pharmaceutical products, Decoy may not become profitable and may need to obtain additional funding to continue operations.

Because early-stage drug development requires major capital investment, as Decoy continues to incur operating losses, it will need to raise additional capital or form strategic partnerships to support its research and development activities in the future.

Decoy is still in the early stages of development of its product candidates, and has no products approved for commercial sale or presently in clinical trials. Decoy’s ability to proceed to and conduct clinical trials in a cost-effective manner and within the desired timeframes remains subject to uncertainties including the potential for supply chain shortages and difficulties in obtaining adequate participant enrollments which are common challenges faced in conducting clinical trials. Further, developing pharmaceutical products, including conducting preclinical studies and clinical trials, is capital-intensive. As a rule, research and development expenses increase substantially as product candidates are advanced toward clinical programs. If Decoy is able to advance its products to and through clinical trials, it may need to raise additional capital to support its operations and/or form partnerships, in addition to its existing collaborative alliances, which may give substantial rights to a partner. Such funding or partnerships may not be available to Decoy on acceptable terms, or at all. Moreover, any future financing may be very dilutive to Decoy’s existing stockholders.

As Decoy moves lead compounds through toxicology and other preclinical studies, also referred to as nonclinical studies, it has and will be required to file an investigational new drug (“IND”) or its equivalent in foreign countries, and as it conducts clinical development of product candidates, it may have adverse results that may cause Decoy to

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consume additional capital. Decoy’s partners may not elect to pursue the development and commercialization of Decoy’s product candidates subject to Decoy’s respective agreements with them. These events may increase Decoy’s development costs more than it expects. Decoy may need to raise additional capital or otherwise obtain funding through strategic alliances if it initiates clinical trials for new product candidates other than programs currently partnered. Decoy will require additional capital to obtain regulatory approval for, and to commercialize, product candidates.

In securing additional financing, such additional fundraising efforts may divert Decoy’s management’s attention from its day-to-day activities, which may adversely affect its ability to develop and commercialize product candidates. Decoy cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to Decoy, if at all. If Decoy cannot raise additional capital when required or on acceptable terms, it may be required to:

•accept terms that restrict its ability to issue securities, incur indebtedness, or otherwise raise capital in the future, or restrict its ability to pay dividends or engage in acquisitions;
•significantly delay, scale back or discontinue the development or commercialization of any product candidates;
•seek strategic alliances for research and development programs at an earlier stage than otherwise would be desirable or on terms less favorable than might otherwise be available; or
•relinquish or license on unfavorable terms, its rights to technologies or any product candidates Decoy otherwise would seek to develop or commercialize itself.

If Decoy is unable to raise additional capital in sufficient amounts or on terms acceptable to Decoy, it will be prevented from pursuing development and commercialization efforts, which will have a material adverse effect on its business, operating results and prospects or may render Decoy unable to continue operations.

Risks Related to the Discovery, Development and Commercialization of Product Candidates by Decoy

If any strategic alliances on which Decoy depends are unsuccessful or are terminated, Decoy may be unable to develop or commercialize certain product candidates and it may be unable to generate revenues from its development programs.

Decoy will likely need to use third-party alliance partners for financial, scientific, manufacturing, marketing and sales resources for the development and commercialization of its product candidates. Decoy also presently relies on a number of third party vendors for a variety of operational functions, including the provision of its technology infrastructure and other elements of its product candidate development programs as well as critical data storage and processing functions. These strategic alliances, if Decoy is able to enter into, foster and maintain them, will likely constrain its control over development and commercialization of its product candidates, especially once a candidate has reached the stage of clinical development. Decoy’s ability to recognize revenues from successful strategic alliances may be impaired by several factors including a partner shifting its priorities and resources away from Decoy, failing to perform under required standards or contractual terms, terminating the relationship with Decoy, entering into a dispute or litigation with Decoy or third parties or ceasing operations.

For example, Decoy relies and expects to continue to rely on third parties to conduct some aspects of its preclinical testing and on third-party contract research organizations (“CROs”) to conduct clinical trials. This reliance can materially delay Decoy’s research and developments efforts, and increase the costs of undertaking them. Further, any disputes that may arise from Decoy’s arrangements with CROs or contract manufacturing organizations (“CMOs”) may result in additional unexpected expenses and force Decoy’s management to allocate their limited time to seeking a resolution to the problem, which could materially adversely affect Decoy’s operations.

Additionally, Decoy’s reliance on third-party manufacturers to develop products and its anticipated reliance on third-party manufacturers to produce products it may develop in the future entail risks to which Decoy would not be

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subject if it supplied the materials needed to develop and manufacture its product candidates itself, including supply chain shortages, the inability to meet any product specifications and quality requirements consistently, a delay or inability to procure or expand sufficient manufacturing capacity, and a failure to comply with current Good Manufacturing Practices (“cGMP”) and similar foreign standards. These events could lead to clinical study delays or failure to obtain regulatory approval or impact Decoy’s ability to successfully commercialize future products. Some of these events could be the basis for regulatory actions, including injunction, recall, seizure or total or partial suspension of production.

Termination of or other adverse development with respect to a strategic alliance may require Decoy to seek out and establish alternative strategic alliances with third-party partners. This may not be possible, including due to restrictions under the terms of Decoy’s collaborations, or Decoy may not be able to do so on terms acceptable to Decoy. If Decoy fails to establish alternative strategic alliances with third-party partners on terms acceptable to Decoy, or at all, it may be required to limit the size or scope of one or more of its programs or decrease its expenditures and seek additional funding by other means. Such events would likely have a material adverse effect on Decoy’s results of operations and financial condition.

Since Decoy expects to rely on third parties to conduct, supervise and monitor any future clinical trials, if those third parties fail to perform in a satisfactory manner and one that meets applicable regulatory, scientific and safety requirements, it may materially harm Decoy’s business.

If and when Decoy is able to proceed to clinical trial for a product candidate, it will rely on CROs and clinical trial sites to ensure the proper and timely conduct of its clinical trials. Decoy anticipates that Decoy or its partners will have limited influence over their actual performance. Nevertheless, Decoy or its partners will be responsible for ensuring that each of its clinical trials is conducted in accordance with its protocol, and that all legal, regulatory and scientific standards are met. Decoy’s reliance on the CROs does not relieve Decoy of its regulatory responsibilities.

Decoy, its partners and its CROs must comply with current Good Clinical Practices (“cGCPs”), as defined by the FDA and the International Conference on Harmonization, for conducting, recording and reporting the results of IND-enabling preclinical studies and clinical trials, to ensure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of clinical trial participants are protected. The FDA enforces these cGCPs through periodic inspections of trial sponsors, principal investigators, and clinical trial sites. If Decoy or its CROs fail to comply with cGCPs, the clinical data generated in Decoy’s clinical trials may be deemed unreliable and the FDA or other regulators may require Decoy to perform additional clinical trials before approving any marketing applications. Decoy’s clinical trials will require a sufficiently large number of test subjects to evaluate the safety and effectiveness of a product candidate. If Decoy’s CROs fail to comply with these regulations or fail to recruit a sufficient number of patients, fail to recruit properly qualified patients or fail to properly record or maintain patient data, Decoy may be required to repeat such clinical trials, which would delay the regulatory approval process.

Decoy’s contracted CROs will not be Decoy’s employees, and Decoy cannot control whether they devote sufficient time and resources to Decoy’s clinical and nonclinical programs. These CROs may also have relationships with other commercial entities, including Decoy’s competitors, for whom they may also be conducting clinical trials, or other drug development activities that could harm Decoy’s competitive position. If Decoy’s CROs do not successfully carry out their contractual duties or obligations, fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to failing to adhere to Decoy’s clinical protocols or regulatory requirements, or for any other reasons, Decoy’s clinical trials may be extended, delayed or terminated, and Decoy may not obtain regulatory approval for, or successfully commercialize its product candidates. Decoy’s financial results and the commercial prospects for such products and any product candidates it develops would be harmed, its costs could increase, and its ability to generate revenues could be delayed.

Decoy also expects to rely on other third parties to store and distribute drug products for any clinical trials it may conduct. Any performance failure by Decoy’s distributors could delay clinical development or marketing approval of its product candidates or commercialization of its products, if approved, producing additional losses and depriving Decoy of potential product revenue.

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Because the approach Decoy is taking to discover and develop drugs is novel, it may never lead to marketable products.

Decoy is concentrating its therapeutic product research and development efforts on using its proprietary technology, and Decoy’s future success depends on the continued successful development of this technology and the products derived from it. Decoy has never commercialized any products. The scientific discoveries that form the basis for Decoy’s efforts to discover and develop drug product candidates are relatively new and unproven. The scientific evidence to support the feasibility of developing product candidates based on Decoy’s approach is limited. If Decoy does not successfully develop and commercialize drug product candidates based upon its technological approach, it may not become profitable and the value of its stock may decline.

Further, Decoy’s approach to drug development involves the use of artificial intelligence (“AI”) and computing software to identify potential molecules for further research and development processes. The use of AI is relatively novel, and the underlying technology continues to experience substantial changes with the passage of time and as considerable resources continue to be deployed in the market. Decoy is therefore subject to unique risks and uncertainties based on its reliance on and involvement in AI for its operations, including the risk of regulatory developments that may adversely affect or hinder its ability to use this technology or expose Decoy to potential liability arising from such use, the risk that competitors develop or deploy similar or superior systems in their operations that give them an advantage over Decoy, and the risk that the third parties on which Decoy relies for its technology and infrastructure fail to perform as needed or fail to protect its rights, technology, data and interests. Further, Decoy relies on a relatively small number of third parties for services and infrastructure related to its technology, and any loss or diminishment of any of those relationships could significantly harm its business, and Decoy may be unable to find a suitable replacement for those functions in a reasonable amount of time, on favorable terms or at all.

If Decoy does not succeed in its efforts to identify or discover additional potential product candidates, investments in Decoy or the combined company may be lost.

The success of Decoy’s business depends primarily upon its ability to identify, develop and commercialize drug products, an extremely risky business. Decoy’s research programs may initially show promise in identifying potential product candidates, yet fail to yield product candidates for clinical development for several reasons, including:

•Decoy’s research methodology or that of its partners may be unsuccessful in identifying potential product candidates;
•potential product candidates may have harmful side effects or may have other characteristics that make the products unmarketable or unlikely to receive marketing approval; and
•Decoy or its partners may change their development profiles for potential product candidates or abandon a therapeutic area.

Such events may force Decoy to abandon its development efforts for a program or programs, which would have a material adverse effect on its business and could cause Decoy to cease operations. Research programs to identify new product candidates require substantial technical, financial, and human resources. Decoy may focus its efforts and resources on potential programs or product candidates that ultimately prove to be unsuccessful.

Because Decoy’s future commercial success depends on gaining regulatory approval for its products, Decoy cannot generate revenue without obtaining approvals.

Decoy’s long-term success and generation of revenue will depend upon the successful development of new products from its research and development activities, including those licensed or acquired from third parties. Product development is very expensive and involves a high degree of risk. Only a small number of research and development programs result in the commercialization of a product. For example, the FDA indicates that

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approximately 70% of drugs proceed past Phase 1 studies, 33% proceed past Phase 2, and just 25%-30% proceed past Phase 3 to Phase 4 which is the final phase in the FDA review and approval process for marketing therapeutic product candidates. The process for obtaining regulatory approval to market product candidates is expensive, usually takes many years, and can vary substantially based on the type, complexity, and novelty of the product candidates involved. Decoy’s ability to generate revenue would be adversely affected if Decoy is delayed or unable to successfully develop its products.

Decoy may also pursue and deploy substantial resources and time towards seeking accelerated or limited approval processes that it may be deemed to not qualify for or may otherwise not be granted, in which case those efforts and resources will have been lost, and a delay or inability to obtain the approval for the applicable product candidate may result.

Decoy cannot guarantee that any marketing application for its product candidates will be approved. If Decoy does not obtain regulatory approval of its products or Decoy is significantly delayed or limited in doing so, Decoy cannot generate revenue, and it may need to significantly curtail operations.

If Decoy is unable to successfully complete preclinical testing and clinical trials of its product candidates or experience significant delays in doing so, its business will be materially harmed.

Decoy has invested and intends to continue to invest a significant portion of its efforts and financial resources in the identification and preclinical development of product candidates that target select diseases, including viral diseases and colon cancer. Decoy’s ability to generate product revenues, which it does not expect will occur for many years, if ever, will depend heavily on the successful development and eventual commercialization of its product candidates.

The commercial success of Decoy’s product candidates will depend on several factors, including:

•successful completion of preclinical studies and clinical trials;
•receipt of marketing and pricing approvals from regulatory authorities;
•obtaining and maintaining patent and trade secret protection for product candidates;
•establishing and maintaining manufacturing relationships with third parties or establishing Decoy’s own manufacturing capability; and
•commercializing Decoy’s products, if and when approved, whether alone or in collaboration with others.

If Decoy does not achieve one or more of these factors in a timely manner or at all, it could experience significant delays or an inability to successfully complete development of, or to successfully commercialize, its product candidates, which would materially harm its business. Pharmaceutical products that do overcome the low probability of success of drug development and achieve commercialization often do not recoup their cost of capital. If Decoy is unable to design and develop each drug to meet a commercial need far in the future, the approved drug may become a commercial failure and Decoy’s investment in those development and commercialization efforts will have been commercially unsuccessful.

Decoy may be unable to demonstrate safety and efficacy of its product candidates to the satisfaction of regulatory authorities or it may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of its product candidates.

Before obtaining marketing approval from regulatory authorities for the sale of product candidates, Decoy or its partners must conduct extensive preclinical studies and clinical trials to demonstrate the safety and efficacy of the product candidates in humans. Clinical trials are expensive, difficult to design and implement, can take many years to complete and are uncertain as to outcome. A failure of one or more clinical trials can occur at any stage of testing. The outcome of preclinical studies and early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not predict final results. Moreover, preclinical, and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates

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performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval for their products.

Events that may cause a delay or unsuccessful completion of clinical development include, among other things:

•delays in agreeing with the FDA or other regulatory authorities on final clinical trial design;
•imposition of a clinical hold following an inspection of a clinical trial operations or trial sites by the FDA or other regulatory authorities;
•delays in agreeing on acceptable terms with prospective contract research organizations, or CROs, and clinical trial sites;
•delays in obtaining required institutional review board approval at each clinical trial site;
•delays in recruiting suitable patients to participate in a trial;
•delays in the testing, validation, manufacturing and delivery of the product candidates to the clinical sites;
•delays in having patients complete participation in a trial or return for post-treatment follow-up;
•delays caused by patients dropping out of a trial due to product side effects or disease progression;
•clinical sites dropping out of a trial to the detriment of enrollment;
•negative or inconclusive results of clinical trials of product candidates;
•time and expenses required to add new clinical sites; or
•delays by contract manufacturers in producing and delivering sufficient supply of clinical trial materials.

If Decoy or its partners must conduct additional clinical trials or other testing of any product candidates beyond those that are contemplated, or are unable to successfully complete clinical trials or other testing of any of its product candidates, or if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, Decoy or its partners may be subject to delays in or restriction from obtaining marketing approval for its product candidates, negative labeling and marketing requirements, additional post-marketing testing requirements, or actions by regulatory agencies to remove the product from a target market after obtaining marketing approval.

Decoy’s product development costs will also increase if Decoy experiences delays in testing or in obtaining marketing approvals. Decoy does not know whether any clinical trials will begin as planned, will need to be restructured or will be completed on schedule, if at all. Significant clinical trial delays also could shorten any periods during which Decoy may have the exclusive right to commercialize its product candidates or allow its competitors to bring products to market before Decoy does, which would impair its ability to successfully commercialize its product candidates and may harm its business and results of operations. Any inability to successfully complete preclinical and clinical development, whether independently or with Decoy’s partners, could cause additional costs to Decoy or impair its ability to generate revenues from its product candidates, including product sales, milestone payments, profit sharing or royalties.

Decoy’s product candidates may cause adverse effects or have other properties that could delay or prevent their regulatory approval or limit the scope of any approved label or market acceptance.

Adverse events (“AEs”) or serious adverse events (“SAEs”), that may be observed during clinical trials of Decoy’s product candidates could cause Decoy, other reviewing entities, clinical trial sites or regulatory authorities to interrupt, delay or halt such trials and could cause denial of regulatory approval. If AEs or SAEs are observed in any clinical trials of Decoy’s product candidates, including those Decoy’s partners may develop under alliance agreements, Decoy or its partners’ ability to obtain regulatory approval for product candidates may be negatively impacted.

Serious or unexpected side effects caused by an approved product could result in significant negative consequences, including the following:

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•regulatory authorities may withdraw prior approval of the product or impose restrictions on its distribution in the form of a modified risk evaluation and mitigation strategy (“REMS”) which may restrict the manner in which the product can be distributed or administered;
•Decoy may be required to add labeling statements, such as warnings or contraindications;
•Decoy may be required to change the way the product is administered or conduct additional clinical trials;
•Decoy may decide or be forced to temporarily or permanently remove the affected product from one or more target markets or from the marketplace in general;
•Decoy could be sued and held liable for harm caused to patients; and
•Decoy’s reputation may suffer.

These events could prevent Decoy or its partners from achieving or maintaining market acceptance of the affected product and could substantially increase the costs of commercializing Decoy’s products and impair its ability to generate revenues from the commercialization of these products either by Decoy or by its partners.

Following regulatory approval for a product candidate, Decoy will still face extensive regulatory requirements and the approved product may face future development and regulatory difficulties.

Even if Decoy obtains regulatory approval in the United States or elsewhere, the applicable regulators may still impose significant restrictions on the indicated uses or marketing of its product candidates or impose ongoing requirements for potentially costly post-approval studies or post-market surveillance. The following discussion is based on United States law. Similar types of regulatory provision apply outside of the United States.

The holder of an approved new drug application (“NDA”) must monitor and report AEs and SAEs and any failure of a product to meet the specifications in the NDA. The holder of an approved NDA must also submit new or supplemental applications and obtain FDA approval for certain changes to the approved product, product labeling or manufacturing process. Advertising and promotional materials must comply with FDA rules and other applicable federal and state laws and are subject to FDA review.

Drug product manufacturers and their facilities are subject to payment of user fees and continual review and periodic inspections by the FDA and other regulatory authorities for compliance with cGMPs, and adherence to commitments made in the NDA. If Decoy or a regulatory agency discovers previously unknown problems with a product such as AEs or SAEs of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions on that product or the manufacturing facility, including requiring recall or withdrawal of the product from the market or suspension of manufacturing.

If Decoy or its partners fail to comply with regulatory requirements following approval of Decoy’s product candidates, a regulatory agency may:

•issue a warning letter asserting Decoy is in violation of the law;
•impose a REMS, or other restrictions on the manufacturing, marketing or use of the product;
•seek an injunction or impose civil or criminal penalties or monetary fines;
•suspend or withdraw regulatory approval;
•suspend any clinical trials Decoy may commence in the future;
•refuse to approve a pending NDA or supplements to an NDA submitted by Decoy;
•seize product; or
•refuse to allow Decoy to enter into supply contracts, including government contracts.

Decoy’s defense of any government investigation of alleged violations of law, or any lawsuit alleging such violations, could require decoy to expend significant time and resources and could generate negative publicity.

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Further, the FDA’s and other regulatory authorities’ policies may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of Decoy’s product candidates or increase the cost of compliance. The occurrence of any event or penalty described above may prevent or inhibit Decoy’s ability to commercialize its products and generate revenues.

Decoy may not succeed in obtaining or maintaining necessary rights to drug compounds and processes for its development pipeline through acquisitions and in-licenses.

Decoy may be unable to acquire or in-license any compositions, methods of use, processes, or other third-party intellectual property rights from third parties it identifies. The licensing and acquisition of third-party intellectual property rights is a competitive area, and more established companies are also pursuing strategies to license or acquire third-party intellectual property rights Decoy may consider attractive. These established companies may have a competitive advantage over Decoy due to their size, cash resources and greater clinical development and commercialization capabilities.

Companies that perceive Decoy to be a competitor may be unwilling to assign or license rights to Decoy. Decoy also may be unable to license or acquire third-party intellectual property rights on terms that would allow Decoy to make an appropriate return on its investment. If Decoy is unable to successfully obtain rights to required third-party intellectual property rights, its business, financial condition, and prospects for growth could suffer.

Decoy’s product development programs are in the preclinical stage and Decoy faces significant competition from major companies who have developed or are developing vaccines or treatments for the diseases Decoy is targeting, and if Decoy fails to gain market share because its competitors develop and successfully commercialize vaccines or treatments, its business and future prospects could be materially and adversely affected.

Decoy may be unable to develop or proceed with the onerous regulatory requirements for clinical programs necessary to produce an effective therapy in a timely manner or at all. Additionally, Decoy is committing substantial financial and other resources to its drug development programs, which may occur at the expense of other potential drug candidate programs Decoy could have otherwise and thereby negatively impact such other programs. Even if Decoy does obtain FDA authorization for a therapeutic product, the FDA may subsequently rescind or limit such authorization as more information about the product, including its efficacy and side effects, becomes available. Further, a virus Decoy targets, such as COVID-19 which is highly mutative and a number of variants have already arisen, will render any product candidates it develops subject to the risk that a mutation will occur that produces a strain or strains of the virus to which such treatment has a diminished effect or is ineffective. If Decoy does develop a treatment that is effective against a current version of a disease, a later variant may arise that reduces or eliminates the product’s efficacy before Decoy is able to commercialize it. Further, if this occurs, one or more competitors’ products may be more effective against new variants than Decoy’s, resulting in a diminished market for Decoy’s products. If Decoy is unable to timely advance its programs, or if Decoy fails to gain or maintain a market share as a result of its competitors developing and successfully commercializing effective vaccines and therapies more quickly than Decoy does, its business and future prospects could be materially and adversely affected.

Further, because third parties may be developing competitive products without Decoy’s knowledge, Decoy may later learn that competitive products are superior to its product candidates which may force Decoy to terminate its research efforts of one or more product candidates. If in the future, Decoy learns of the existence of one or more competitive products, Decoy may be required to cease its development efforts for a product candidate. Any of these events may occur after Decoy has spent substantial sums in connection with the clinical research of one or more product candidates.

Decoy has limited experience in conducting and managing the preclinical development activities and clinical trials necessary to obtain approvals for marketing its product candidates, including approval by the FDA.

Decoy’s efforts to develop its product candidates are limited to a small number of product candidates aimed at treating a small number of viral diseases and colon cancer. To date, Decoy has not advanced any product candidates to clinical trials, and it may be unable to progress its product candidates through the preclinical stage and into

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clinical trials. Success in preclinical testing and early clinical trials does not ensure that later clinical trials will succeed, and favorable initial results from a clinical trial do not determine outcomes in subsequent clinical trials. The indications of use for which Decoy is pursuing development may have clinical effectiveness endpoints not previously reviewed or validated by the FDA or foreign regulatory authorities, which may complicate or delay its effort to obtain marketing approval. Decoy cannot guarantee that it will be able to proceed to clinical trials or that any future clinical trials will succeed. In fact, most compounds fail in clinical trials, even at companies far larger and more experienced than Decoy. If any preclinical or clinical trials yield adverse results, it could delay the development of the product candidate, force Decoy to cease pursuing the product candidate, or render it impossible or impracticable to proceed towards commercialization.

Decoy has not obtained marketing approval or commercialized any of its product candidates. Decoy may not successfully design or implement clinical trials required for marketing approval to market its product candidates. If Decoy is unsuccessful in conducting and managing its preclinical development activities or clinical trials or obtaining marketing approvals, it might not be able to commercialize its product candidates, or might be significantly delayed in doing so, which will materially harm its business.

Risks Related to Decoy’s Operations and Industry

If Decoy cannot obtain or protect intellectual property rights related to its future products and product candidates, it may not be able to compete effectively in its markets.

Decoy relies upon a combination of patents, trade secret protection and confidentiality agreements to protect the intellectual property related to its future products and product candidates. The strength of patents in the biotechnology and pharmaceutical field involves complex legal and scientific questions and can be uncertain. The patent applications Decoy owns or in-license may fail to result in patents with claims that cover the products in the United States or in other countries. There is no assurance that all potentially relevant prior art relating to Decoy’s patents and patent applications has been found; such prior art can invalidate a patent or prevent issuance of a patent based on a pending patent application. Even if patents do successfully issue, third parties may challenge their validity, enforceability or scope, which may cause such patents to be narrowed or invalidated. Even if unchallenged, Decoy’s patents and patent applications may not adequately protect Decoy’s intellectual property or prevent others from designing around Decoy’s claims.

If the patent applications Decoy holds or has in-licensed regarding its programs or product candidates fail to issue or if their breadth or strength of protection is threatened, it could dissuade companies from collaborating with Decoy to develop product candidates, and threaten its ability to commercialize products. Patents may not issue and issued patents may be found invalid and unenforceable or challenged by third parties. Since patent applications in the United States and most other countries are confidential for a period after filing, and some remain so until issued, Decoy cannot be certain that it was the first to invent a patent application related to a product candidate. In certain situations, if Decoy and one or more third parties have filed patent applications in the United States and claiming the same subject matter, an administrative proceeding can be initiated to determine which applicant is entitled to the patent on that subject matter. Patents have a limited lifespan. In the United States, the natural expiration of a patent is 20 years after it is filed, although various extensions may be available. The life of a patent, and the protection it affords, is limited. When the patent life has expired for a product, Decoy will become vulnerable to competition from generic medications attempting to replicate that product. Further, if Decoy encounters delays in regulatory approvals, the time during which decoy will be able to market and commercialize a product candidate under patent protection could be reduced.

In addition to patent protection, Decoy relies on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable, processes for which patents are difficult to enforce and any other elements of its drug discovery and development processes that involve proprietary know-how, information or technology not covered by patents. Each of Decoy’s employees agrees to assign their inventions to Decoy through an employee inventions agreement. In addition, as a general practice, Decoy’s employees, consultants, advisors and any third parties who have access to Decoy’s proprietary know-how, information or technology enter into

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confidentiality agreements. Nonetheless, Decoy’s trade secrets and other confidential proprietary information may be disclosed and competitors may otherwise gain access to Decoy’s trade secrets or independently develop substantially equivalent information and techniques.

The laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. Decoy may encounter significant problems in protecting and defending its intellectual property both in the United States and abroad. Further, governments may in the future alter intellectual property rights in a manner adverse to Decoy or to its third-party collaborators, including actions taken at the international level.

If Decoy is unable to prevent material disclosure of the non-patented intellectual property related to its technologies to third parties, and there is no guarantee Decoy will have any such enforceable trade secret protection, Decoy may not be able to establish or maintain a competitive advantage in its market, which could materially adversely affect its business, results of operations and financial condition.

If third-party intellectual property infringement claims are asserted against Decoy, it may prevent or delay Decoy’s development and commercialization efforts and have a material adverse effect on its business and future prospects.

Decoy’s commercial success depends in part on Decoy avoiding infringement on the patents and proprietary rights of third parties. There is substantial litigation, both within and outside the United States, involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries, including patent infringement lawsuits, interferences, oppositions, and reexaminations and other post-grant proceedings before the U.S. Patent and Trademark Office, and corresponding foreign patent offices. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which Decoy and its partners are pursuing product candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that Decoy’s product candidates may be subject to claims of infringement of the patent rights of third parties.

Third parties may assert that Decoy is employing their proprietary technology or rights without authorization. There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of Decoy’s product candidates. Because patent applications can take many years to issue, there may be patent applications currently pending that may later result in patents that Decoy’s product candidates may infringe upon. Third parties may obtain patents in the future and claim that use of Decoy’s technologies infringes on these patents. If any third-party patents were to be held by a court of competent jurisdiction to cover the manufacturing process of any of Decoy’s product candidates, any molecules formed during the manufacturing process or any final product itself, the holders of any such patents may be able to block Decoy’s ability to commercialize such product candidate unless Decoy obtained a license under the applicable patents, or until such patents expire. Similarly, if any third-party patents were to be held by a court of competent jurisdiction to cover aspects of Decoy’s formulations, processes for manufacture or methods of use, including combination therapy, the holders of any such patents may be able to block Decoy’s ability to develop and commercialize the applicable product candidate unless Decoy obtained a license or until such patent expires. In either case, such a license may not be available on commercially reasonable terms or at all.

Parties making intellectual property claims against Decoy may obtain injunctive or other equitable relief, which could block its ability to further develop and commercialize one or more of its product candidates. Defense of these claims, regardless of their merit, involves substantial litigation expense and diversion of Decoy’s management’s attention from its business. If a claim of infringement against Decoy succeeds, Decoy may have to pay substantial damages, possibly including treble damages and attorneys’ fees for willful infringement, pay royalties, redesign its infringing products or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure.

Because of the costs involved in defending patent litigation, Decoy may in the future lack the capital to defend its intellectual property rights.

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Decoy may in the future be involved in lawsuits to protect or enforce its patents or the patents of its licensors, which could be expensive, time-consuming and unsuccessful.

Competitors may infringe on Decoy’s patents or the patents of its licensors. To counter such infringement or unauthorized use, Decoy may be required to file infringement claims, or it may be required to defend the validity or enforceability of such patents, which can be expensive and time-consuming. In an infringement proceeding, a court may decide that either one or more of Decoy’s patents or its licensors’ patents is not valid or is unenforceable or may refuse to stop the other party from using the technology at issue because Decoy’s patents do not cover that technology. An adverse result in any litigation or defense proceedings could put one or more of Decoy’s patents at risk of being invalidated or interpreted narrowly and could put its patent applications at risk of not being issued.

Interference proceedings provoked by third parties or brought by Decoy may be necessary to determine the priority of inventions regarding Decoy’s patents or patent applications or those of Decoy’s partners or licensors. An unfavorable outcome could require Decoy to cease using the related technology or to license rights to it from the prevailing party. Decoy’s business could be harmed if the prevailing party does not offer Decoy a license on commercially reasonable terms. Decoy’s defense or pursuit of litigation or interference proceedings may fail and, even if successful, may cause Decoy to incur substantial costs and distract the attention of its management and other employees. Decoy may not be able to prevent, alone or with its licensors, misappropriation of its intellectual property rights, particularly in countries where the laws may not protect those rights as fully as in the United States.

Because of the substantial amount of discovery required in intellectual property litigation, there is a risk that some of Decoy’s confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of Decoy’s common stock.

Decoy may need to obtain additional licenses to intellectual property rights from third parties.

Decoy may need to obtain additional licenses from third parties to advance its research or allow commercialization of its product candidates. Decoy may fail to obtain these licenses at a reasonable cost or on reasonable terms, if at all. In that event, Decoy would be unable to further develop and commercialize one or more of its product candidates, which could harm its business significantly. Decoy cannot provide any assurances that third-party patents do not exist that might be enforced against its products, resulting in either an injunction prohibiting its sales, or, with respect to its sales and other activities, an obligation on its part to pay royalties and/or other forms of compensation to third parties

The licensing and acquisition of third-party intellectual property rights is a competitive practice, and companies that may be more established, or have greater resources than Decoy does, may also be pursuing strategies to license or acquire third-party intellectual property rights that Decoy may consider necessary or attractive in order to develop and commercialize its product candidates. More established companies may have a competitive advantage over Decoy due to their larger size and cash resources or greater clinical development and commercialization capabilities. Decoy may not be able to successfully complete such negotiations and ultimately acquire the rights to the intellectual property surrounding product candidates that it may seek to acquire, in which case its business could be harmed.

Decoy may be subject to claims that its employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties.

Decoy employs individuals previously employed at other biotechnology or pharmaceutical companies. Decoy may be subject to claims asserting that Decoy or its employees, consultants or independent contractors have inadvertently or otherwise used or disclosed confidential information of Decoy’s employees’ former employers or other third parties. Decoy may also be subject to claims that former employers or other third parties have an ownership interest in Decoy’s patents. Litigation may be necessary to defend against these claims. There is no guarantee of success in

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defending these claims, and if Decoy succeeds, litigation could cause substantial cost and be a distraction to its management and other employees.

Because Decoy faces significant competition from other biotechnology and pharmaceutical companies, its operating results will suffer if it fails to compete effectively.

The biotechnology and pharmaceutical industries are intensely competitive. Decoy has competitors both in the United States and internationally, including major multinational pharmaceutical companies, biotechnology companies and universities and other research institutions. Decoy’s competitors have substantially greater financial, technical and other resources, such as larger research and development staff and experienced marketing and manufacturing organizations. This enables them, among other things, to make greater research and development investments and efficiently utilize their research and development costs. Additional mergers and acquisitions in the biotechnology and pharmaceutical industries may cause even more resources being concentrated in Decoy’s competitors. Additionally, smaller or early-stage companies of which Decoy may not be aware could also prove to be material competitors, particularly through collaborative arrangements with larger, more well-established companies or by competing with Decoy for limited resources and strategic alliances with Decoy’s current or prospective partners. Competition may increase further because of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries. Decoy’s competitors may develop, acquire or license drug products that are more effective or less costly than any product candidate Decoy may develop.

The programs Decoy is focusing on are in a preclinical stage and are targeted toward indications for which there are approved products on the market or product candidates in clinical development. Decoy will face competition from other drugs that are or will be approved for the same therapeutic indications. Decoy’s ability to compete successfully will depend largely on its ability to leverage its experience in drug discovery and development to discover and develop therapeutics superior to other products in the market, attract and retain qualified scientific, product development and commercial personnel, obtain and maintain patent and/or other proprietary protection for its technology platform and product candidates, obtain required regulatory approvals faster than competitors, and successfully collaborate with third parties with respect to these endeavors.

The availability of Decoy’s competitors’ products could limit the demand, and the price Decoy can charge, for any products it may develop and commercialize. Decoy will not achieve its business plan if the acceptance of its products is inhibited by price competition or the reluctance of physicians to switch from existing drug products to its products, or if physicians switch to other new drug products or reserve Decoy’s products for use in limited circumstances. Additionally, the biopharmaceutical industry is characterized by rapid technological and scientific change, and Decoy may not be able to adapt to these rapid changes to the extent necessary to keep up with competitors or at all. The inability to compete with existing or subsequently introduced drug products would have a material adverse impact on Decoy’s business, financial condition and prospects.

Established pharmaceutical companies may invest heavily to accelerate discovery and development of novel compounds or to in-license novel compounds that could make Decoy’s product candidates less competitive. Any new product that competes with an approved product must typically demonstrate advantages, such as in efficacy, convenience, tolerability or safety, to overcome price competition and to succeed. Decoy’s competitors may obtain patent protection, receive approval by FDA and/or foreign regulatory authorities or discover, develop and commercialize product candidates before Decoy does, which would have a material adverse impact on its business.

Decoy’s business could be negatively impacted by cybersecurity threats and other security threats and disruptions.

Because Decoy’s business relies on proprietary data and related technology and computer systems, it faces certain security threats, including threats to its information technology infrastructure, attempts to gain access to its proprietary or confidential information, threats to physical security, and domestic terrorism events. Decoy’s information technology networks and related systems are critical to the operation of its business and its research and development efforts. Decoy is also reliant on information technology systems operated by certain third parties, which generally face similar security threats and which third parties and their activities are beyond Decoy’s control.

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Cybersecurity threats in particular, are persistent, evolve quickly and include, but are not limited to, computer viruses, attempts to access information, denial of service and other electronic security breaches. Decoy believes that it has implemented appropriate measures and controls and invested in skilled information technology resources to appropriately identify threats and mitigate potential risks, but there can be no assurance that such actions will be sufficient to prevent disruptions to critical systems, the unauthorized release of confidential information or corruption of data. A security breach or other significant disruption involving these types of information and information technology networks and related systems could:

•disrupt the proper functioning of these networks and systems and therefore its operations and/or those of third parties on which Decoy relies;
•result in the unauthorized access to, and destruction, loss, theft, misappropriation or release of, Decoy’s proprietary, confidential, sensitive or otherwise valuable information, or that of third parties with which it collaborates or otherwise depends, which others could use to compete against Decoy or for disruptive, destructive or otherwise harmful purposes and outcomes;
•delay or compromise preclinical or clinical studies or the analysis and use of data collected in Decoy’s efforts to develop product candidates;
•require significant attention and resources of management and key personnel to remedy any damages or other adverse consequences that result;
•subject Decoy to claims for breach of contract, damages, credits, penalties or termination with respect to its relationships with third parties, or regulatory actions by governmental agencies; and
•damage Decoy’s reputation with industry participants, existing or prospective strategic alliances, and the public generally.

Certain of Decoy’s operations may have bearing on pandemic preparedness, national security and homeland defense, which increases the threat of cybersecurity attacks or incidents and the potential for losses, liability and other adverse consequences Decoy could incur or experience as a result. Companies are increasingly suffering damage from attacks by hackers and there is a general risk that adversaries in geopolitical conflicts such as those taking place in Ukraine and in the Middle East adopt widespread Internet hacking as a weapon, which hacking may ultimately affect Decoy. In the ordinary course of business, Decoy stores sensitive information, such as its intellectual property, including trade secrets and results of its research, and that of its suppliers and business partners, using online systems, and such information is sometimes transmitted via email correspondence. The secure maintenance and processing of this information is critical to Decoy’s research and development activities and future operations. Despite Decoy’s security measures, its information technology and infrastructure may be vulnerable to attacks by hackers or breaches due to employee error, malfeasance or other disruptions. Any such unauthorized access, disclosure, misappropriation or other loss of information could result in disruption of Decoy’s operations, including its existing and future research collaborations, and damage its reputation, which in its turn could harm its business and future results of operations. The data and software on which Decoy’s technology depends, as well as other information used in its operations, are trade secrets which are critical to its business, and any loss or unauthorized access or use thereof could materially harm its business.

Further, Decoy is or may become subject to data privacy laws and regulations that could be implicated in its operations, including due to the issues described above. The interpretation and application of consumer and data protection laws in the United States, Europe and elsewhere are often uncertain, contradictory and in flux. Among other things, federal, state and foreign privacy laws impose significant obligations on U.S. companies to protect the personal information of foreign and domestic citizens. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with Decoy’s data practices, which could have a material adverse effect on its business. Complying with these various laws could cause Decoy to incur substantial costs or require Decoy to change its business practices in a manner adverse to its business.

Any of the foregoing events could have a material negative impact on Decoy’s business, financial condition and prospects.

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Failure of Decoy’s information technology infrastructure to operate effectively could adversely affect its business.

Decoy depends on information technology infrastructure to pursue its business objectives and development efforts with respect to its product candidates. If a problem occurs that impairs this infrastructure, including as a result of an outage or malfunctioning of the hardware and software comprising or contributing to the information technology, the resulting disruption could impede Decoy’s ability to proceed with research objectives in a timely manner, or otherwise carry on business in the normal course. Any such events could cause Decoy to lose opportunities or progress with respect to product candidates or strategic alliances, and could require Decoy to incur significant expense to remediate.

The commercial success of Decoy’s product candidates will depend upon the acceptance of these product candidates by the medical community, including physicians, patients and healthcare payors.

Assuming one or more product candidates achieve regulatory approval and Decoy commences marketing such products, the market acceptance of any product candidates will depend on several factors, including:

•demonstration of clinical safety and efficacy compared to other products;
•the relative convenience, ease of administration and acceptance by physicians, patients and healthcare payors;
•the prevalence and severity of any adverse effects or serious adverse effects;
•limitations on marketing or warnings in the label approved by FDA and/or foreign regulatory authorities for such products;
•the timing of market introduction of Decoy’s products relative to competitive products and the availability of alternative treatments;
•pricing and cost-effectiveness;
•the execution and effectiveness of Decoy’s or any partners’ sales and marketing strategies;
•Decoy’s ability to obtain hospital formulary approval; and
•Decoy’s ability to obtain and maintain sufficient third-party payor coverage or reimbursement.

In addition, healthcare reform measures such as the Affordable Care Act and future government initiatives could have the effect of reducing prices for products Decoy seeks to commercialize in the future, thereby reducing its prospects for revenue and profitability with respect to any such products.

If Decoy obtains regulatory approval for one product candidate, it expects sales to generate substantially all of its product revenues, and as such, the failure of such product to find market acceptance would adversely affect Decoy’s results of operations.

Due to the change in the United States presidency, Decoy and its industry face uncertainty including the potential for adverse regulatory developments, which may adversely affect Decoy’s business.

Decoy and its industry face uncertainty in regard to the regulatory environment Decoy will face as it proceeds with research and development, and possibly in the future commercialization, efforts following the election of the Republican presidential administration in November 2024. While much of the Trump Administration’s proposed policies appear to be focused on deregulation, the new administration and federal government could adopt or further regulation or legislation that adversely affects Decoy or creates a more challenging or costly environment to pursue the development and sale of new therapeutic products. For example, because one major goal of the new administration will be to cut spending in the federal government, the FDA could as a result face staff reductions, which could result in delays or limitations on Decoy’s ability to proceed with clinical programs and obtaining the requisite regulatory approvals in the future. Decoy also relies on federal grants for a portion of the funding for its research and development programs, which may be reduced or more difficult to access. Alternatively, state

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governments may attempt to address or react to changes at the federal level with changes to their own regulatory frameworks in a manner that is adverse to Decoy’s operations. Further, to the extent the federal government’s policies and regulatory framework operates to favor Decoy’s competitors, including larger pharmaceutical companies, more than Decoy in the future, it could limit Decoy’s ability to obtain approval for or obtain or maintain a market presence and commercialize products in the future. If Decoy or its partners become negatively impacted by future government laws or regulations due to the changes in the federal government as a result of the election, it could have a material adverse effect on Decoy and its operating results, in which case you could lose all or most of your investment.

If Decoy is unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell its product candidates, Decoy may be unable to generate any revenues from product sales.

Decoy does not have a team with experience in the sales, marketing and distribution of pharmaceutical products and the cost of establishing and maintaining such an organization may exceed the cost-effectiveness of doing so. To market any products that may be approved, Decoy must build its sales, marketing, managerial and other non-technical capabilities or arrange with third parties to provide these services.

Decoy’s current and future partners may not dedicate sufficient resources to the commercialization of Decoy’s product candidates or may otherwise fail in their commercialization efforts due to factors beyond Decoy’s control. If Decoy is unable to establish effective alliances to enable the sale of its product candidates to healthcare professionals and in geographical regions, including the United States, that will not be covered by Decoy’s own marketing and sales force, or if Decoy’s potential future strategic partners do not successfully commercialize the product candidates, Decoy’s ability to generate revenues from product sales will be adversely affected.

If Decoy is unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, it may not be able to generate sufficient product revenue and may not become profitable. Decoy will be competing with many companies that have extensive and well-funded marketing and sales operations. Without an internal team or the support of a third-party to perform marketing and sales functions, Decoy may be unable to compete successfully against these more established companies.

If Decoy obtains approval to commercialize any approved products outside of the United States, a variety of risks associated with international operations could materially adversely affect its business.

If any of Decoy’s product candidates are approved for commercialization, Decoy may enter into agreements with third parties to market them on a worldwide basis or in more limited geographical regions. Decoy expects its will be subject to additional risks related to entering into international business relationships, including:

•different regulatory requirements for drug approvals in foreign countries;
•reduced protection for intellectual property rights;
•unexpected changes in tariffs, trade barriers and regulatory requirements;
•economic weakness, including inflation, or political instability in foreign economies and markets;
•compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;
•foreign taxes, including withholding of payroll taxes;
•foreign currency fluctuations, which could cause increased operating expenses and reduced revenues, and other obligations incident to doing business in another country;
•workforce uncertainty in countries where labor unrest is endemic;
•the impact of any war or hostilities such as those occurring in Ukraine and the Middle East;
•production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and
•business interruptions resulting from geopolitical actions, including war and terrorism, or natural disasters including earthquakes, typhoons, floods and fires.

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If Decoy loses key management or scientific personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in its compensation costs, its business may materially suffer.

Decoy depends on principal members of its executive and research teams; the loss of whose services may adversely impact the achievement of its objectives. Decoy is highly dependent on certain key personnel, particularly Frederick Pierce, its Chief Executive Officer, Peter Marschel, its Chief Business Officer, Barbara Hibner, its Chief Scientific Officer, and Michael Lipp, its Chief Technology Officer. If Decoy loses the services of any of these individuals, it may be unable to locate replacements capable of performing these roles effectively, and any such individual will require high compensation in a competitive market for experienced and qualified personnel within Decoy’s industry. Decoy does not carry “key-man” life insurance on any of its employees or advisors. Furthermore, Decoy’s future success will also depend in part on the continued service of its key scientific and management personnel and its ability to identify, hire, and retain additional personnel. Decoy may not be able to attract and retain personnel on acceptable terms, as there is significant competition among numerous pharmaceutical companies for individuals with similar skill sets. Because of this competition, Decoy’s compensation costs may increase significantly. If Decoy loses key employees, its business may suffer.

Any relationships with customers and third-party payors may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws and health information privacy and security laws. If Decoy is unable to comply, or have not fully complied, with such laws, it could face criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

If Decoy obtains FDA approval for any of its product candidates and commercialize those products in the United States, its operations may be directly, or indirectly through its customers, subject to various federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute and the federal False Claims Act. These laws may impact, among other things, Decoy’s proposed sales, marketing and education programs. Decoy may be subject to patient privacy regulation by the federal government and by the U.S. states and foreign jurisdictions in which Decoy conducts its business. The laws that may affect Decoy’s ability to operate include:

•the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, to induce, or in return for, either the referral of an individual, or the purchase or recommendation of an item or service for which payment may be made under a federal healthcare program, such as the Medicare and Medicaid programs;
•federal civil and criminal false claims laws and civil monetary penalty laws, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payers that are false or fraudulent;
•the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which created new federal criminal statutes that prohibit executing a scheme to defraud any healthcare benefit program and making false statements relating to healthcare matters;
•HIPAA, as amended by the Health Information Technology and Clinical Health Act of 2009 (“HITECH”), and its implementing regulations, which imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information; and
•state and foreign law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payer, including commercial insurers, and state and foreign laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

If Decoy’s operations are found to violate any of the laws described above or any other governmental regulations that apply to Decoy, Decoy may be subject to penalties, including, without limitation, civil and criminal penalties,

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damages, fines, possible exclusion from Medicare, Medicaid and other government healthcare programs, and curtailment or restructuring of its operations, which could adversely affect its ability to operate its business and its results of operations.

Because Decoy will face potential product liability as it further develops product candidates and more so if it can commercialize any product candidate, if claims are brought against Decoy, it may incur substantial liability and costs.

Using Decoy’s product candidates in clinical trials and the sale of any products for which it obtains marketing approval will expose Decoy to the risk of product liability claims. Product liability claims might be brought against Decoy by consumers, healthcare providers, pharmaceutical companies or others selling or otherwise coming into contact with Decoy’s products. These claims may allege that Decoy’s products caused harm to them and/or that any adverse side effects or outcomes were not adequately disclosed or labelled. If Decoy cannot successfully defend against product liability claims, it could incur substantial liability and costs. Regardless of merit or eventual outcome, product liability claims may cause:

•impairment of Decoy’s business reputation;
•withdrawal of clinical trial participants;
•costs due to related litigation;
•distraction of management’s attention from Decoy’s primary business;
•substantial monetary awards to patients or other claimants;
•regulatory scrutiny and product recalls, withdrawals or labeling, marketing or promotional restrictions;
•the inability to commercialize Decoy’s product candidates; and
•decreased demand for Decoy’s product candidates, if approved for commercial sale.

Insurance coverage is becoming increasingly expensive and Decoy may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect Decoy against losses due to liability. If and when Decoy obtains marketing approval for product candidates, Decoy intends to expand its insurance coverage to include the sale of commercial products; however, Decoy may be unable to obtain product liability insurance on commercially reasonable terms or in adequate amounts. Occasionally, large judgments have been awarded in class action lawsuits based on drugs that had unanticipated adverse effects. A successful product liability claim or series of claims brought against Decoy could cause its stock price to decline and, if judgments exceed Decoy’s insurance coverage, could adversely affect its results of operations and business.

If Decoy fails to comply with applicable laws and regulations, including environmental, health and safety laws and regulations, it could become subject to fines or penalties or incur costs that could have a material adverse effect on its business.

Decoy is subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes, and the treatment of animals used in research. Decoy’s operations involve using hazardous and flammable materials, including chemicals and biological materials. Decoy’s operations also produce hazardous waste products. Decoy generally contracts with third parties for the disposal of these materials and wastes. Decoy cannot eliminate the risk of contamination or injury from these materials. If contamination occurs or injury results from Decoy’s use of hazardous materials, Decoy could be held liable for any resulting damages, and any liability could exceed its resources. Decoy also could incur significant costs associated with civil or criminal fines and penalties.

The Federal Occupational Safety and Health Administration has established extensive requirements relating to workplace safety for health care employers, including clinical laboratories, whose workers may be exposed to pathogens such as those Decoy aims to treat. These requirements, among other things, require work practice controls, protective clothing and equipment, training, medical follow-up, vaccinations and other measures designed to minimize exposure to, and transmission of, blood-borne pathogens. In addition, the Needlestick Safety and

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Prevention Act requires, among other things, that Decoy includes in its safety programs the evaluation and use of engineering controls such as safety needles if found to be effective at reducing the risk of needlestick injuries in the workplace.

Although Decoy’s workers’ compensation insurance may cover Decoy for costs and expenses, Decoy may incur additional costs due to injuries to its employees resulting from the use of hazardous materials or other work-related injuries, and this insurance may not provide adequate coverage against other potential liabilities. Decoy may incur substantial costs to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair Decoy’s research, development or production efforts. Failure to comply with these laws and regulations also may cause substantial fines, penalties or other sanctions.

Business interruptions resulting from pandemics, natural disasters and adverse weather events could cause delays in research and development of Decoy’s product candidates.

Decoy and third parties on which Decoy relies upon are vulnerable to natural disasters such as earthquakes, tornados, severe storms, hurricanes, tsunamis, and fires, as well as other events that could disrupt Decoy’s operations and cause delays in research and development of its product candidates. Decoy does not carry insurance for natural disasters or similar events, and it may not carry sufficient business interruption insurance to compensate for losses that may occur. Any losses or damages Decoy incurs could have a material adverse effect on its operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF DECOY

You should read the following discussion and analysis of financial condition and results of operations of Decoy Therapeutics, Inc. together with our financial statements and the related notes included elsewhere in this Report. Some of the information contained in this discussion and analysis or set forth elsewhere in this Report, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this Report for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

In this sub-section titled “Management Discussion and Analysis of Financial Condition and Results of Operations of Decoy”, unless otherwise specified, references to “company”, “we”, “us” and “our” are references to Decoy only.

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The following table sets forth our results of operations for the year ended December 31, 2023, compared to the year ended December 31, 2022:
General and Administrative Expenses
General and administrative expenses were approximately $1,065,000 and $1,025,000, in the year ended December 31, 2023 and 2022, respectively, representing an increase of $40,000, or 3.9%. The increase was primarily due to increases in employee compensation of $75,000, travel expenses of $31,000, office supplies of $17,000 and an increase of $45,000 in non-cash stock-based compensation expense, offset by a decrease in legal fees and professional services of $131,000.
Research and Development Expenses
Our research and development expenses during the year ended December 31, 2023 and 2022 were approximately $2,385,000 and $2,266,000, respectively, representing an increase of $119,000, or approximately 5.3%. The increase was primarily due to an increase in employee compensation of $626,000, offset by a decrease of $535,000 worth of expenditures on our development programs. The increase also included approximately $25,000 in non-cash stock-based compensation expense.
Other Expenses:
Grant Income
Our grant income during the year ended December 31, 2023 and 2022 were approximately $666,000 and $739,000, respectively, representing a decrease of $73,000, or approximately 9.9%. The decrease corresponds with the decrease in our research and development expenditures in the year ended December 31, 2023.
Fair Value adjustment to convertible notes payable

We determined our convertible notes issued to investors required liability treatment at fair value, which was remeasured at each reporting period. In the year ended December 31, 2023, we incurred a fair value gain of ($5.6) million related to the convertible notes. In the year ended December 31, 2022, we incurred a fair value gain of ($703,000) related to the convertible notes.
Warrant liability (income) expense

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We determined our warrants issued to investors in our senior secured convertible promissory notes required liability treatment at fair value, which was remeasured at each reporting period. In the year ended December 31, 2023, we incurred a fair value income of $251,000 related to these warrants. In the year ended December 31, 2022, we incurred a fair value expense of ($108,000) related to these warrants.
Interest expense
We had interest expense of approximately $1.1 million and $331,000, in the year ended December 31, 2023 and December 31 2022, respectively, from our financings with convertible debt. The increase in interest expense in the year ending December 31, 2023 is the result of increased debt balances.
Summary Statement of Cash Flows – Year ended December 31, 2023 compared to Year ended December 31, 2022
As of December 31, 2023, we had approximately $4,156,000 in cash and cash equivalents. The table below presents our cash flows for the year ended December 31, 2023 and 2022:

Operating Activities
Net cash provided by (used in) operating activities was approximately $1,260,000 and ($2,708,000) for the year ended December 31, 2023 and 2022, respectively. The increase in net cash provided by operating activities in 2023 was primarily due to non-cash increase in fair value and interest expense related to our convertible notes, offset by an increase of deferred revenue from grants for the year ended December 31, 2023.

Investing Activities

Net cash used in investing activities in the year ended December 31, 2023 was approximately $9,000 and net cash used in investing activities in the year ended December 31, 2022 was approximately $158,000. The decrease in net cash used is due to a reduction of purchases in property, plant and equipment in 2023.
Financing Activities
Net cash provided by financing activities was approximately $1,281,000 for the year ended December 31, 2023. The net cash provided decreased due to the receipt of approximately $1,281,000 in net proceeds from the notes issued in 2023. Net cash provided by financing activities in the year ended December 31, 2022 was approximately $2,000,000, representing net proceeds of $2,250,000 from notes issued in 2022, offset by repayments of $250,000 in notes during the year ended December 31,2022.
Results of Operations – Nine months ended September 30, 2024 compared to the nine months ended September 30, 2023
The following table sets forth our results of operations for the nine months ended September 30, 2024, compared to the nine months ended September 30, 2023:

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General and Administrative Expenses

General and administrative expenses were approximately $872,000 and $711,000, in the nine months ended September 30, 2024 and 2023, respectively, representing an increase of $161,000, or approximately 22.6%. The increase was primarily due to increases in employee compensation of $10,000, bank and payroll fees of $28,000, office supplies of $26,000 and an increase of $88,000 in non-cash stock-based compensation expense.

Research and Development Expenses

Research and development expenses were approximately $1,925,000 and $1,662,000, in the nine months ended September 30, 2024 and 2023, respectively, representing an increase of $263,000, or approximately 15.8%. The increase was primarily due to an increase in employee compensation of $138,000, and approximately $130,000 in non-cash stock-based compensation expense.

Other (Income) and Expenses:

Grant Income

Our grant income during the nine months ended September 30, 2024 and 2023 were approximately $1,135,000 and $308,000, respectively, representing an increase of $827,000, or approximately 268.5%. The increase is a result of increased activity around the work being done on grant based projects during the nine months ending September 30, 2024.

Fair Value adjustment to convertible notes payable

We determined our convertible notes issued to investors required liability treatment at fair value, which was remeasured at each reporting period. In the nine months ended September 30, 2024, we incurred a fair value expense of $406,000 related to the convertible notes. nine months ended September 30, 2023, we incurred a fair value expense of $2.6 million related to the convertible notes.

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Warrant liability (income) expense

We determined our warrants issued to investors in our senior secured convertible promissory notes required liability treatment at fair value, which was remeasured at each reporting period. In the nine months ended September 30, 2024, we incurred a fair value expense of $175,000 related to these warrants. There were no warrants issued in the nine months ended September 30, 2023.

Interest expense

We had interest expense of approximately $913,000 and $1.2 million, in the nine months ended September 30, 2024 and 2023, respectively, from our financings with convertible debt.

Liquidity and Capital Resources

We have incurred net losses every year since inception and had an accumulated deficit of approximately $18.3 million at September 30, 2024. We have a limited operating history and have historically funded our operations through debt and equity financings. We incurred net losses of approximately $3.3 million and negative cash flows from operations of $1.6 million for the nine months ended September 30, 2024. At September 30, 2024, we had cash and cash equivalent balances totaling $3.2 million. We have determined that we do not have sufficient resources to effect our business plan for at least one year from the issuance of the unaudited consolidated financial statements included in this Report. We are subject to risks common to development stage biopharmaceutical companies including, but not limited to, unanticipated development costs and the ability to estimate such occurrences, if any, on our cash, liquidity, additional financing requirements, and availability. Accordingly, we need to raise additional funds. We do not expect to generate revenue from product sales unless and until we successfully complete development and obtain marketing approval for one or more of our product candidates, which we expect will take a number of years and is subject to significant uncertainty. Additional financing will be required to complete the research and development of our therapeutic targets and our other operating requirements, which may not be available at acceptable terms, if at all. If we are unable to obtain additional funding when it becomes necessary, the development of our product candidates will be impacted and we would likely be forced to delay, reduce, or terminate some or all of our development programs, all of which could have a material adverse effect on our business, results of operations and financial condition.
Our net losses may fluctuate significantly from quarter-to-quarter and year-to-year, depending on the timing of planned clinical trials and our expenditures on other research and development activities.
Future Funding Requirements
We will need to obtain further funding through public or private offerings of our capital stock, debt financing, collaboration and licensing arrangements or other sources, the requirements for which will depend on many factors, including:
•the scope, timing, rate of progress and costs of our drug development efforts, preclinical development activities, the timing of laboratory testing and clinical trials for our product candidates;
•the number and scope of clinical programs we decide to pursue;
•the cost, timing and outcome of preparing for and undergoing regulatory review of our product candidates;
•the scope and costs of development and commercial manufacturing activities;
•the cost and timing associated with commercializing our product candidates, if they receive marketing approval;
•the extent to which we acquire or in-license other product candidates and technologies;

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•the costs of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending intellectual property-related claims;
•our ability to establish and maintain collaborations on favorable terms, if at all;
•our efforts to enhance operational systems and our ability to attract, hire and retain qualified personnel, including personnel to support the development of our product candidates and, ultimately, the sale of our products, following FDA approval;
•our implementation of operational, financial and management systems; and
Adequate additional funding may not be available to us on acceptable terms, or at all. If we are unable to raise capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, scale back or discontinue the development or commercialization of any future product candidate, or potentially discontinue operations.
To the extent that we raise additional capital through the sale of our equity or convertible debt securities, and pursuant to the exercise of the warrants issued to investors, the ownership interest of our equity holders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our equity holders. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.
If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our technologies, future revenue streams, research programs or proposed products, or to grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our drug development or future commercialization efforts or grant rights to develop and market any future product that we would otherwise prefer to develop and market ourselves.

Summary Statement of Cash Flows

As of September 30, 2024, we had approximately $3.2 million in cash and cash equivalents. The table below presents our cash flows for the nine month periods ended September 30, 2024 and 2023:

Operating Activities
Net cash (used in) provided by operating activities was approximately ($1,613,000) and $1,725,000 in the nine months ended September 30, 2024 and 2023, respectively. The decrease in the nine months ended September 30, 2024 was mostly due to decreases in decrease in deferred revenue and decreases in non-cash expense adjustments to fair value and interest expense related to our convertible notes.

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Investing Activities
Net cash used in investing activities was approximately $0 and ($5,000) in the nine months ended September 30, 2024 and 2023, respectively, consisting of purchases in property, plant and equipment in the nine month period ended September 30, 2023.
Financing Activities
Net cash provided by financing activities was approximately $656,000 for the nine months ended September 30, 2024, consisting of the receipt of approximately $538,000 in net proceeds from notes and $118,000 in due to proceeds from officers on the Company. Net cash provided by financing activities was approximately $666,000 for the nine months ended September 30, 2023, consisting of the receipt of $666,000 in net proceeds from the issuance of notes.

DIRECTORS AND EXECUTIVE OFFICERS
Current Directors, Executives and Employees of Decoy
Currently Decoy’s executives include its co-founders, who are highly experienced senior scientists, clinicians, biotechnology and pharmaceutical executives, and a renowned professor of peptide chemistry from the Massachusetts Institute of Technology:

•Rick Pierce, Chief Executive Officer and Director, a serial biotech entrepreneur who has helped build a number of biotech companies over the last 25 years, including Javelin Pharmaceuticals, which was sold to Pfizer, which now markets its lead drug, Dyloject.
•Barbara Hibner Ph.D., Chief Scientific Officer and Director, 25+ years of experience in pharmacology and drug discovery and development in pharma and biotech companies resulting in contributions to 2 oncology drugs sorafenib and ixazomib.
•Peter Marschel, MS MBA, Chief Business Officer & Director with over fifteen years of experience in business development, financial and commercial roles and large pharma and biotech, including leading market analytics for the cystic fibrosis franchise at Vertex Pharmaceuticals.
•Michael Lipp, Ph.D. Chief Technology Officer with over two decades of experience in pharmaceutical development and drug delivery technologies ranging from the preclinical stage through commercial approval.
•Bradley L. Pentelute, Ph.D., Professor of Chemistry at MIT and co-founder, whose lab invented the world’s fastest peptide synthesizer and has advised large pharmaceutical and biotech companies on advancing their peptide drug discovery and manufacturing efforts.
•Shahin Gharakhanian, MD, SAB chair and acting-Chief Medical Officer, is a Physician-Executive with expertise in pharmaceutical medicine, leadership and management, and an international track record and former VP within the Medicines Development Group, Global R&D at Vertex Pharmaceuticals with 2 antiviral drugs taken successfully to commercialization.

Decoy currently has eight full time employees and seven dedicated consultants, responsible for preclinical, toxicology, clinical development, prescriber, payor, market access and pricing strategy, CMC, quality, and regulatory strategy and execution, finance strategy and business development. Decoy also has three highly engaged members of our Scientific Advisory Board: Dr. Mark Garnick has served as an FDA ODAC panel member for 15 years and is an expert in oncology, Dr. Daniel Kuritkes, Chief of Infectious Disease at Brigham and Women’s

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Hospital, and Yonatan Grad, Epidemiologist and Professor of Immunology and Infectious Disease at Harvard T.H. Chan School of Public Health.

Decoy’s employees and advisors have significant industry experience and have been involved in the discovery, development, regulatory approvals and commercial launches of several successful drugs.

MANAGEMENT FOLLOWING THE MERGER

    Management Following the Merger

The following table lists names, ages and positions of the individuals who are expected to serve as executive officers and directors of the combined company following completion of the merger. In addition to Mr. Pierce and Ms. Hibner, following stockholder approval of conversion of the preferred stock to be issued upon completion of the merger, additional non-employee directors will be designated by Decoy.

Name	Age	Position
Executive Officers
Frederick E. Pierce	63	Chief Executive Officer and Director
Mark Rosenblum	71	Chief Financial Officer
Peter Marschel	50	Chief Business Officer
Barbara Hibner	63	Chief Scientific Officer and Director

The following presents biographical information for each of our executive officers in the table above.

Frederick E. Pierce. Mr. Pierce Frederick E. Pierce has been Decoy’s Chief Executive Officer and director since he co-founded it in 2020.  From September 2022 until November 2024, Mr. Pierce served as an executive officer of Innovation1 Biotech, Inc., a drug discovery company.   Mr. Pierce is also an Advisor to the Canadian Consulate of Boston/Cambridge’s Healthcare and Technology Accelerator and a Board member of the Canadian Entrepreneurs of New England, where he is Chairman of the Life Sciences Leadership Council. From 2017 through 2020, Mr. Pierce served as a Senior Advisor for Bionest Partners, a life sciences consulting company.   Mr. Pierce is a serial biotech entrepreneur with over 20 years of increasing senior leadership and operating experience building successful biotech companies.

Mark J. Rosenblum. Mr. Rosenblum has served as Salarius’ Executive Vice President Finance and Chief Financial Officer since September 2019. Prior to September 2019, Mr. Rosenblum served as a financial consultant to Salarius since February 2019. Prior to joining Salarius, Mr. Rosenblum served as chairman, chief executive officer and a director of ActiveCare, Inc. (Nasdaq: ACAR), a healthcare company, from December 2017 to March 2019, which was sold to Biotelemetry, Inc. (now Royal Philips (NYSE: PHG). Mr. Rosenblum worked as a financial consultant for various companies from 2014 to 2017. Prior to that, Mr. Rosenblum served as the chief financial officer of Advaxis, Inc. (Nasdaq: ADXS), a biotechnology company, from January 2010 to April 2014. From 1985 through 2003, Mr. Rosenblum was employed by Wellman, Inc., a global public chemical manufacturer, which was subsequently acquired by DAK Americas, serving in various capacities including chief accounting officer. Mr. Rosenblum holds both a Masters in Accountancy and a B.S. degree in Accounting from the University of South Carolina. Mr. Rosenblum began his career in 1977 with Haskins & Sells, CPA (currently known as Deloitte), was a

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licensed Certified Public Accountant for over 30 years, and is currently a member of the American Institute of Certified Public Accountants.

Peter Marschel. Mr. Marschel, MSA MBA has been Decoy’s Chief Business Officer and director since he co-founded it in 2020. Until April 2020 Mr. Marschel was co-founder and Chief Financial Officer of PercepTx, a targeted cancer immunotherapy accelerator focused on using computational modeling and quantitative pharmacology to rapidly increase the value of preclinical monoclonal antibody-based therapeutic assets. Prior to that he served in a range of business development, analytics, and commercial roles at Merck, Vertex Pharmaceuticals, and Takeda Pharmaceuticals, including leading market analytics for the cystic fibrosis franchise at Vertex Pharmaceuticals.

Barbara Hibner. Ms. Hibner, Ph.D has been Decoy’s Chief Scientific Officer, Director and Board Chair since she co-founded the company in 2020. From January 2017 to April 2020 Dr. Hibner was co-founder and Chief Executive Officer of PercepTx, a targeted cancer immunotherapy company focused on using computational modeling and quantitative pharmacology to discover and develop novel antibody drug conjugates. Prior to that she served in a range of scientific and managerial positions in discovery, pharmacology and research quality roles in Bayer Pharmacueticals, Chiron, Millennium and Takeda Pharmaceuticals. Dr. Hibner's work has contributed to the approval of two small molecule drugs, sorafenib and ixazomib.

Family Relationships

There are no family relationships among our directors or executive officers.

Related Party Transactions

As of December 31, 2024, Mr. Frederick (Rick) Pierce, an executive officer and founder of Decoy, had an outstanding Demand Note in the principal amount of $55,555, plus accrued interest of $9,002, which Decoy issued in June 2023 (the “Demand Note”). This Demand Note accrues interest at 10% and has a maturity date of December 28, 2024. The Demand Note is recorded as debt on the balance sheet, and interest expense is recognized accordingly.

During the second half of 2024, each of Rick Pierce, Barbara Hibner, Decoy’s Chief Scientific Officer, and Peter Marschel, Decoy’s Chief Business Officer, issued non-interest bearing notes in the amount of $51,873, $48,000, and $24,000, respectively.

DECOY SUMMARY COMPENSATION TABLE FOR 2024 AND 2023

The following information is related to the compensation earned in fiscal 2024 and 2023 by all Chief Executive Officers (principal executive officers) serving Decoy during the last fiscal year and the other most highly compensated executive officers serving at the end of the last fiscal year whose compensation exceeded $100,000.

Decoy Summary Compensation Table

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Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Frederick Pierce II	2024	175,000	-	-	-	-	175,000
Chief Executive Officer	2023	175,000	-	-	-	-	175,000
Peter Marschel	2024	175,000	-	-	-	-	175,000
Chief Business Officer	2023	175,000	-	-	-	-	175,000
Barbara Hibner	2024	175,000	-	-	-	-	175,000
Chief Scientific Officer	2023	175,000	-	-	-	-	175,000

Narrative to Decoy Summary Compensation Table

Decoy’s executive officers are each paid an annual base salary of $175,000 under oral employment arrangements.   Decoy anticipates entering into written employment agreements with its executive officers prior to or shortly after the closing of the Merger on terms commensurate with market for executives with their skills and positions.   As part of these new agreements, Decoy anticipates each of its executive officers receiving a grant of stock options.  As of December 31, 2024, each executive officer had stock options outstanding exercisable for 30,000 shares of Decoy common stock, at an exercise price of $0.833 per share. Such options will be assumed in the Merger and exchanged (in an amount based on the exchange ratio) for stock options to purchase Salarius shares.

POST-MERGER BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK

The following table provides information anticipated as of closing of the Merger, regarding beneficial ownership of 5% or more of our common stock by: (i) each person known to us who beneficially owns more than five percent of our common stock; (ii) each of the expected officers and directors of the combined company. The following table assumes (i) no adjustment to the exchange ratio based on Salarius or Decoy cash at closing, (ii) 3,333,333 shares of Salarius Common Stock will be issued in the Qualified Financing (based on the closing price of Salarius Common Stock on January 6, 2025) and (ii) conversion of the Salarius preferred stock to be issued at the closing into common stock at a ratio of 1:1,000.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days after the Closing. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

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Name and Address	Beneficial Ownership	Percent of Class(1)
Stockholders of 5% or more(2)	-	-

Officers and Directors
Frederick E. Pierce(3)	760,495	6.4%
Barbara Hibner(4)	760,495	6.4%
Peter Marschel(5)	760,495	6.4%
Mark J. Rosenblum(6)	5,098	*
Tess Burleson(7)	3,269	*
Arnold C. Hanish(8)	3,341	*
Jonathan Lieber(9)	3,246	*
Paul Lammers(10)	3,123	*
Bruce J. McCreedy(11)	3,131	*
William K McVicar(12)	3,308	*
David J. Arthur(13)	11,601	*
All Directors and Officers as a group(14)	2,317,602	19.4%

* Represents beneficial ownership of less than 1%.

(1) Applicable percentage ownership is based on 11,870,060 shares of common stock outstanding including and assuming the full conversion of Decoy’s holders of convertible notes and assumed issuance of shares in the Qualified Financing. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of January 10, 2025 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) Salarius does not expect any individual stockholder to beneficially own more than 5.0% or more of the common stock of the combined company on a pro forma basis, as the Certificate of Designations for the Preferred Stock provides for a cap on conversion to the extent such conversion would result in beneficial ownership of over 4.99% of Salarius’ Common Stock.
(3) Represents (i) 685,590 shares of common stock and (ii) 74,905 shares of common stock subject to options that are exercisable within 60 days.
(4) Represents (i) 685,590 shares of common stock and (ii) 74,905 shares of common stock subject to options that are exercisable within 60 days.
(5) Represents (i) 685,590 shares of common stock and (ii) 74,905 shares of common stock subject to options that are exercisable within 60 days.
(6) Represents (i) 2,731 shares of common stock and (ii) 2,367 shares of common stock subject to options that are exercisable within 60 days.
(7) Represents (i) 340 shares of common stock, (ii) 2,908 shares of common stock subject to options that are exercisable within 60 days, and (iii) 21 warrants to purchase shares of common stock.
(8) Represents (i) 412 shares of common stock, (ii) 2,908 shares of common stock subject to options that are exercisable within 60 days, and (iii) 21 warrants to purchase shares of common stock.
(9) Represents (i) 368 shares of common stock and (ii) 2,878 shares of common stock subject to options that are exercisable within 60 days.
(10) Represents (i) 215 shares of common stock and (ii) 2,908 shares of common stock subject to options that are exercisable within 60 days.
(11) Represents (i) 180 shares of common stock, (ii) 2,908 shares of common stock subject to options that are exercisable within 60 days, and (iii) 43 warrants to purchase shares of common stock.

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(12) Represents (i) 357 shares of common stock, (ii) 2,908 shares of common stock subject to options that are exercisable within 60 days, and (iii) 43 warrants to purchase shares of common stock.
(13) Represents (i) 6,142 shares of common stock, (ii) 5,449 shares of common stock subject to options that are exercisable within 60 days, and (iii) 10 warrants to purchase shares of common stock.
(14) Represents (i) 2,067,515 shares of common stock, (ii) 249,949 shares of common stock subject to options that are exercisable within 60 days, and (iii) 138 warrants to purchase shares of common stock.
Legal Matters of Decoy
Decoy is not currently a party to any legal proceedings that, in the opinion of Decoy’s management, are likely to have a material adverse effect on its business.

Description of Series A Preferred Stock

Preferred Stock

Salarius’ board of directors is authorized, subject to limitations prescribed by Delaware law, to issue Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Subject to the Certificate of Designation, our board of directors can also increase or decrease the number of shares of any series of Preferred Stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock. We have no current plan to issue any shares of Preferred Stock other than the shares of our Series A Preferred Stock to be issued to Decoy stockholders in connection with the Merger.

Series A Preferred Stock

Upon the filing of the Certificate of Designations, a form of which is attached as Exhibit 4.1 hereto and incorporated herein by reference, holders of Series A Preferred Stock will be entitled to receive dividends on shares of Series A Preferred Stock equal to, on an as-if-converted-to-common-stock basis, and in the same form as dividends actually paid on shares of our Common Stock. Except as provided in the Series A Certificate of Designation or as otherwise required by law, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock: (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock, or alter or amend the Series A Certificate of Designation, amend or repeal any provision of, or add any provision to, our Certificate of Incorporation or its Bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock, regardless of whether any of the foregoing actions will be by means of amendment to the Certificate of Incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (b) issue further shares of Series A Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series A Preferred Stock, (c) authorize, create or issue classes or series of equity securities other than Junior Securities; (d) authorize, create and/

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or issue any funded indebtedness (other than indebtedness already incurred); (e) sell or transfer, other than in the ordinary course of its business, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of the Corporation’s assets or (f) enter into any agreement with respect to any of the foregoing. The Series A Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company.

Following stockholder approval of the Series A Conversion Proposal, each share of Series A Preferred Stock will be automatically converted into 1,000 shares of Common Stock, subject to certain limitations, including that no holder, together with its affiliates, may convert shares of Series A Preferred Stock in excess of 4.99% of the then issued and outstanding Common Stock after giving effect to the issuance of shares in connection with the conversion (the “Beneficial Ownership Limitation”), subject to the each holder’s right, upon 61 days prior written notice to the Company, to increase the Beneficial Ownership Limitation to 9.99%.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The audited consolidated financial statements of Decoy for the years ended December 31, 2023 and 2022 are filed herewith as Exhibit 99.1, respectively, and are incorporated herein by reference.

The unaudited consolidated financial statements of Decoy for the nine months September 30, 2024 and September 30, 2023 are filed herewith as Exhibit 99.2, respectively, and are incorporated herein by reference.

The unaudited pro forma balance sheet as of September 30, 2024 and statement of operations of the Company and Decoy for the periods ended September 30, 2024 and December 31, 2023 and the notes thereto are filed herewith as Exhibit 99.3 hereto and are incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

2.1^
Agreement and Plan of Merger, dated as of January 10, 2025 by and among Salarius Pharmaceuticals, Inc., Decoy Therapeutics, Inc., Decoy Therapeutics MergerSub I, Inc. and Decoy Therapeutics MergerSub II, LLC

4.1	Form of Certificate of Designation of Series A Non-Voting Convertible Preferred Stock
10.1	Form of Salarius Support Agreement
10.2	Form of Decoy Support Agreement
10.3	Form of Lock-Up Agreement.
10.4	Warrant Cancellation Agreement, dated as of January 10, 2025, by and among Salarius Pharmaceuticals, Inc. and an Investor
23.1	Consent of Fruci & Associates II, PLLC
99.1	Audited Consolidated Financial Statements of Decoy Therapeutics Inc. for the years ended December 31, 2023 and 2022
99.2	Unaudited Consolidated Financial Statements of Decoy Therapeutics Inc. for the nine months September 30, 2024 and September 30, 2023
99.3	Unaudited Pro Forma Balance Sheet as of September 30, 2024 and Statement of Operations of Salarius Pharmaceuticals, Inc. and Decoy Therapeutics Inc. as of September 30, 2024 and December 31, 2023.
99.4	Press Release dated January 13, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

^
Certain identified information in the exhibit has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARIUS PHARMACEUTICALS, INC.

Date: January 13, 2025	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum Executive Vice President & Chief Financial Officer

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